AGREEMENT OF LEASE


                            between


                     THE CITY OF NEW YORK,



                           Landlord,


                              and



         NEW YORK CITY ECONOMIC DEVELOPMENT CORPORATION



                            Tenant.






                 Dated as of December 15, 1993


                            Premises

         Block 4183, p/o Lot 1, Block 4242, p/o Lot 1, Block 4243, p/o Lot 1, Block 4280, p/o Lot 1, Block 4281,
         p/o Lot 1, Block 4282, Lot 1, Block 4283, Lot 1, Block 4284, Lot 1, Block 4306, p/o Lot 1 and Lot 44, Block 4307, Lot 1 and p/o Lot 4, Block 4308, Lot 1 and Lot 36, Block 4310, Lot 32, Block 4336, Lot 35 and p/o Lot 50, Block 4337, Lot 62 and p/o Lot 76, and Block 4339, Lot 46, plus demapped portions of 25th Avenue, 28th Avenue, 138th Street and 139th Street on the Tax Map for the Borough of Queens, in the County of Queens, City and State of New York, and assigned new tentative tax block and lot numbers Block 4282, Lot 100 for future identification.

                       TABLE OF CONTENTS
                                                         Page

ARTICLE 1      DEFINITIONS.................................   3


ARTICLE 2      DEMISE OF PREMISES AND TERM OF LEASE........  31
    Section 2.01.    Demise of Premises; Term                31
    Section 2.02.    Pre-Possessory Date Access
                       and Use                               31


ARTICLE 3      RENTAL......................................  34
    Section 3.01.    Method and Place of Payment             34
    Section 3.02.    Base Rent                               34
    Section 3.03.    [Intentionally Omitted]                 36
    Section 3.04.    [Intentionally Omitted]                 36
    Section 3.05.    Payments in Lieu of Taxes               36
    Section 3.06.    Offset for Funding Default              47
    Section 3.07.    [Intentionally Omitted]                 47
    Section 3.08.    Exemption From Certain Taxes            47
    Section 3.09.    Impositions and College Point
                       Improvement Fund Payments             55
    Section 3.10.    Single Tax Lot                          60
    Section 3.11.    Tax Benefits Applications               60


ARTICLE 4      OFFSETS AGAINST RENTAL......................  62
    Section 4.01.    Offsets Against Rental                  62
    Section 4.02.    Notice of Offset                        63
    Section 4.03.    Inability to Take Full Amount
                       of Offset                             64


ARTICLE 5      PROHIBITION AGAINST LANDLORD TRANSFERS
               AND ENCUMBRANCES............................  65
    Section 5.01.    Prohibited Encumbrances                 65
    Section 5.02.    Prohibited Transfers                    65


ARTICLE 6      LATE CHARGES................................  67


ARTICLE 7      INSURANCE...................................  68
    Section 7.01.    Insurance Requirements                  68
    Section 7.02.    Treatment of Proceeds                   69
    Section 7.03.    General Requirements Applicable
                       to Policies                           70
    Section 7.04.    Increases in Coverage                   73
    Section 7.05.    No Representation as to Adequacy
                       of Coverage                           73
    Section 7.06.    Blanket and/or Umbrella Policies        73
    Section 7.07.    Liability Insurance Requirements        74

    Section 7.08.    Property and Other Insurance
                       Requirements                          75
    Section 7.09.    Construction Insurance Requirements     76
    Section 7.10.    Deductibles                             77
    Section 7.11.    No Separate Contractor Coverage
                       Required                              77


ARTICLE 8      DAMAGE, DESTRUCTION AND RESTORATION.........  79
    Section 8.01.    Notice to Landlord                      79
    Section 8.02.    Tenant's Option Upon a Substantial
                       Casualty Loss                         79
    Section 8.03.    Lease Termination or Purchase           80
    Section 8.04.    Casualty Restoration Construction
                       Work                                  80
    Section 8.05.    Restoration Funds                       81
    Section 8.06.    Effect of Casualty on This Lease        82


ARTICLE 9      CONDEMNATION................................  83
    Section 9.01.    Substantial Condemnation                83
    Section 9.02.    Less Than A Substantial
                       Condemnation                          85
    Section 9.03.    [Intentionally Omitted]                 86
    Section 9.04.    Temporary Taking                        86
    Section 9.05.    Governmental Action Not Resulting
                       in a Condemnation                     88
    Section 9.06.    Collection of Awards                    89
    Section 9.07.    Tenant's Approval of Settlements        89
    Section 9.08.    Negotiated Sale                         89
    Section 9.09.    Reduction of Base Rent and
                       Land PILOT                            89
    Section 9.10.    Reduction of Purchase Price             90


ARTICLE 10     TRANSFER AND SUBLETTING.....................  91
    Section 10.01.   Tenant's Right to Assign, Sublet,
                       Transfer, Etc.                        91
    Section 10.02.   Subtenant Violation                    101
    Section 10.03.   Tenant's Right to Sublease             101


ARTICLE 11     MORTGAGES................................... 102
    Section 11.01.   Effect of Mortgages                    102
    Section 11.02.   Mortgagee's Rights Not Greater
                       than Tenant's                        102
    Section 11.03.   Notice and Right to Cure Tenant's
                       Defaults                             103
    Section 11.04.   Execution of New Lease                 106

    Section 11.05.   Recognition by Landlord of Recognized
                       Mortgagee Most Senior in Lien        109
    Section 11.06.   Appearance at Condemnation
                       Proceedings                          110
    Section 11.07.   Rights Limited to Recognized
                       Mortgagees                           110
    Section 11.08.   Consent to Assignment of Tenant
                       Rights                               110
    Section 11.09.   Prohibition Against Surrender          112
    Section 11.10.   No Merger                              112
    Section 11.11.   No Subordination to Fee Mortgage       112
    Section 11.12.   No Modifications                       112
    Section 11.13.   Estoppel Certificate                   113
    Section 11.14.   Modification of Lease                  113
    Section 11.15.   Chattel Mortgages                      114
    Section 11.16.   Additional Notices to Mortgagees       115
    Section 11.17.   Provisions of Lease Continue in
                       Effect After Foreclosure             115


ARTICLE 12     CAR POUND................................... 116
    Section 12.01.   Removal of Car Pound                   116
    Section 12.02.   Damages for Tenant's Failure to
                       Construct after Notice               117
    Section 12.03.   Damages for Landlord's Failure
                       to Remove Car Pound                  119
    Section 12.04.   Tenant's Self-Help Remedy              123
    Section 12.05.   Tenant's Right to Terminate
                       the Lease                            125
    Section 12.06.   Interim Car Pound                      126
    Section 12.07.   Interim Car Pound License              127


ARTICLE 13     CONSTRUCTION WORK........................... 128
    Section 13.01.   Construction of the Project            128
    Section 13.02.   Subsequent Construction Work           139
    Section 13.03.   [Intentionally Omitted]                139
    Section 13.04.   Supervision of Architect               140
    Section 13.05.   Conditions Precedent to Tenant's
                       Commencement of All Construction
                       Work                                 140
    Section 13.06.   Completion of Construction Work        141
    Section 13.07.   Title to the Improvements
                       and Materials                        142
    Section 13.08.   [Intentionally Omitted]                143
    Section 13.09.   Construction Agreements                143
    Section 13.10.   Consent for Demolition                 145


ARTICLE 14     REPAIRS, MAINTENANCE, ETC................... 146
    Section 14.01.   Maintenance of the Premises, Etc.      146
    Section 14.02.   [Intentionally Omitted]                146
    Section 14.03.   Free of Dirt, Snow, Etc.               146
    Section 14.04.   No Obligation of Landlord
                       To Repair or to
                       Supply Utilities                     146

ARTICLE 15     CAPITAL IMPROVEMENTS........................ 148
    Section 15.01.   Capital Improvements                   148


ARTICLE 16     REQUIREMENTS OF GOVERNMENTAL AUTHORITIES.... 149
    Section 16.01.   Requirements                           149


ARTICLE 17     DISCHARGE OF LIENS; BONDS................... 151
    Section 17.01.   Creation of Liens                      151
    Section 17.02.   Discharge of Liens                     151


ARTICLE 18     REPRESENTATIONS............................. 153
    Section 18.01.   Landlord's Representations
                       and Warranties                       153
    Section 18.02.   Tenant's Acknowledgment of No
                       Other Representations                155
    Section 18.03.   No Payments                            156


ARTICLE 19     LANDLORD NOT LIABLE FOR INJURY OR
               DAMAGE, ETC................................. 157
    Section 19.01.   Landlord not Liable for Injury
                       or Damage, Etc.                      157
    Section 19.02.   Waiver of Claims                       158


ARTICLE 20     INDEMNIFICATION OF LANDLORD AND OTHERS...... 159
    Section 20.01.   Tenant's Obligation to Indemnify       159
    Section 20.01A.  Landlord's Obligation to Indemnify     160
    Section 20.02.   Contractual Liability                  161
    Section 20.03.   Defense of Claim, Etc.                 161
    Section 20.04.   Notice                                 163
    Section 20.05.   Survival Clause                        163


ARTICLE 21     PURCHASE OPTION ............................ 164
    Section 21.01.   Purchase Option                        164
    Section 21.02.   Default under Purchase Agreement;
                       Extension of Term                    167
    Section 21.03.   Condemnation                           171
    Section 21.04.   Right to Terminate                     171

ARTICLE 22     LANDLORD'S RIGHT TO PERFORM TENANT'S
               COVENANTS................................... 172
    Section 22.01.   Landlord's Right to Perform            172
    Section 22.02.   Reimbursement of Amounts Paid          172
    Section 22.03.   Waiver, Release and Assumption of
                       Obligations                          172


ARTICLE 23     USE OF THE PREMISES......................... 174
    Section 23.01.   Permitted Uses                         174
    Section 23.02.   Prohibited Uses                        174


ARTICLE 24     EVENTS OF DEFAULT, CONDITIONAL
               LIMITATIONS, REMEDIES, ETC.................. 175
    Section 24.01.   Definition                             175
    Section 24.02.   Enforcement of Performance             177
    Section 24.03.   Expiration and
                       Termination of Lease                 177
    Section 24.04.   Arbitration of Certain Defaults        180
    Section 24.05.   Receipt of Moneys after Notice
                       or Termination                       181
    Section 24.06.   Exercise of Purchase Option            181
    Section 24.07.   Strict Performance                     182
    Section 24.08.   Right to Enjoin Defaults               182
    Section 24.09.   Survival of Article                    183


ARTICLE 25     NOTICES..................................... 184
    Section 25.01.   All Notices, Communications,
                       Etc. in Writing                      184
    Section 25.02.   Service                                185


ARTICLE 26     NO SUBORDINATION............................ 186

ARTICLE 27     SANITARY SEWER.............................. 187
    Section 27.01.   Requirement of Sanitary Sewer          187
    Section 27.02.   Obligation to Construct Sanitary
                       Sewer                                188
    Section 27.03.   Damages for Landlord's Failure
                       to Construct Sanitary Sewer          190
    Section 27.04.   Damages for Delaying Tenant's
                       Construction of the Sanitary
                       Sewer                                191
    Section 27.05.   Sewer Self-Help Remedy                 192


ARTICLE 28     ABANDONMENT OF THE PROJECT.................. 194
    Section 28.01.   Effect of Abandonment of the Project   194
    Section 28.02.   Loss of Certain Benefits               194
    Section 28.03.   Reimbursement of Funding               195
    Section 28.04.   Right to Terminate                     196


ARTICLE 29     CERTIFICATES BY LANDLORD AND TENANT......... 198
    Section 29.01.   Certificate of Tenant                  198
    Section 29.02.   Certificate of Landlord                198


ARTICLE 30     CONSENTS AND APPROVALS...................... 200
    Section 30.01.   Effect of Granting or Failure to
                       Grant Approvals or Consents          200
    Section 30.02.   Remedy for Refusal to Grant
                       Consent or Approval                  200
    Section 30.03.   No Unreasonable Delay                  201
    Section 30.04.   No Fees Etc.                           201


ARTICLE 31     SURRENDER AT END OF TERM.................... 202
    Section 31.01.   Surrender of Premises                  202
    Section 31.02.   Delivery of Subleases, Etc.            202
    Section 31.03.   Personal Property                      203
    Section 31.04.   Survival Clause                        204


ARTICLE 32     ENTIRE AGREEMENT............................ 205


ARTICLE 33     QUIET ENJOYMENT............................. 206

ARTICLE 34     ARBITRATION................................. 207
    Section 34.01.   Disputes to be Submitted to
                       Arbitration                          207
    Section 34.02.   Procedure for Arbitration              207
    Section 34.03.   Selection of Arbiter                   208
    Section 34.04.   Recognized Mortgagees                  210
    Section 34.05.   Arbiter's Decision                     210
    Section 34.06.   Lists of Arbiters                      210


ARTICLE 35     ADMINISTRATIVE AND JUDICIAL
               PROCEEDINGS, CONTESTS, ETC.................. 215
    Section 35.01.   Tax Contest Proceedings                215
    Section 35.02.   Imposition Contest Proceedings         216
    Section 35.03.   Requirement Contest                    217
    Section 35.04.   Landlord's Participation
                       in Contest Proceedings               218


ARTICLE 36     SALES AND COMPENSATING USE TAXES............ 219
    Section 36.01.   Exemption                              219
    Section 36.02.   Public Purpose Payments                219


ARTICLE 37     REPORTS, SUBMISSIONS AND RECORDS............ 221
    Section 37.01.   Financial Reports                      221
    Section 37.02.   Submission of Certificates
                       of Occupancy                         221


ARTICLE 38     RECORDING OF LEASE.......................... 222


ARTICLE 39     TENANT'S PROPERTY........................... 223


ARTICLE 40     NONDISCRIMINATION; AFFIRMATIVE ACTION....... 224
    Section 40.01.   Executive Order No. 50                 224
    Section 40.02.   Limitations                            225
    Section 40.03.   E.O. 50 Remedies                       226
    Section 40.04.   Nondiscrimination; Affirmative
                       Action                               227
    Section 40.05.   Nondiscrimination Remedies             228


ARTICLE 40A    INVESTIGATIONS, ETC......................... 230
    Section 40A.01.  Cooperation in Investigations          230
    Section 40A.02.  Hearing                                231
    Section 40A.03.  Adjournments of Hearing, Etc.          232
    Section 40A.04.  Penalties                              232
    Section 40A.05.  Criteria for Determination             234

    Section 40A.06.  Payment of Penalties                   235
    Section 40A.07.  Definitions                            235
    Section 40A.08.  Exclusive Remedy                       236
    Section 40A.09.  Right to Dispute Determinations
                       of Deputy Mayor                      237


ARTICLE 41     EMPLOYMENT REPORTING AND
               REQUIREMENTS................................ 238
    Section 41.01.   Employment Reporting
                       and Requirements                     238


ARTICLE 42     APPOINTMENT OF LEASE ADMINISTRATOR.......... 240
    Section 42.01.   Appointment of Lease Administrator     240
    Section 42.02.   Revocation of Appointment              240
    Section 42.03.   Binding Nature of Lease
                       Administrator's Actions              240
    Section 42.04.   Obligation of Landlord to Perform
                       Certain Acts                         241


ARTICLE 43     MISCELLANEOUS............................... 243
    Section 43.01.   Captions                               243
    Section 43.02.   Table of Contents                      243
    Section 43.03.   Reference to Landlord and Tenant       243
    Section 43.04.   Person Acting on Behalf of a Party
                       Hereunder                            243
    Section 43.05.   Comptroller's Statutory
                       Right of Audit                       244
    Section 43.06.   Limitation on Liability                244
    Section 43.07.   Remedies Cumulative                    248
    Section 43.08.   Merger                                 248
    Section 43.09.   Performance at Party's Sole
                       Cost and Expense                     249
    Section 43.10.   Relationship of Landlord and Tenant    249
    Section 43.11.   Waiver, Modification, Etc.             249
    Section 43.12.   [Intentionally Omitted]                249
    Section 43.13.   Governing Law                          249
    Section 43.14.   Successors and Assigns                 250
    Section 43.15.   Publicity                              250
    Section 43.16.   [Intentionally Omitted]                250
    Section 43.17.   [Intentionally Omitted]                250
    Section 43.18.   Termination by Tenant                  251
    Section 43.19.   Hazardous Substances, Etc.             251


ARTICLE 44     STORM DRAINAGE SYSTEM....................... 254


ARTICLE 45     BROKERS..................................... 255


ARTICLE 46     WHITESTONE ROAD............................. 256

                            EXHIBITS

                                                      PAGE


Exhibit A - Mayoral Authorization                       2
Exhibit B - Land                                       17
Exhibit C - Maximum Improvement PILOT                  18
Exhibit D - Maximum Land PILOT                         19
Exhibit E - Sanitary Sewer Easement                    31
Exhibit F - [Intentionally Omitted]
Exhibit G - Title Matters                              31
Exhibit H - Form of Assumption Agreement               92
Exhibit I - Plan of Parcels A, B and C                 31
Exhibit J - South Brooklyn Marine Terminal Site       124
Exhibit K - Agreement of Sale and Purchase            165
Exhibit L - [Intentionally Omitted]
Exhibit M-1 Reimbursement Schedule                    195
Exhibit M-2 Amortized Reimbursement Schedule          195
Exhibit N - Employment Questionnaire                  238
Exhibit O - Site Connection Proposal Form             254
Exhibit P - E.O. 50 Construction Contract Rider       224

                       AGREEMENT OF LEASE

         AGREEMENT OF LEASE, made as of the 15th day of December, 1993, between THE CITY OF NEW YORK, a municipal corporation of the State of New York, having an address at City
Hall, New York, New York 10007, as landlord, and NEW YORK CITY
ECONOMIC DEVELOPMENT CORPORATION, a local development corporation formed under Section 1411 of the New York
Not-for-Profit Corporation Law, having an address at 110
William Street, New York, NY 10038, as tenant.

                      W I T N E S S E T H:

                           RECITALS
         WHEREAS:
         (1) The City of New York is the owner of the Land (as hereinafter defined) and any buildings and other improvements situated thereon or therein.
         (2) The parties desire to provide a public benefit by providing for the construction and operation on the Land of a new facility for the printing, production and distribution of newspapers to be constructed and operated by The New York Times Newspaper Division of The New York Times Company or an Affiliate (as hereinafter defined) of The New York Times Newspaper Division of The New York Times Company.

         (3) The Mayor of the City of New York has authorized the City of New York to enter into this Lease pursuant to Mayoral Authorization Cal. No. 9, dated January 13, 1993, a copy of which is annexed hereto as Exhibit A.
         (4) It is anticipated that the number of permanent jobs to be retained and/or created in connection with the Project (as hereinafter defined) is approximately 410 - 710, depending upon the size of the Project to be constructed by Tenant (as hereinafter defined), based upon manning levels currently in effect under conditions resulting from current technology and collective bargaining agreements currently in effect; provided, however, that The New York Times Newspaper Division of The New York Times Company makes no representations as to the number of jobs to be retained and/or created under conditions resulting from future technological advances or modifications to existing collective bargaining agreements or new collective bargaining agreements that may become effective during the Term (as hereinafter defined).

                      TERMS OF AGREEMENT

         NOW, THEREFORE, it is hereby mutually covenanted and agreed by and between the parties hereto that this Lease is made upon and subject to the terms, covenants and conditions hereinafter set forth.

                           ARTICLE 1
                          DEFINITIONS
         For all purposes of this Lease, the terms defined in this Article shall have the following meanings:
         "Abandonment of the Project" means any of the following occurrences:
              (a)  Tenant shall have delivered to Landlord
         written notice of its election to abandon the Project as of the date specified in such notice, in which event Abandonment of the Project shall be effective on such date.
              (b) at any time during the period between the Lease Execution Date and the Operational Date, Tenant shall have permanently relocated substantially all of the jobs and/or functions directly related to the printing, bundling, collating, production and distribution of The New York Times newspaper located, on the Lease Execution Date, at the 43rd Street Facility to another facility outside of the City of New York, in which event Abandonment of the Project shall be effective on the effective date of such permanent relocation of jobs and/or functions;
              (c)  at any time after the Construction
         Commencement Date Tenant shall have failed to make reasonable and diligent efforts to construct a facility constituting at least the Minimum Printing Facility to completion, and as a result of such failure Tenant shall not Substantially Complete construction of a facility constituting at least the Minimum Printing Facility by the Scheduled Completion Date (subject to Unavoidable Delays), and such failure to Substantially Complete construction of a facility constituting at least the Minimum Printing Facility shall continue for thirty (30) days after written notice from Landlord, in which event Abandonment will be effective on the day after the expiration of such 30-day period (provided that prior to the expiration of such 30-day period, Tenant has not commenced to cure such failure);
              (d) on or before the Outside Operation Date, Tenant shall have failed to equip the Minimum Printing Facility with printing presses and such other equipment as is necessary to enable the Minimum Printing Facility to be operational for the printing, collating, bundling and distribution of newspapers and magazines or other periodicals or printed materials and to commence the operation of the Minimum Printing Facility, in which event Abandonment shall be effective on the Outside Operation Date; or

              (e)  at any time after the Operational Date,
         Tenant shall have ceased operation of the Minimum Printing Facility and failed to resume the operation of the Minimum Printing Facility as a major printing facility serving the New York City Metropolitan Area within a five (5) year period and such failure shall have continued for thirty (30) days after written notice from Landlord, in which event Abandonment will be effective on the day after expiration of such 30-day period (provided that prior to the expiration of such 30-day period, Tenant has not commenced to cure such failure).
Notwithstanding anything to the contrary contained herein, Abandonment of the Project shall in no event be deemed to have occurred if The New York Times Company or any successor thereto shall have assigned its interest in this Lease in accordance with the provisions hereof and the assignee of such interest in this Lease shall either perform or continue to perform the obligations of the Tenant set forth herein with respect to the construction, equipping and operation of the Minimum Printing Facility. Nothing contained herein shall be construed as granting to any such assignee any extension of the time periods set forth herein for the performance of such obligations.
         "Accounting Principles" at any time means the then current generally accepted accounting principles consistently applied which relate to the accrual method of accounting, but subject to the exceptions, if any, expressly set forth in this Lease.
         "Acquisition Date" has the meaning provided in Section
21.02.
         "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. For purposes hereof, the term "control" means the possession by a Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of another Person through the ownership of voting rights or interests, by contract, or otherwise. Ownership of or by a Person includes beneficial ownership effected by ownership or control of intermediate entities. Unless the context otherwise requires, any reference to an "Affiliate" in this Lease shall be deemed to refer to an Affiliate of Tenant.
         "Amortized EDC Reimbursement Amount" has the meaning provided in Section 28.03(b).
         "Amortized Reimbursement Schedule" has the meaning provided in Section 28.03(b).
         "Arbiter" has the meaning provided in Section 34.02(a). "Architect" means any registered architect, architectural firm, professional engineer or engineering firm, or a combined practice or association, licensed in the State of New York selected by Tenant, or any licensed architect or engineer on the staff of a general contractor selected by Tenant responsible for the performance of all or any portion of the general construction work relative to any Construction Work who is authorized to sign construction documents, in his or her professional capacity, on behalf of such general contractor.
         "Base Rent" has the meaning provided in Section 3.02. "Basic Penalty Offset" has the meaning provided in
Section 12.03(b).
         "Basic Purchase Price" has the meaning provided in
Section 21.01(a).
         "Buildings Department" means the New York City Department of Buildings and its successors.
         "Business Day" mean any day other than a Saturday, Sunday, legal holiday, or a day on which banking institutions in New York City are authorized by law or executive order to close.
         "Capital Improvement" has the meaning provided in
Section 15.01(c).
         "Car Pound" means the Police Department Vehicle Pound operated on the Land by the New York City Police Department as the same may exist on the Lease Execution Date.
         "Car Pound Completion Date" has the meaning provided in Section 12.03(b).

         "Car Pound Offset Amounts" has the meaning provided in
Section 12.03.
         "Car Pound Removal Date" has the meaning provided in
Section 12.01(a).
         "Car Pound Removal Notice" has the meaning provided in
Section 12.01.
         "Casualty Restoration"  has the meaning provided in
Section 8.02(a).
         "Certificate of Occupancy" means a certificate of occupancy, either temporary or permanent, issued by the Buildings Department.
         "Certified Public Accountant" means an independent certified public accountant or accounting firm selected by Tenant.
         "City" means The City of New York, a municipal corporation of the State of New York.
         "Collateral Assignment" has the meaning provided in
Section 10.01(b).
         "College Point Improvement Fund" has the meaning provided in Section 3.09(b)(ii).
         "College Point Improvement Fund Payments" has the meaning provided in Section 3.09(b)(iii).
         "Commence Construction of the Project" or "Commencement of Construction of the Project" has the meaning provided in Section 13.01(b)(i).

         "Comptroller" has the meaning provided in Section
37.03(b).
         "Condemnation" has the meaning provided in Section
9.01(c)(i)
         "Condemnation Restoration" has the meaning provided in
Section 9.02(b).
         "Construction Agreement(s)" has the meaning provided in Section 13.09(b).
         "Construction Commencement Date" has the meaning provided in Section 13.01(b)(ii).
         "Construction of the Project" has the meaning provided in Section 13.01(b)(iii).
         "Construction Work" means any construction work performed under this Lease including, without limitation, Construction of the Project, a repair, a Restoration, a Capital Improvement, or work performed in connection with the use, maintenance or operation of the Premises, or any demolition work.
         "Date of Condemnation" has the meaning provided in
Section 9.01(c)(ii).
         "Default" means any condition or event, or failure of any condition or event to occur, which constitutes, or would after notice and/or the lapse of time constitute, an Event of Default.
         "Default Damages Period" has the meaning provided in
Section 21.02(b).

         "DEP Sewers" has the meaning provided in Section 43.17. "Dispute Notice" has the meaning provided in Section
34.02(a).
         "Division" means The New York Times Newspaper Division of The New York Times Company.
         "EDC" means New York City Economic Development Corporation and its successors.
         "EDC Reimbursement Amount" has the meaning provided in
Section 28.03(a).
         "Engineer of Record" means the professional engineer, if any, designated to act as engineer of record by (a) Tenant,
(b) any general contractor selected by Tenant responsible for the performance of general construction work relative to the construction of the Project, or (c) any construction manager selected by Tenant responsible for the performance of construction management services relative to the the construction of the Project.
         "Equipment" means all fixtures and personal property incorporated in or attached to and used or usable in the operation of or in connection with the Premises and shall include, but shall not be limited to, all apparatus, devices, motors, engines, dynamos, compressors, pumps, boilers and burners, heating, lighting, plumbing, ventilating, air cooling and air conditioning equipment; chutes, ducts, pipes, tanks, fittings, conduits and wiring; incinerating equipment;

elevators, escalators and hoists; partitions, doors, cabinets, hardware; floor, wall and ceiling coverings; washroom, toilet and lavatory equipment; lobby decorations; windows, window washing hoists and equipment; communications equipment; and all additions thereto or replacements thereof, excluding, however, Tenant's Property and any personal property which is owned by Subtenants or contractors engaged in maintaining same, or by utility companies serving the Premises.
         "Event of Default" has the meaning provided in Section
24.01.
         "Exempt Taxes" has the meaning provided in Section
3.08.
         "Expansion Construction Commencement Date" has the meaning provided in Section 3.05(b)(ii).
         "Expansion Improvement" has the meaning provided in
Section 3.05(b)(ii)(B)(2).
         "Expiration Date" means, subject to postponement pursuant to the provisions of Section 21.02 hereof, the earliest to occur of (i) the twenty-fifth (25th) anniversary of the Construction Commencement Date, (ii) the thirty-fifth
(35th) anniversary of the Lease Execution Date, or (iii) the date, if any, upon which this Lease is terminated pursuant to any provision of this Lease.
         "Failure to Exercise Notice" has the meaning provided in Section 21.01(c).

         "15th Year Normal Improvements PILOT" has the meaning provided in Section 3.05(b)(ii)(C).
         "Finance Department" means the New York City
Department of Finance and its successors.
         "First Year Abatement Period" has the meaning provided in Section 21.02(b).
         "Fiscal Year" has the meaning provided in Section
3.05(d)(iv).
         "Fixed Improvements Value" has the meaning provided in
Section 3.02(b)(ii)(A).
         "Fixed Land PILOT" has the meaning provided in Section 3.05(b)(i)(B)(1)(y)(I).
         "Floor Area" has the meaning provided for such term in the City's Zoning Resolution effective on the Lease Execution Date.
         "4th Anniversary Date" has the meaning provided in
Section 3.02(a).
         "43rd Street Facility" meants Tenant's 43rd Street facility as it exists on the Lease Execution Date.
         "Full Assessment Date" has the meaning provided in
Section 3.05(b)(ii)(A).
         "Fund" means the College Point Improvement Fund. "Funding" has the meaning provided in Funding
Agreement #1, Funding Agreement #2, Funding Agreement #3 or Funding Agreement #4, as applicable.

         "Funding Agreement #1", "Funding Agreement #2", "Funding Agreement #3" and "Funding Agreement #4" mean, respectively, the four funding agreements so denominated between EDC and The New York Times Company, dated as of the Lease Execution Date, as the same may be amended from time to time.
         "Governmental Authority or Authorities" means the United States of America, the State of New York, New York City and any agency, department, commission, board, bureau, instrumentality or political subdivision of any of the foregoing, now existing or hereafter created, having legal jurisdiction over the Premises or any portion thereof or any street, road, avenue or sidewalk comprising a part of, adjoining, or in front of, the Premises, or any vault in or under the Premises.
         "Gross Building Area" means, at any time, the gross building area of the Improvements completed as of such time as determined by the Finance Department or, if Tenant does not agree with such determination, Tenant shall give notice to Lease Administrator of such disagreement, and in such event, the Gross Building Area shall be determined by arbitration in accordance with Article 34. Lease Administrator shall promptly notify Tenant of the Finance Department's determination of Gross Building Area and Lease Administrator shall have the right to include in such notice a provision indicating that such determination of Gross Building Area shall be binding upon

Landlord and Tenant for purposes of this Lease unless Tenant notifies Lease Administrator of its disagreement with such determination within ninety (90) days after Tenant's receipt of such notice from Lease Administrator. In the event that any such determination of Gross Building Area becomes binding upon Landlord and Tenant for purposes of this Lease, such determination shall remain binding unless and until there is a recalculation of Gross Building Area by the Finance Department as the result of an expansion of or addition to the Improvements. The binding nature of any such determination of Gross Building Area shall be for purposes only of performing calculations under Section 3.05(b)(ii) hereof, and shall not prejudice, limit or affect in any manner Tenant's rights under
Section 35.01(a) hereof or be admissible in any action or proceeding referred to in said Section 35.01(a).
         "Hazardous Substances" has the meaning provided in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 USCA SEC.9601 et. seq.
         "Hazardous Substances Extension Period" has the meaning provided in Section 43.19(d).
         "Imposition" or "Impositions" has the meaning provided in Section 3.09(b)(i).
         "Improvements" means any building (including footings and foundations), Equipment, and other improvements and appurtenances of every kind and description hereafter erected, constructed, or placed upon the Land including, without limitation, the Initial Improvements, any Expansion Improvements, any Capital Improvements and any and all alterations and additions thereto and replacements and substitutions therefor, excluding, however, Tenant's Property and any personal property which is owned by Subtenants or contractors engaged in maintaining same, or by utility companies serving the Premises.
         "Improvements PILOT" has the meaning provided in
Section 3.05(b)(ii).
         "Improvements Taxes" has the meaning provided in
Section 3.05(d)(iii).
         "Initial Improvements" means any building or buildings (including footings and foundations), at least 360,000 square feet in Gross Building Area (or such lesser amount of square feet as may qualify for reimbursement under Funding Agreement #1), first placed on the Land in accordance with the Plans and Specifications.
         "Initial Improvements PILOT Period" has the meaning provided in Section 3.05(b)(ii).
         "Initial Land PILOT Period" has the meaning provided in Section 3.05(b)(i)(A).
         "Initial Land PILOT Period Termination Date" has the meaning provided in Section 3.05(b)(i)(A).
         "Initial Three Month Period" has the meaning provided in Section 12.03(a).

         "Institutional Lender" means (a) a state or federally chartered savings bank, savings and loan association, commercial bank, trust company (whether acting individually or in a fiduciary capacity), financial institution, other entity involved in the business of making loans or providing financing, trust fund whose trustee is a bank or trust company, or any similar institution, or any of the foregoing organized under the laws of any foreign jurisdiction; an insurance company organized and existing under the laws of the United States or any state thereof or the laws of any foreign jurisdiction; a religious, educational or eleemosynary institution or any organization described in Section 501(c)(3) of the Internal Revenue Code; a federal, state or municipal employee's welfare, benefit, pension or retirement fund; a brokerage, investment advisor or investment banking organization (acting as principal or agent); any governmental agency or entity insured by a governmental agency; any trust, partnership, or other entity organized by any of the foregoing for the purpose of acquiring receivables, or other assets from or providing financing to Tenant as part of a securitized financing; or any combination of Institutional Lenders; provided, that each of the above entities shall qualify as an Institutional Lender only if it shall (A) be subject (or agree to be subject) to the jurisdiction of the courts of the State of New York in any action with respect to its rights hereunder as a Recognized Mortgagee, and (B) have net assets of not less than $50,000,000; provided, however, that with respect to any institution acting in a trust capacity or as agent or which has organized an entity for purposes of financing a Mortgage, such net asset requirement shall apply to such institution rather than to the entity for which such institution is acting in trust for, as agent for, or has organized for the purpose of a financing transaction, and
         (b) any Affiliate of an Institutional Lender described in clause (a).
         "Land" means the land described in Exhibit B hereto. "Land PILOT" has the meaning provided in Section
3.05(b)(i)
         "Land Taxes" has the meaning provided in Section
3.05(d)(ii).
         "Landlord" means the City acting in its capacity as such (rather than in its municipal capacity), provided, however, that if the City or any successor to its interest hereunder transfers or assigns its interest in the Land or its interest under this Lease (which assignee must be a municipal entity), then from and after the date of such assignment or transfer, the term "Landlord" shall mean the assignee or transferee.
         "Landlord Indemnitees" has the meaning provided in
Section 20.01.

         "Landlord's Liability Amount" has the meaning provided in Section 43.06(a).
         "Landlord's Sewer Commencement Date" has the meaning provided in Section 27.02.
         "Landlord's Unavoidable Delays" has the meaning provided in Section 12.01.
         "Late Charge Rate" means one percent (1%) over the Prime Rate.
         "Lease" means this Agreement of Lease and all exhibits hereto and all amendments, modifications and supplements thereof.
         "Lease Administrator" means EDC, or an affiliate entity controlled by EDC, acting in its capacity as administrator of this Lease pursuant to the terms of Article 42 hereof.
         "Lease Execution Date" means the date on which this Lease has been fully executed by both parties hereto and unconditionally delivered by each such party to the other.
         "Lease Year" means each full calendar year falling within the Term and the partial calendar year, if any, that begins on the Possessory Date.
         "Major Sublease" has the meaning provided in Section
10.01(b)(i)(B).
         "Maximum Improvements PILOT" means, for any period, the amount of Improvements PILOT for such period shown in Exhibit C, after deducting the applicable abatement amounts shown on said Exhibit C.

         "Maximum Land PILOT" means, for any period, the amount of Land PILOT for such period shown in Exhibit D, after deducting the applicable abatement amounts shown on said Exhibit D.
         "Minimum Printing Facility" means a facility for the printing, production and distribution of newspapers, magazines and/or other periodicals of not less than approximately 360,000 square feet of floor area, which facility and its foundation shall be adequate to accommodate the installation and operation therein of four printing presses and other equipment related primarily to printing, collating, bundling and distribution functions necessary in connection with the production of newspapers and magazines or other periodicals or printed materials.
         "Mortgage" has the meaning provided in Section
11.01(b).
         "Mortgagee" means the holder of a Mortgage.
         "Normal Expansion Improvements PILOT" has the meaning provided in Section 3.05(b)(ii)(B).
         "Normal Improvements PILOT" has the meaning provided in Section 3.05(b)(ii)(B).
         "Notice Period" has the meaning provided in Section
34.02(b).
         "Offset Amounts" has the meaning provided in Section
4.01.

         "Offset Dispute Notice" has the meaning provided in
Section 4.02.
         "Offset Notice" has the meaning provided in Section
4.02.
         "Offset Liability Portion" has the meaning provided in
Section 43.06(a).
         "Operational Date" means the date on which Tenant commences the operation of the Minimum Printing Facility.
         "Outside Commencement Date" has the meaning provided in Section 13.01(b)(iv).
         "Outside Operation Date" means the date which is five (5) years after Substantial Completion of construction of the Minimum Printing Facility.
         "Parcel A," "Parcel B," and "Parcel C" have the meanings provided in Section 2.02.
         "Permitted Encumbrances" has the meaning provided in
Section 5.1 of the Purchase Agreement.
         "Permitted Testing" has the meaning provided in
Section 2.02.
         "Person" means an individual, corporation, partnership, joint venture, estate, trust, unincorporated association; any federal, state, county or municipal government or any bureau, department or agency thereof; and any fiduciary acting in such capacity on behalf of any of the foregoing.
         "PILOT" has the meaning provided in Section 3.05(a). "PILOT Refund Amount" has the meaning provided in
Section 35.02.

         "Plans and Specifications" has the meaning provided in
Section 13.01(b)(v).
         "Plans and Specifications Offset Amount" has the meaning provided in Section 13.01(h).
         "Possessory Date" means, subject to the applicable provisions of Article 12 hereof, the date on which possession of the Premises is delivered to Tenant free of the Car Pound and all vehicles and structures and other improvements, free of any claims to possession by any party and free of Hazardous Substances to the extent required by Section 43.19(a) hereof, and substantially free of any debris, but subject nevertheless to any obligations that may be imposed upon Landlord pursuant to the provisions of Section 43.19(c) hereof.
         "Power Agreement" means that certain New York City Public Utility Service Power Service Agreement made as of May 3, 1993 between The City of New York, acting by and through its Public Utility Service, and the Division.
         "Preliminary Site Work" has the meaning provided in
Section 13.01(b)(i).
         "Premises" means the Land and the Improvements.
         "Prime Rate" means the base or prime rate of interest charged from time to time by Chemical Bank, as published in The New York Times newspaper or by The Wall Street Journal if such rate is not then being published by The New York Times newspaper.

         "Printing Facility" means a facility for the printing, production and distribution of newspapers and magazines or other periodicals or printed materials.
         "Prohibited Encumbrances" has the meaning provided in
Section 5.01.
         "Prohibited Person" has the meaning provided in
Section 10.01(c).
         "Project" means a Printing Facility of not less than approximately 360,000 square feet and, in the sole discretion of Tenant, such other buildings and Improvements as Tenant may deem necessary in connection with such Printing Facility including, without limitation, the expansion of the Printing Facility to a size greater that 360,000 square feet.
         "Property" has the meaning provided in Section
21.01(a).
         "Public Purpose Payment" has the meaning provided in
Section 36.02.
         "Public Sewer Delay" has the meaning provided in
Section 27.04.
         "Purchase Agreement" has the meaning provided in
Section 21.01(d).
         "Purchase Default Date" has the meaning provided in
Section 21.02(b).
         "Purchase Notice" has the meaning provided in Section
21.01(b).

         "Purchase Option" means the purchase option described in Article 21.
         "Purchase Price" has the meaning provided in Section
21.01(a).
         "Recognized Mortgage" has the meaning provided in
Section 11.02(b).
         "Recognized Mortgagee" means the holder of a Recognized Mortgage.
         "Reimbursement Schedule" has the meaning provided in
Section 28.03(a).
         "Rejection Notice" has the meaning provided in Section
34.02(b).
         "Remaining Abatement Period" has the meaning provided in Section 21.02(b).
         "Remaining Improvements PILOT Period" has the meaning provided in Section 3.05(b)(ii)(B).
         "Remaining Land PILOT Period" has the meaning provided in Section 3.05(b)(i)(B).
         "Remaining Liability Portion" has the meaning provided in Section 43.06(a).
         "Rental" means Base Rent, Impositions, PILOT, College Point Improvement Fund Payments, any amounts payable pursuant to Article 20 or Section 36.02 and any other sums, costs or expenses which Tenant is obligated, pursuant to any of the provisions of this Lease, to pay.
         "Requirements" has the meaning provided in Section
16.01.

         "Restoration" means either a Casualty Restoration or a Condemnation Restoration, or both.
         "Reviewable Features" has the meaning provided in
Section 13.01.
         "Sales Tax Offset Limit" has the meaning provided in
Section 3.08.1(f).
         "Sanitary Sewer" has the meaning provided in Section
27.01.
         "Sanitary Sewer Default Date" has the meaning provided in Section 27.03.
         "Sanitary Sewer Easement" means the permanent easement, approximately 30 feet wide, running along the portion of the Premises fronting on the Whitestone Expressway Service Road, more fully described in Exhibit E.
         "Sanitary Sewer Offset Period" has the meaning provided in Section 27.03.
         "Sanitary Sewer Work" has the meaning provided in
Section 27.02.
         "Scheduled Completion Date" has the meaning provided in Section 13.01(b).
         "Scheduled Sanitary Sewer Completion Date" has the meaning provided in Section 27.02.
         "Self-Help Notice" has the meaning provided in Section
12.04(a).
         "Sewer Delay Offset Amount" has the meaning provided in Section 27.04.

         "Sewer Delay Period" has the meaning provided in
Section 27.04.
         "Sewer Drawings" has the meaning provided in Section
27.01.
         "Sewer Offset Amount" has the meaning provided in
Section 27.03.
         "Sewer Plans" has the meaning provided in Section
27.01.
         "Sublease" means any sublease (including a sub-sublease or any further level of subletting), occupancy, license, franchise or concession agreement applicable to the Premises or any part thereof.
         "Subsequent Construction Work" means Construction Work other than construction of the Initial Improvements.
         "Substantial Completion Date" means the date on which the Construction of the Initial Improvements shall have been Substantially Completed, as certified by the Architect or Engineer of Record in accordance with Section 13.01(b)(viii) hereof.
         "Substantial Completion" or "Substantially
Complete(d)" has the meaning provided in Section 13.01(b)(viii).
         "Substantially All of the Premises" means (a) with respect to a taking, such portion of the Premises as, when taken, would leave a balance of the Premises that, due either to the area so taken or the location of the part so taken in relation to the part not so taken, would not, under zoning laws and building regulations then existing, permit the Premises to be used as a Printing Facility to the same extent that the Premises were used at the time of the taking including, without limitation, adequate parking and other ancillary uses such as a garage and (b) with respect to a casualty, such portion of the Premises as, when damaged, would leave a balance of the Premises that would not permit the Premises, in Tenant's reasonable opinion, to be used as a Printing Facility in the same manner and to the same extent that the Premises were used at the time of the casualty including, without limitation, adequate parking and other ancillary uses such as a garage.
With respect to any taking that would not be deemed a taking of Substantially All of the Premises pursuant to clause (a) of the immediately preceding sentence, at Tenant's sole election, to be exercised by written notice to Landlord within one hundred eighty (180) days after a taking, Substantially All of the Premises shall be deemed to have been taken if the the portion of the Premises, when taken, would leave a balance of the Premises that, due either to the area so taken or the location of the part so taken to the part not so taken, would not, under zoning laws and building regulations then existing, permit the Improvements existing at the time of the taking to be expanded to a Printing Facility consisting of not less than 720,000 square feet of Gross Building Area and all facilities ancillary thereto including, without limitation, adequate parking and a garage.
         "Subtenant" means any subtenant, operator, licensee, franchisee, concessionaire or other occupant of the Premises or any portion thereof under a Sublease.

         "Survey" means the survey of the Land performed by Robert A. Haynes, dated August 28, 1990, incorporated herein by reference.
         "Tax Benefits" has the meaning provided in Section
3.05(d)(i).
         "Taxes" has the meaning provided in Section 3.05(d)(i). "Tax Year" has the meaning provided in Section
3.05(d)(v).
         "Temporary Car Pound Relocation Site" has the meaning provided in Section 12.04(a).
         "Tenant" means the tenant under this Lease and, as of the Lease Execution Date, the Tenant is EDC; provided, however, that from and after the date of the contemplated assignment of this Lease to The New York Times Company, the term "Tenant" shall mean The New York Times Company and any successor to The New York Times Company; and provided, further, that, from and after such time as The New York Times Company or any successor transfers or assigns this Lease, in accordance with this Lease, the term "Tenant" shall mean the assignee or transferee. For so long as the "Tenant" is The New York Times Company or any successor thereto, the non-monetary obligations and covenants set forth in this Lease as being the obligations or covenants of "Tenant" shall apply only to and be performed by the Division and the employees assigned to such Division, and Landlord shall look solely to such Division for the performance of such non-monetary obligations and covenants; provided, however, that any default by such Division in the performance of such non-monetary obligations or covenants shall be treated with the same force and effect pursuant to the applicable provisions of this Lease as if such default had been committed by "Tenant."
         "Tenant Indemnitees" has the meaning provided in
Section 20.01A.
         "Tenant Readiness Date" has the meaning provided in
Section 27.02.
         "Tenant's Property" means all moveable partitions, business and trade fixtures, business machinery and equipment, communications and office equipment, tools, supplies, and spare parts, whether or not attached to or built into the Premises, which are installed in the Premises by Tenant or any Subtenant, and all furniture, furnishings, and other moveable articles of personal property owned by Tenant or any Subtenant. Notwithstanding anything to the contrary set forth herein, Tenant's Property shall include, without limitation, printing presses and all other machinery and equipment used in the process of printing, bundling, collating and distributing newspapers, magazines and other printed materials.
         "Term" has the meaning provided in Article 2.
         "Title Matters" has the meaning provided in Article 2. "Transfer" has the meaning provided in Section
10.01(b).

         "Transferee" has the meaning provided in Section
10.01(b).
         "Unavoidable Delays" means delays caused by strikes, slowdowns, walkouts, lockouts or other labor troubles; acts of God; catastrophic weather conditions; inability to obtain labor or materials due to labor disputes; court orders enjoining commencement or continuation of Construction Work; enemy action; civil commotion; shortage of fuel, supplies or labor resulting from governmental declared priorities in connection with a public emergency; failure or defect in the supply of electricity, oil, gas or water to the Premises provided that such failure or defect is not due to the action or inaction of Tenant or any of its contractors or their subcontractors; fire, casualty; the failure of the Lease Administrator to review, comment on, approve, disapprove and/or inform the Buildings Department of its approval of the Plans and Specifications within the specified time periods, provided that such failure is not a result of Tenant's failure to submit Plans and Specifications in sufficient detail to permit Lease Administrator to properly review such Plans and Specifications or Tenant's failure to submit Plans and Specifications appropriately modified to reflect Lease Administrator's comments thereon, provided that such comments were submitted to Tenant in writing in sufficient detail to make such modifications; the failure of EDC to disburse any Funding under

Funding Agreement #1; and/or any other cause or causes not within Tenant's control that are causing a delay in Tenant's performance of its construction obligations hereunder. Tenant shall make good faith efforts to notify the Lease Administrator in writing, stating when such delay commenced, not later than ten (10) Business Days after Tenant received knowledge of the occurrence of any of the foregoing conditions; provided, however, that Tenant's failure to so notify the Lease Administrator as aforesaid shall not affect the commencement of any Unavoidable Delay or otherwise result in any adverse consequences to Tenant under this Lease; and provided, further, that Tenant's financial condition or inability to obtain financing shall not constitute an Unavoidable Delay.
         "Urban Renewal Plan" means the Second Amended Urban Renewal Plan for the College Point II Industrial Development Project, dated February 1989, with (a) all amendments and modifications thereto from time to time up to and including the Lease Execution Date (but not subsequent to the Lease Execution Date, except as set forth in clause (b) of this sentence) and
(b) any amendments or modifications thereto after the Lease Execution Date with respect only to landscaping, compliance with which would not require Tenant to incur a material cost.

                           ARTICLE 2
              DEMISE OF PREMISES AND TERM OF LEASE
         Section 2.01. Demise of Premises; Term. Landlord does hereby demise and lease to Tenant, and Tenant does hereby hire and take from Landlord, the Premises, together with the Improvements to be constructed thereon and all easements, appurtenances and interests and other rights and privileges now or hereafter belonging or appertaining to the Premises, subject to the terms and conditions of this Lease, and subject also to
(a) the reservation of the Sanitary Sewer Easement as set forth in Exhibit E and (b) those matters affecting title set forth in Exhibit G (the "Title Matters"), for a term (the "Term") commencing on the Possessory Date and expiring on the Expiration Date, as such Term may be extended pursuant to the provisions of Section 21.02 hereof.
         Section 2.02. Pre-Possessory Date Access and Use. Notwithstanding anything to the contrary contained herein, Tenant, from and after the date hereof, shall have a right of access to the entire Premises, subject to the terms and conditions hereinafter set forth in this Section 2.02, for the performance of Preliminary Site Work including, without limitation, the driving of test pilings, and such Construction Work in connection with the Construction of the Project that Tenant may be able to perform in light of the restrictions contained in this Section 2.02. Attached hereto as Exhibit I and made a part hereof is a plan of the Land divided into three (3) parcels denominated as Parcel A, Parcel B, and Parcel
C. As of the date hereof, the Car Pound occupies Parcel C only. Tenant's access to and use of Parcel A, Parcel B, and Parcel C shall be restricted as follows during the following time periods:
              (a) During the period commencing on the date hereof and ending on the Possessory Date, Tenant shall have the right to consruct a fence around Parcel A with such opening or openings to a street or streets that Tenant may deem necessary in order to obtain access to and use Parcel A for the purposes permitted by this Section 2.02, and Tenant shall have access to, and the sole and exclusive use of Parcel A, for the performance of Preliminary Site Work and Construction Work in connection with the Construction of the Project;
              (b) During the period commencing on the date hereof and expiring on the Possessory Date, Tenant shall not have access to Parcel C, except to the extent that such access may be granted by the New York City Police Department to perform test soil borings and surveys ("Permitted Testing") or such other Preliminary Site work that the New York City Police Department may permit; and
              (c) During the period commencing on (x) the date hereof, and expiring on (y) the Possessory Date, Tenant shall have access to Parcel B for the purposes of: (l) erecting one or more temporary structures and maintaining vehicles or other equipment thereon, (2) carving out an opening in the existing fence (fronting on Linden Boulevard) so as to provide vehicular access to Parcel B, (3) filling and/or paving Parcel B and (4) erecting such fence or fences, if any, that Tenant may deem appropriate to secure its structures and equipment.
         Tenant's access to and use of portions of the Premises prior to the Possessory Date shall be upon all of the terms and conditions of this Lease, except for such terms which by their nature are inapplicable to periods prior to the Possessory Date (e.g., the obligation to pay Rental).

                           ARTICLE 3
                             RENTAL
         Section 3.01. Method and Place of Payment. Except as otherwise specifically provided herein, all Rental shall be paid without setoff or deduction and without prior notice or demand. All Rental payable to Landlord (except PILOT, which is payable in accordance with Section 3.05, Public Purpose Payments, if any, which are payable pursuant to Section 36.02, and Impositions, if the rules and regulations of the City governing such payment are to the contrary) shall be paid by good checks payable to the order of Landlord and drawn on a bank which is either (i) a bank in the top one hundred (100) banks in the United States in total assets, (ii) a U.S. money center bank or (iii) a bank that is a member of the New York Clearing House Association (or any successor body of similar function), mailed or delivered to Landlord c/o New York City Economic Development Corporation, 110 William Street, New York, New York, 10038, Attention: Lease Administration, or at such other place as Landlord shall direct by notice to Tenant. Impositions shall be payable in the form and to the location provided by rules and regulations governing the payment of such as if Tenant owned the Premises.
         Section 3.02. Base Rent. Tenant shall pay Landlord base rent ("Base Rent") during the Term as follows:

              (a) if the Construction Commencement Date occurs on or prior to the fourth (4th) anniversary of the Lease Execution Date (the "4th Anniversary Date"):
                 (i)    for the period commencing with the
         Possessory Date and continuing until the third (3rd) anniversary of the Construction Commencement Date, Base Rent will be at an annual rate of $1.00 (Landlord hereby acknowledges receipt of $7.00 as advance payment on account of such Base Rent); and
                (ii)    from the day after the third (3rd)
         anniversary of the Construction Commencement Date, and for each Lease Year thereafter during the Term, Base Rent shall be at the annual rate of five hundred fifty-two thousand dollars ($552,000).
              (b) if the Construction Commencement Date shall not have occurred on or prior to the 4th Anniversary Date, Base Rent for the period commencing with the Possessory Date and ending on the Expiration Date shall be at the annual rate of five hundred fifty-two thousand dollars ($552,000).
              (c)  Payment of Base Rent.
                 (i)    Period.  Base Rent shall be paid in
monthly installments, the first monthly installment payable in advance on the Possessory Date for the calendar month or portion thereof in which it falls due and on the first day of each calendar month thereafter.

                (ii)    Prorations of Base Rent.  Base Rent
which is due for any period of less than a full calendar month shall be appropriately apportioned on a 365- or 366-day basis.
         Section 3.03. [Intentionally Omitted]
         Section 3.04. [Intentionally Omitted]
         Section 3.05.  Payments in Lieu of Taxes.
              (a) Tenant's Obligation to Pay PILOT. For each Tax Year or portion thereof within the Term, Tenant shall pay as Rental (and not as a tax) to Landlord, c/o City Collector, Department of Finance, Bureau of Central Real Estate, 25 Elm Place, Brooklyn, New York 11201 (or such other address of which the Landlord shall give Tenant notice), in accordance with notice of the amount due and payable, an annual sum (each such sum being hereinafter referred to as a "PILOT") in the aggregate amounts and in the manner determined as provided in
Section 3.05(b)
              (b) Amount of PILOT. PILOT shall be payable in the following amounts:
                 (i) Land PILOT. Tenant shall make payments in lieu of real estate taxes on the Land (the "Land PILOT") for each Fiscal Year or portion thereof included within any period (apportioned, on a 365- or 366-day basis, as appropriate, for any part of a Fiscal Year) during the Term, payable in arrears in equal semi-annual installments within ten (10) days after the receipt of a notice from Lease Administrator, as follows:

                   (A)  for the period (the "Initial Land PILOT
         Period") commencing with the Possessory Date and continuing until the date (the "Initial Land PILOT Period Termination Date") which shall be the earlier of
                   (1) the Substantial Completion Date or
                   (2) (x) if the Possessory Date occurs on or
              prior to the 4th Anniversary Date, the sixth
              (6th) anniversary of the Lease Execution Date or
                        (y) if the Possessory Date occurs after
              the 4th Anniversary Date, the second (2nd) anniversary of the Possessory Date,
                   Land PILOT for each Fiscal Year within such
              period will be in an amount equal to
                        (I) the lesser of (x) $299,480 ("Fixed
              Land PILOT") or (y) Land Taxes for the Fiscal Year less
                        (II) $100,000;
                   (B) for the period (the "Remaining Land
         PILOT Period") commencing with the day after the Initial Land PILOT Period Termination Date and continuing until the end of the Term, Land PILOT for each Fiscal Year within such period will be in an amount equal to

                        (I) the lesser of
                        (aa) Land Taxes for the Fiscal Year, or
                        (bb) Fixed Land PILOT, increased as of
                   the beginning of the first full Fiscal Year of the Remaining Land PILOT Period, and as of the beginning of every Fiscal Year thereafter, by four percent (4%) of the amount paid as Land PILOT with respect to the prior Fiscal Year or portion thereof, less
                        (II)(aa) (if the Initial Land PILOT
                   Period Termination Date shall have occurred on or prior to the Substantial Completion
                   Date), $100,000 per annum for the period commencing on the day after the Initial Land PILOT Period Termination Date and ending on the Substantial Completion Date, and (bb) $200,000 per annum for the period commencing on the day after the Substantial Completion Date and ending on the date that is the 20th anniversary of the Possessory Date.
                   (C)  In no event will Tenant be obligated to
         pay more under the foregoing provisions of this
         Section 3.05(b)(i) than Maximum Land PILOT.

                (ii) Improvements PILOT. Tenant shall make payments in lieu of real estate taxes on the Improvements (the "Improvements PILOT") for each Tax Year (appropriately apportioned on a 365- or 366-day basis for any period of less than a full Tax Year) during the Term, payable in arrears in equal semi-annual installments within ten (10) days after the receipt of a notice from Lease Administrator, as follows (subject to abatement as provided in clause (C) below):
                   (A)  for the period (the "Initial
         Improvements PILOT Period") commencing with the Construction Commencement Date and continuing until the date (the "Full Assessment Date") on which the Initial Improvements have been fully assessed by the Finance Department for taxing purposes, the Improvements PILOT for each Tax Year included within such period will be an amount equal to $110.00 (the "Fixed Improvements Value") multiplied by (1) the actual total square footage of Gross Building Area completed as of the time of the assessment for each Tax Year; (2) forty-five percent (45%); and (3) the fixed tax rate of 10.698%;
                   (B)  for the period (the "Remaining
         Improvements PILOT Period") commencing with the day after the Full Assessment Date and continuing until the end of the Term, the Improvements PILOT for each Tax Year within such period will be in an amount equal to the following:
                        (1)  with respect to Improvements
              (exclusive of Expansion Improvements) completed on or prior to the Full Assessment Date, the lesser of
                        (a) Improvements Taxes for such Tax
                   Year (exclusive of Improvement Taxes
                   attributable to Expansion Improvements), or
                        (b) an amount equal to the Fixed
                   Improvements Value decreasing, at the rate
                   of one percent (1%) per annum (with the
                   first one percent (1%) decrease to take
                   effect on the first anniversary of the Full
                   Assessment Date), multiplied by (x) the
                   actual total square footage of Gross
                   Building Area of such Improvements, (y)
                   forty-five percent (45%), and (z) the fixed tax rate of 10.698%;
                        (2)  with respect to any Improvements
              completed after the Full Assessment Date that add square footage of Gross Building Area, including without limitation, expansions or modifications to existing Improvements (each such Improvement hereinafter individually referred to as an "Expansion Improvement"), the lesser of
                        (a)  Improvements Taxes for such Tax
                   Year attributable to such Expansion
                   Improvement, or
                        (b) an amount equal to the Fixed
                   Improvements Value increasing at the rate of three percent (3%) of the Fixed Improvements Value per annum from the Full Assessment
                   Date until the date on which the Expansion
                   Improvement being assessed was substantially completed, and decreasing thereafter at the rate of one percent (1%) of the Fixed Improvements Value (as increased by such three percent (3%) per annum increases) per annum (with the first such one percent (1%) decrease to take effect on the first anniverary of the substantial completion of the Expansion Improvement), multiplied by
                   (x) the actual total square footage of Gross
                   Building Area of the Expansion Improvement constructed that adds square footage of Gross Building Area, (y) forty-five percent (45%), and (z) the fixed tax rate of 10.698%;

                        (3)  with respect to any Improvements
              completed after the Full Assessment Date that do not add square footage of Gross Building Area, an amount equal to zero.
         The amount of Improvements PILOT (exclusive of Improvements PILOT attributable to Expansion Improvements) for any Tax Year, computed pursuant to the foregoing paragraphs of this Section 3.05(b)(ii)(B) as of the beginning of such Tax Year, is hereinafter referred to as the "Normal Improvements PILOT" for such Tax Year. The amount of Improvements PILOT attributable to an Expansion Improvement for any Tax Year, computed pursuant to the foregoing paragraphs of this Section 3.05(b)(ii)(B) as of the beginning of such Tax Year, is hereinafter referred to as the "Normal Expansion Improvements PILOT" for such Tax Year.
                   (C) Abatement of Improvements PILOT.
         (i) The Improvements PILOT computed in accordance with
         Section 3.05(b) with respect to Improvements completed on or prior to the Full Assessment Date shall be subject to the following abatements from and after the Construction Commencement Date: for the first fifteen
         (15) Tax Years after the Construction Commencement Date, Tenant shall be exempt from Improvements PILOT in an amount equal to one hundred percent (100%) of Normal Improvements PILOT for each such Tax Year or portion thereof; for the following nine (9) Tax Years thereafter (i.e., from Tax Year 16 through and including Tax Year 24), Tenant shall be exempt from Improvements PILOT in an amount equal to the following percentages of Normal Improvements PILOT determined in Tax Year 15 ("15th Year Normal Improvements PILOT"):
         90% thereof in Tax Year 16, decreasing by 10% of 15th Year Normal Improvements PILOT each Tax Year thereafter; and for Tax Year 25, Tenant shall be exempt from Improvements PILOT in an amount equal to 10% of 15th Year Normal Improvements PILOT. The computation of the abatements described above are illustrated as follows:

         Tax Years           Exemption
         1 - 15    100% of the Normal Improvements PILOT for
                   such Tax Year
          16       90% of 15th Year Normal Improvements PILOT
          17       80% of 15th Year Normal Improvements PILOT
          18       70% of 15th Year Normal Improvements PILOT
          19       60% of 15th Year Normal Improvements PILOT
          20       50% of 15th Year Normal Improvements PILOT
          21       40% of 15th Year Normal Improvements PILOT

          22       30% of 15th Year Normal Improvements PILOT
          23       20% of 15th Year Normal Improvements PILOT
          24       10% of 15th Year Normal Improvements PILOT
          25       10% of 15th Year Normal Improvements PILOT

                (ii)    The Improvements PILOT computed in
accordance with Section 3.05(b) with respect to an Expansion Improvement shall be subject to the following abatements (which abatements shall be available after the expiration or earlier termination of this Lease only if Tenant shall have applied for and qualified for same pursuant to the provisions of Section
3.11 hereof or otherwise) from and after the date on which Tenant commences construction of such Expansion Improvement (the "Expansion Construction Commencement Date"): for the first fifteen (15) Tax Years after the Expansion Construction Commencement Date, Tenant shall be exempt from Improvements PILOT in an amount equal to one hundred percent (100%) of Normal Expansion Improvements PILOT for each such Tax Year or portion thereof; for the following nine (9) Tax Years thereafter (i.e., from the sixteenth (16th) through and including the twenty-fourth (24th) Tax Year after the Expansion Construction Commencement Date), Tenant shall be exempt from Improvements PILOT in an amount equal to the following percentages of Normal Expansion Improvements PILOT determined in the fifteenth (15th) Tax Year following the Expansion

Construction Commencement Date ("15th Year Expansion Normal Improvements PILOT"): 90% thereof in the 16th Tax Year following the Expansion Construction Commencement Date, decreasing by 10% of 15th Year Normal Expansion Improvements PILOT each Tax Year thereafter; and for the 25th Tax Year after the Expansion Construction Commencement Date, Tenant shall be exempt from Improvements PILOT in an amount equal to 10% of 15th Year Normal Expansion Improvements PILOT.
                   (D)  In no event will Tenant be obligated to
         pay more under the foregoing provisions of this
         Section 3.05(b)(ii) than Maximum Improvements PILOT.
         (c) Effect of Abandonment of Project. Notwithstanding the foregoing provisions of this Section 3.05, from and after Abandonment of the Project, PILOT shall be equal to Taxes.
         (d)  Definitions.
                 (i)    "Taxes" means the real property taxes
determined with respect to the assessed value of the Premises pursuant to the provisions of the New York State Real Property Tax Law, Chapter 58 of the Charter of the City of New York and Title 11, Chapters 2, 3 and 4 of the Administrative Code of the City of New York, as the same may now exist or hereafter be amended, or any successor provision, statute or ordinance (whether or not the Premises are actually exempt by law from such real property taxation, assessment, levy or payment for the Tax Year in question), subject to the provisions of Section

35.01. Notwithstanding anything to the contrary contained herein, for the sole purpose of computing the amounts of PILOT payable pursuant to the terms of this Lease (e.g., if PILOT shall be equal to Taxes due to an Abandonment of the Project or if Taxes are lower than the amounts of PILOT that would otherwise be payable pursuant to the terms of this Lease), Taxes shall be computed taking into account any and all tax benefits, exemptions, abatements, deferments or reductions that Tenant would be entitled to if Tenant were the owner, rather than the lessee, of the Property including, without limitation, the benefits of the Industrial and Commercial Incentive Program (together, the "Tax Benefits"), with the same force and effect as if Tenant had timely filed any necessary applications or taken any necessary administrative steps to obtain such Tax Benefits, without regard to whether Tenant actually did so.
                (ii) "Land Taxes" means the portion of Taxes attributable to the Land.
               (iii) "Improvements Taxes" means the portion of Taxes attributable to the Improvements.
                (iv) "Fiscal Year" means any 12 month period falling within the term of the Lease, commencing on July 1 of any calendar year and ending on June 30 of the following calendar year.
                 (v)    "Tax Year" means a full City Fiscal
Year except that the period of time from the Construction

Commencement Date to the first day of the first full City Fiscal Year occurring thereafter shall be deemed to be a Tax Year if it is longer than six (6) months and, if it is shorter than six (6) months, such period shall be deemed to be part of such next occurring Tax Year.
         Section 3.06. Offset for Funding Default. Pursuant to Section 4.01(a) hereof, if EDC shall be in default in its obligations to disburse to Tenant any Funding in accordance with the terms and conditions of Funding Agreement #1, Funding Agreement #2, Funding Agreement #3 or Funding Agreement #4, and such default shall not have been cured by EDC within thirty
(30) days after notice from Tenant, Tenant may (unless and until there has been an Abandonment of the Project) offset the amount of such defaulted Funding against future installments of Rental (excluding Impositions, but including College Point Improvement Fund Payments) until such time as the aggregate amount of such offsets equals the aggregate amount of defaulted Funding.
         Section 3.07.  [Intentionally Omitted].
         Section 3.08. Exemption From Certain Taxes.
         Section 3.08.1. Exempt Taxes. Subject to the provisions of Article 28 hereof, Landlord warrants and represents that Tenant shall not be required to pay, and Landlord hereby agrees to indemnify, defend and hold Tenant harmless from and against, any and all of the following taxes, assessments, levies, fees, charges, payments or amounts with respect to the Premises or the operation thereof (other than

PILOT, College Point Improvement Fund Payments and payments to a BID pursuant to the provisions of Section 3.09(c) hereof), whether or not any taxing authority has determined that Tenant is legally or administratively entitled to an exemption from any such amounts (the "Exempt Taxes"):
         (a)  Taxes;
         (b) any new or additional real estate tax or franchise, income, transit, profit, "gains", "value added" or other tax or governmental imposition imposed by reason of the ownership or occupancy of the Property, however designated, that may be imposed or levied as a substitution in whole or in part for, or in lieu of, or in addition to, any tax which would constitute Taxes, excluding, however, any such new or additional tax imposed or levied by New York State (and not by the City) for the benefit of New York State (and not for the
City) from which the City lacks the legal authority to exempt the Property;
         (c) (i) assessments and special assessments imposed by reason of the ownership or occupancy of the Property, excluding, however, any such assessments or special assessments imposed or levied by New York State (and not by the City) for the benefit of New York State (and not for the City) from which the City lacks the legal authority to exempt the Property, and
              (ii)  amounts that constitute Exempt Taxes
pursuant to the provisions of Section 3.09(c)(iii) hereof;

         (d) for so long as there has been no Abandonment of the Project, the New York City Commercial Rent or Occupancy Tax or any similar or successor tax, or any tax (including, without limitation, any tax on personal property) levied at any time by the City as a substitution in whole or in part for, or in lieu of, or in addition to, such a tax;
         (e) with respect to materials, fixtures and Equipment purchased and incorporated into the Improvements, New York City sales and compensating use taxes, or any tax imposed at any time by the City as a substitution in whole or in part for, or in lieu of, or in addition to, such taxes;
         (f)  with respect to machinery and equipment
(including, without limitation, printing presses) utilized in connection with the production of newspapers and magazines or other periodicals or printed materials (but not the installation, maintenance and repair of such machinery and equipment), New York City sales and compensating use taxes; provided, however, that if in the future the City imposes a sales and compensating use tax on such machinery or equipment, such taxes shall nevertheless remain Exempt Taxes, but only (i) if such taxes are imposed in connection with the initial equipping of the Minimum Printing Facility, the Five Press Facility, the Six Press Facility, the Seven Press Facility and/or the Eight Press Facility (as such terms are defined in Funding Agreement #1), respectively, and (ii) up to the Sales

Tax Offset Limit. For purposes only of this Section 3.08.1(f), the "Sales Tax Offset Limit" shall mean an amount of such taxes equal to: (i) with respect to machinery and equipment utilized in the Minimum Printing Facility, an amount equal to $7,437,500.00, (ii) with respect to machinery and equipment utilized in that portion of the Five Press Facility which is in addition to the Minimum Printing Facility, an amount equal to $1,859,375.00, (iii) with respect to machinery and equipment utilized in that portion of the Six Press Facility which is in addition to the Five Press Facility, an amount equal to $1,965,625.00, (iv) with respect to machinery and equipment utilized in that portion of the Seven Press Facility which is in addition to the Six Press Facility, an amount equal to $1,753,125.00, and (v) with respect to machinery and equipment utilized in that portion of the Eight Press Facility which is in addition to the Seven Press Facility, an amount equal to $1,859,375.00;
         (g) to the extent imposed in connection with (x) the execution, structure and/or performance of this Lease, (y) the assignment of this Lease from EDC to The New York Times Company or (z) the transfer of the Property to Tenant pursuant to its Purchase Option set forth in Article 21 hereof:
              (1)  the New York City Real Property Transfer Tax;
              (2)  the New York State Real Estate Transfer Tax;
              (3)  the New York State Real Property Transfer
                   Gains Tax;

              (4)  the New York State or City Mortgage
                   Recording Tax; or
              (5) any tax or imposition levied at any time by any Governmental Authority as a substitution in whole or in part for, or in lieu of, or in addition to, the taxes described in subsections (1) through (4) of this Section 3.08.1(g); and
         (h) any interest, penalties, or additions to the tax imposed with respect or relating to any of the taxes or charges enumerated in the foregoing Sections 3.08.1(a) through 3.08.1(g), any other amounts imposed on, assessed against or incurred by Tenant with respect or relating to, or based upon, any of such taxes or charges, and any amounts, charges, liabilities or expenses incurred by Tenant in contesting the imposition or assessment of any of such taxes, charges or other amounts.
         Section 3.08.2. Procedures.
         (a) Landlord, at no cost to Tenant, shall cooperate with Tenant's efforts to establish Tenant's entitlement to exemption from Exempt Taxes imposed or administered by any Governmental Authority (including, without limitation, the City), and with Tenant's instituting, defending and prosecuting any applications, audits, contests, or administrative or judicial proceedings necessary to establish Tenant's entitlement to such exemption. Notwithstanding anything to the contrary contained herein, Tenant shall notify Landlord in writing if Tenant does not intend to institute or prosecute any claim of exemption, contest or appeal or initiate or prosecute any administrative or judicial proceedings to establish such exemption because Tenant believes in good faith, for reasons such as a change in law or taxing policy or otherwise, that such exemption will not be upheld notwithstanding that the taxes in question fall within the meaning of Exempt Taxes, in which event Tenant shall have no obligation to institute or prosecute any such claim of exemption, contest, appeal or administrative or judicial proceeding unless Landlord directs Tenant in writing to do so (and states the grounds on which the exemption may be claimed) within thirty (30) days after its receipt of Tenant's written notice, it being understood and agreed that (i) any costs incurred in connection therewith by Tenant shall constitute Exempt Taxes pursuant to Section 3.08.1(h) hereof and (ii) in either event, if any such Exempt Taxes are paid by Tenant, then Tenant shall have the right of offset set forth in Section 4.01(e) hereof and/or its right pursuant to Section 4.03 hereof, as the case may be.
         (b)  With respect to the Exempt Taxes described in
Section 3.08.1(g) hereof, Landlord and Tenant shall comply with all procedural and return filing requirements applicable in connection with the execution, commencement and performance of this Lease, the assignment of this Lease from EDC to The New

York Times Company or the transfer of the Property to Tenant pursuant to its Purchase Option set forth in Article 21 hereof.
         (c)  If any Exempt Taxes are asserted by any
Governmental Authority (including the City) to be payable by Tenant, Tenant shall pay the same as and when due and payable, subject to Tenant's right pursuant to Section 4.01(e) hereof to an offset against Rental (other than Impositions or College Point Improvement Fund Payments) in an amount equal to such Exempt Taxes with interest thereon at the Prime Rate from the date paid through the date of offset against Rental and/or its right pursuant to Section 4.03 hereof, as the case may be. Notwithstanding anything to the contrary contained herein, with respect to the transfer of the Property to Tenant pursuant to its Purchase Option set forth in Article 21 hereof, Landlord shall pay the taxes described in Section 3.08.1(g) hereof, as applicable, to the appropriate taxing authority on the date of execution and delivery by Landlord to Tenant of the deed to the Property, except as otherwise provided in Section 7.1.1 of the Purchase Agreement, unless prior thereto Tenant has been furnished by Landlord with a written determination of the appropriate taxing authority that such tax is not payable or that Tenant is exempt from such tax with respect to the transaction involved.
         (d) The provisions of Section 3.08.3 below shall supercede the provisions of Sections 3.08.2(a) and (c) hereof with respect to Exempt Taxes imposed or asserted subsequent to the expiration or termination of this Lease or subsequent to the transfer of the Property to Tenant pursuant to its Purchase Option set forth in Article 21 hereof.
         Section 3.08.3. Exempt Taxes Imposed After Lease Expiration or Termination. In the event that at any time after the expiration or termination of this Lease, or subsequent to the transfer of the Property to Tenant pursuant to its Purchase Option set forth in Article 21 hereof (including as a result of a post-transfer audit), any Exempt Taxes shall be imposed upon or asserted to be payable by Tenant (including The New York Times Company and/or any successor or successors-in-interest to the rights of Tenant under this Lease) with respect to (i) the Premises for any period of time prior to such expiration or termination, (ii) the execution or performance of this Lease,
(iii) the assignment of this Lease from EDC to The New York Times Company, or (iv) in connection with the transfer of the Property to Tenant pursuant to such Purchase Option, then Tenant shall inform Landlord thereof in writing prior to the date by which Tenant might be subject to any penalty, collection proceeding or other adverse consequence for failure to pay such Exempt Taxes and, if requested by Landlord in writing, shall refrain from paying such Exempt Taxes for so long as Tenant may do so without penalty or adverse consequences (including, without limitation, collection proceedings) during which period Landlord shall attempt to reverse the imposition of such Exempt Taxes, and if Landlord fails to do so before Tenant is required to pay such Exempt Taxes, Landlord shall pay to Tenant (and/or such successor or successors-in-interest, as the case may be) the amount of such Exempt Taxes within ninety (90) days after Landlord's receipt of a notice from Tenant (including The New York Times Company and/or any successor or successors-in-interest to the rights of Tenant under this Lease) accompanied by proof of payment of such Exempt Taxes.
         Section 3.08.4. Survival. This Section 3.08 shall survive the assignment of this Lease from EDC to The New York Times Company, any further assignment of this Lease by Tenant pursuant to the terms hereof, the expiration or termination of this Lease, and any transfer of the Property to Tenant pursuant to such Purchase Option.
         Section 3.09. Impositions and College Point
Improvement Fund Payments.
         (a) Obligation to Pay. Tenant shall pay Impositions and College Point Improvement Fund Payments.
         (b)  Definitions.
                 (i) "Imposition" or "Impositions" means water meter rates and charges and any other governmental charges (other than Taxes and Exempt Taxes) which at any time during the Term are charged with respect to the Premises which, if not paid, would (but for the City's ownership of the Premises) be or become a lien or other encumbrance on the Premises or any part thereof.

                (ii)    "College Point Improvement Fund" or
         "Fund" means a separate fund consisting of sums paid to EDC by Tenant and other owners and occupants of similarly burdened property in the College Point Industrial Park, to be used by EDC solely for the construction, maintenance and improvement of (1) roads, sewers, drainage systems, buffer strips, utilities and sidewalks within College Point Industrial Park, and (2) other facilities of general benefit to College Point Industrial Park or portions thereof as determined by EDC in its discretion.
               (iii)    "College Point Improvement Fund
         Payments" means payments due on the first days of January, April, July and October, commencing on the first of such days to occur after the fourth (4th) anniversary of the Possessory Date in an amount equal to one-eighth of one percent (0.125%) of the assessed value of the Land and Improvements, as such assessed value is determined by the Finance Department for Taxes, without regard to whether the City is Landlord; provided, however, that for purposes hereof, in no event shall (a) the assessed value of the Land be deemed to exceed $2,799,401 (increased by four percent (4%) per annum beginning with the first full Fiscal Year of the Remaining Land PILOT Period) or (b) the assessed value of the Improvements be deemed to exceed the assessed value used for each respective Tax Year to compute the Maximum Improvements PILOT.
         (c) Provisions Applicable to College Point Improvement
Fund Payments.
                 (i)    All College Point Improvement Fund
         Payments shall be made by Tenant to EDC.
                (ii)    Tenant's obligation to make College
         Point Improvement Fund Payments during the Term shall be enforceable by EDC, or its successor or assign or designee. If there shall be established within College Point Industrial Park, or any portion thereof, a Business Improvement District ("BID") pursuant to
         Article 2-B of the General City Law or any successor statute thereto, then, if the Premises are included within such BID and charges or assessments with regard to the BID must be or are paid in connection with the Premises in an amount in the aggregate less than, equal to or greater than the amount that would be payable by Tenant to EDC or its successor or assign or designee for the Fund in connection with the Premises, then (x) Tenant shall, subject to the provisions of
         Section 3.09(c)(iii) below, pay such charges or assessments and (y) Tenant shall be relieved and discharged from any obligation to make any further

         College Point Improvement Fund Payments with respect to any period from and after the date to which Tenant's first payment to such BID is applicable, and EDC shall promptly refund to Tenant any portion of any College Point Improvement Fund Payments made by Tenant which were applicable to any period beyond such date. If the funds received by the BID in connection with the Premises and other properties in such BID (the "Burdened Properties"), in EDC's or its successor's or assign's or designee's reasonable determination, are devoted to similar purposes as those to which the Fund is devoted, then the district management association formed in connection with such BID shall succeed to EDC's or its successor or assign's or designee's functions in connection with the Fund with regard to the area in such BID, and EDC or its successor or assign or designee shall transfer moneys within the Fund on hand and attributable to the properties included within such BID to such district management association.
               (iii)    Landlord hereby assigns to Tenant,
         effective as of the date hereof, all of its authority and right, as landowner, to attend hearings and meetings and to vote in connection with the formation of any BID affecting the Property and participate in the decision-making of such BID, and Landlord shall execute and deliver any documents required by such BID or otherwise to evidence such assignment. In the event that either (x) Landlord shall fail to take such steps as may be required of it to transfer to Tenant all of Landlord's authority and right to vote and participate in connection with a BID to the full extent set forth in the immediately preceding sentence or (y) a BID is formed without Tenant's participation as a result of Landlord's failure to take the steps required by subclause (x) above before the formation of any such BID or Landlord's failure to forward to Tenant any notice in connection therewith forwarded to Landlord rather than to Tenant, and Tenant is required to make payments thereto in excess of the amounts that would be payable by Tenant to the Fund, then all amounts payable with respect to such BID with respect to the Property shall constitute Exempt Taxes.
         (d) Apportionment. Any Imposition or College Point Improvement Fund Payment payable with respect to a period part of which is included within the Term and a part of which precedes the Possessory Date or follows the Expiration Date, shall be appropriately apportioned on the basis of a 365- or 366-day year.

         Section 3.10. Single Tax Lot. Promptly following the execution of this Lease, Landlord and Tenant, at no cost to Tenant, shall cause the Premises to be identified by a single Block and Lot Number on the Tax Map of the Borough of Queens, County of Queens, City and State of New York. The Premises have been tentatively assigned new tentative block and lot numbers Block 4282, Lot 100 for future identification.
         Section 3.11. Tax Benefits Applications. Landlord and Tenant acknowledge that it may be necessary for Tenant to file for Tax Benefits during the Term to preserve Tenant's entitlement to such Tax Benefits after the expiration or early termination of this Lease. In furtherance thereof, Landlord will cooperate in any manner reasonably requested by Tenant (including, without limitation, the execution and delivery of applications and other documents) to enable Tenant to qualify for or obtain and thereafter keep in full force and effect the maximum Tax Benefits available to Tenant at any time during the Term. During the Term, Landlord shall comply in a timely manner with any rules and regulations that may be necessary to preserve the maximum Tax Benefits for the benefit of Tenant, as the same shall apply to Landlord. Nothing contained herein shall be construed as imposing any obligation on Tenant to file for any Tax Benefits and, during the Term, for purposes of computing PILOT payable under this Lease, Tenant shall be deemed to have filed for and obtained and maintained the maximum Tax Benefits available to it, as more particularly set forth in Section 3.05(d)(i) hereof. The provisions of this
Section 3.11 are intended to apply to the City only in its capacity as Landlord and not in its municipal capacity.

                           ARTICLE 4
                     OFFSETS AGAINST RENTAL
         Section 4.01. Offsets Against Rental. Subject to the provisions of this Article 4, Tenant shall have the right to offset against installments of Rental (exclusive of Impositions or College Point Improvement Fund Payments; provided, however, that Tenant shall have a right of offset against College Point Improvement Fund Payments with respect to the amount set forth in Section 4.01(a) below) coming due under this Lease, any and all of the following amounts (the "Offset Amounts"):
              (a)  an amount equal to that portion of the
Funding, if any, which EDC fails to pay to Tenant in accordance with the provisions of Funding Agreement #1, Funding
Agreement #2 , Funding Agreement #3 and/or Funding Agreement #4;
              (b) an amount equal to any amounts other than the Funding owed to Tenant by EDC pursuant to the provisions of Funding Agreement #1, Funding Agreement #2, Funding Agreement
#3 or Funding Agreement #4, but not paid;
              (c)  an amount equal to the Car Pound Offset
Amount, computed in accordance with the provisions of Article
12 hereof;
              (d) an amount equal to the Sewer Offset Amount or the Sewer Delay Offset Amount, computed in accordance with the provisions of Article 27 hereof;

              (e) an amount equal to any Exempt Taxes paid by Tenant, with interest thereon at the Prime Rate from the date paid through the date of offset against Rental;
              (f)  an amount equal to the Plans and
Specifications Offset Amount, computed in accordance with the provisions of Section 13.01(c) hereof;
              (g) an amount equal to the PILOT Refund Amount, with interest, computed in accordance with the provisions of
Section 35.01(c) hereof;
              (h)  [Intentionally Omitted]
              (i)  [Intentionally Omitted]
              (j)  [Intentionally Omitted]
              (k) an amount equal to any amount owed to Tenant by Landlord pursuant to the provisions of this Lease;
              (l)  an amount equal to the amount of any
judgment obtained by Tenant against the City, EDC or Landlord in connection with this Lease or Funding Agreement #1, Funding Agreement #2, Funding Agreement #3 or Funding Agreement #4;
              (m)  an amount equal to the Offset Portion; and
              (n)  an amount equal to any other amount
permitted to be offset against Rental pursuant to any provision of this Lease.
         Section 4.02. Notice of Offset. Tenant shall give Landlord at least thirty (30) days' prior written notice (an "Offset Notice") of its intention to offset any Offset Amounts against Rental.

         Section 4.03. Inability to Take Full Amount of Offset. In the event that Tenant exercises its option to purchase the Property pursuant to Article 21 hereof, the Purchase Price shall be reduced by any amounts that Tenant is entitled to offset against Rental pursuant to the provisions of this Lease, which amounts have not been so offset as of the date on which transfer of title to the Property to Tenant is accomplished, and if such amounts shall reduce the Purchase Price below zero, the amount by which such amounts exceed the Purchase Price shall be due and payable by Landlord to Tenant within forty-five (45) days after the transfer of title to Tenant. In the event that this Lease is terminated for any reason other than the exercise by Tenant of its option to purchase the Property prior to the date on which Tenant has offset against Rental the full amount that it is entitled to so offset, Landlord shall immediately pay to Tenant that portion of the amount that Tenant was unable to offset against Rental prior to such Lease termination. Notwithstanding anything to the contrary contained herein, the termination of this Lease shall not be delayed by the pendency of any dispute regarding the amounts that Tenant is entitled to offset against Rental.

                           ARTICLE 5
    PROHIBITION AGAINST LANDLORD TRANSFERS AND ENCUMBRANCES
         Section 5.01. Prohibited Encumbrances. Landlord shall not place or permit to be placed on or with respect to the Premises any liens, charges, easements, agreements of record, encumbrances or other objections to title ("Prohibited Encumbrances") other than Permitted Encumbrances (as such term is defined in the Purchase Agreement). In the event that any Prohibited Encumbrances shall be placed on or with respect to the Premises, Landlord, at Landlord's sole cost and expense, shall promptly take all such actions as may be necessary (including, without limitation, the commencement of and the diligent prosecution of legal proceedings and the payment of money) to remove such Prohibited Encumbrances. Landlord shall also pay to Tenant any damages (other than consequential damages suffered by Tenant) or costs and expenses that Tenant may suffer or incur by reason of Landlord's breach of and/or default under the provisions of this Article 5.
         Section 5.02. Prohibited Transfers. Landlord shall not (i) transfer its interest in this Lease and/or the Premises to any entity that is not a municipal entity, (ii) transfer its interest in this Lease to a municipal entity without simultaneously transferring its interest in the Premises to such municipal entity, (iii) transfer its interest in the Premises to a municipal entity without simultaneously transferring its interest in this Lease to such municipal entity, (iv) transfer its interest in this Lease and/or the Premises to any municipal entity if the effect of such transfer would be to diminish or adversely affect in any manner whatsoever Tenant's rights under this Lease, Funding
Agreement #1, Funding Agreement #2, Funding Agreement #3, Funding Agreement #4, the Power Agreement or any program, statute, rule or policy, including, without limitation, the Energy Cost Savings Program, or (v) transfer its interest in this Lease to any municipal entity without submitting to Tenant at least ten (10) Business Days prior to the effective date of such transfer (A) an agreement signed by such municipal entity, in form and substance reasonably satisfactory to Tenant, pursuant to which such municipal entity agrees to assume all of the obligations of Landlord under this Lease and (B) proof reasonably satisfactory to Tenant that such municipal entity has the requisite power and authority and has obtained all necessary authorizations, approvals, consents, resolutions or other documents of any nature whatsoever to enable it to fully perform all of the obligations of Landlord under this Lease including, without limitation, Landlord's obligations pursuant to Article 21 hereof.

                           ARTICLE 6

                          LATE CHARGES
         If any payment of Rental is not received by Landlord within ten (10) days after notice of an overdue payment has been sent to Tenant, a late charge on the sums so overdue, calculated at the Late Charge Rate from the date such Rental first becomes due to the date on which actual payment of the sums is received by Landlord, shall become due and payable to Landlord as liquidated damages for interest lost and the administrative costs and expenses incurred by Landlord by reason of Tenant's failure to make prompt payment. Tenant shall pay Landlord all late charges on demand, which may be made from time to time. No failure by Landlord to insist upon the strict performance by Tenant of its obligations to pay late charges shall constitute a waiver by Landlord of its right to enforce the provisions of this Article 6 in any instance thereafter occurring.

                           ARTICLE 7
                           INSURANCE
         Section 7.01.  Insurance Requirements.
              (a) Liability Insurance. At all times during the Term, Tenant, at its sole expense, shall carry or cause to be carried insurance against all liability with respect to the Premises and the operations related thereto, whether conducted on or off the Premises, in an amount not less than twenty-five million dollars ($25,000,000) per occurrence and designating Landlord and Lease Administrator as an additional insured.
Such insurance shall meet all of the standards, limits, minimums and requirements described in Section 7.07.
              (b) Property Insurance. At all times during the Term, Tenant, at its sole cost and expense, shall carry or cause to be carried All Risk property damage insurance protecting Tenant against loss to the Improvements, and meeting all of the standards, limits, minimums and requirements described in Section 7.08.
              (c)  Workers' Compensation and Disability
Insurance. At all times during the Term, Tenant, at its sole cost and expense, shall carry or cause to be carried Statutory Workers' Compensation and New York State Disability Benefits Insurance and any other insurance required by law covering all persons employed by Tenant, contractors, subcontractors, or any entity performing work on or for the Premises, including

Employers Liability coverage in an amount not less than $2,000,000.00.
              (d)  Construction Insurance.  During the
performance of any Construction Work the estimated cost of which exceeds $500,000.00, the liability insurance carried or caused to be carried by Tenant pursuant to Section 7.01(a) hereof shall also include the insurance described in Section
7.09. The fifty million dollar ($50,000,000) combined single limit set forth in Section 7.09 shall constitute the aggregate amount of liability insurance (including the twenty-five million dollar ($25,000,000) amount set forth in Section 7.01(a)) carried by Tenant during the performance of any Construction Work the estimated cost of which exceeds $500,000.00.
         Section 7.02. Treatment of Proceeds.
              (a) Proceeds of Property Insurance in General. Insurance proceeds payable with respect to a property loss shall be paid to Tenant and shall be used for Restoration purposes to the extent required by this Lease.
              (b)  Cooperation in Collection of Proceeds.
Landlord shall cooperate with Tenant in connection with the collection of any insurance moneys that may be due in the event of loss, and Landlord, at Tenant's request, shall execute and deliver such proofs of loss and other instruments as may be required of Landlord for the purpose of obtaining the recovery of any such insurance moneys, provided that Tenant shall pay or reimburse Landlord for any out-of-pocket costs and expenses incurred by Landlord in connection therewith.
         Section 7.03. General Requirements Applicable to
Policies.
              (a) Insurance Companies. All of the insurance required by this Article shall be with companies licensed or authorized to do business in the State of New York that have a rating in the latest edition of "Best's Key Rating Guide" of B 10 or better, or such lower rating that Landlord may approve in writing, such approval not to be unreasonably withheld or delayed; provided, however, that Tenant shall have the right to act as a self-insurer with respect to the insurance required to be carried by Tenant pursuant to this Lease in accordance with the provisions of Section 7.03(b) hereof.
              (b) Self Insurance. In the event that Tenant wishes to act as a self-insurer with respect to all or any portion of the insurance required to be carried by Tenant pursuant to this Lease, Tenant shall submit to Landlord a plan of self insurance therefor, and Landlord (in consultation with a recognized risk management firm) shall review such plan of self insurance and shall not unreasonably withhold or delay its consent to Tenant's acting as a self-insurer pursuant to such plan of self insurance. In the event that Landlord withholds its consent to such plan of self insurance, Landlord shall specify its reasons for withholding such consent and shall advise Tenant of the changes to such plan of self insurance that would make it acceptable to Landlord. Notwithstanding anything to the contrary contained herein: (i) in the event that Tenant obtains approval from the State of New York to act as a self-insurer with respect to Workers Compensation Insurance, Landlord's consent to Tenant acting as a self-insurer with respect to Workers Compensation Insurance shall be deemed given, (ii) Tenant shall have the right to submit to arbitration pursuant to Article 34 hereof the issue of whether Landlord has acted unreasonably in withholding its consent to Tenant's plan of self insurance and what changes, if any, should be required to such plan of self insurance and
(iii) Landlord, upon prior written notice to Tenant, shall have the right to review Tenant's plan of self insurance in consultation with Landlord's in-house risk manager in lieu of a recognized risk management firm; provided, however, if Landlord notifies Tenant of its intention to do so, Tenant shall have the right to require Landlord to retain a recognized risk management firm of Landlord's choosing, at Tenant's reasonable expense.
              (c)  Required Certificates.  Certificates of
insurance evidencing the issuance of all insurance required by this Article (which certificates shall not indicate that the issuance of such insurance is subject to payment), describing the coverage and providing for thirty (30) days prior notice to Landlord of cancellation or non-renewal, shall be delivered to Landlord upon issuance of such insurance or, in the case of new or renewal policies replacing any policies expiring during the Term, not later than ten (10) days before the expiration dates of any expiring policies. The certificates of insurance shall be issued by the insurance company or a duly authorized agent. Upon reasonable prior written request, Landlord shall have the right to review and copy the original policy or policies of insurance at Tenant's offices.
              (d)  [Intentionally Omitted].
              (e) Required Insurance Policy Clauses. Each policy of insurance required to be carried pursuant to the provisions of this Article shall contain (i) with respect to property insurance only, if the insurer would otherwise have a right to subrogation with respect to its claims against Landlord, a written acknowledgment by the insurance company that its right to subrogation has been waived with respect to all such claims (provided that such waiver is then customarily available at no additional cost for similar types of insurance policies), (ii) an agreement by the insurer that such policy shall not be canceled, modified or denied renewal (other than for non-payment of premium) without at least thirty (30) days prior written notice to Landlord and (iii) a provision that no act or omission of Tenant shall limit the obligation of the insurance company to pay the amount of any loss sustained by Landlord.
         Section 7.04. Increases in Coverage. From time to time, but not more frequently than once per year, Landlord may require Tenant to increase or cause to be increased the amount of coverage provided under the policies of insurance, provided, however, that (a) unless Landlord is able reasonably to demonstrate the need for a greater level of coverage, the amount of such increased coverage shall not exceed the amounts of similar coverages as at the same time are commonly carried by owners of comparable buildings, (b) in the event Tenant disputes any determination by Landlord under this Section, the matter shall be resolved by arbitration pursuant to Article 34 hereof and (c) in no event shall Tenant be required to purchase coverage in amounts not then available at commercially reasonable rates.
         Section 7.05. No Representation as to Adequacy of Coverage. The requirements set forth herein with respect to the nature and amount of insurance coverage to be maintained or caused to be maintained by Tenant hereunder shall not constitute a representation or warranty by Landlord that such insurance is in any respect adequate.
         Section 7.06. Blanket and/or Umbrella Policies. The insurance required by the provisions of this Article may, at Tenant's election, be effected by blanket and/or umbrella policies issued to Tenant covering the Premises and other properties owned or leased by Tenant. If the insurance required by this Article shall be effected by any such blanket or umbrella policies, Tenant shall furnish to Landlord, upon Landlord's request, certificates of insurance as provided in this Article, setting forth the amount of insurance applicable to the Project.
         Section 7.07. Liability Insurance Requirements. The insurance required by Section 7.01(a) of this Lease shall consist of commercial general liability insurance protecting against liability for bodily injury, death, property damage and personal injury. Such insurance shall:
              (a)  include a broad form property damage
liability endorsement with fire legal liability limit of not less than $100,000.00;
              (b)  contain blanket contractual liability
insurance covering written contractual liability;
              (c)  contain contractual liability insurance
covering Tenant's indemnification obligations under Article 20;
              (d)  contain independent contractors coverage;
              (e)  contain a notice of occurrence clause;
              (f)  contain a knowledge of occurrence clause;
              (g)  contain a thirty (30) day notice of
cancellation or non-renewal clause specifically including notice of cancellation or non-renewal for non-payment of premium;

              (h)  contain an unintentional errors and
omissions clause;
              (i) contain coverage for suits arising from the use of reasonable force to protect persons and property;
              (j)  contain a cross liability endorsement;
              (k) contain coverage for automobiles owned or leased by Tenant; and
              (l)  contain no exclusions other than those
included in the basic forms described unless specifically approved in each instance by Landlord, such approval not to be unreasonably withheld or delayed.
         Section 7.08.  Property and Other Insurance
Requirements.
         The insurance required by Section 7.01(b) of this Lease shall consist at least of the following:
              (a) Insurance covering all Improvements in the amount of the full Replacement Value of the Improvements and including the following coverages or clauses:
                 (i)    a replacement cost valuation without
         depreciation or obsolescence clause;
                (ii)    debris removal coverage;
               (iii)    demolition cost for undamaged portion
         coverage;
                (iv)    increased cost of construction coverage;
                 (v)    an agreed or stipulated amount
         endorsement negating any coinsurance clauses;

                (vi)    a thirty (30) day prior notice of
         cancellation or non-renewal clause providing for notice to Landlord and specifically including cancellation or non-renewal for non-payment of premium.
         Section 7.09.  Construction Insurance Requirements.
The insurance required by Section 7.01(d) shall consist at least of the following:
              (a) Insurance in an amount not less than fifty million dollars ($50,000,000) combined single limit for bodily injury and property damage protecting Tenant, Landlord, Lease Administrator and the general contractor against all insurable legal liability claims resulting from work being performed by or for general contractors and subcontractors engaged to work on or for the Premises.
              (b) Automobile liability insurance covering any automobile or other motor vehicle owned or leased by Tenant and used in connection with work being performed on or for the Premises in an amount not less than ten million dollars ($10,000,000).
              (c) The insurance specified in Section 7.09(a) and (b) shall contain:
                 (i)    Products Liability/Completed Operations
         coverage;
                (ii)    a broad form property damage
         endorsement;

               (iii)    explosion, collapse and underground
         property damage coverage;
                (iv)    independent contractors coverage;
                 (v)    blanket contractual liability, written
         and oral, coverage;
                (vi) contractual liability coverage covering any indemnification agreement protecting Tenant, Landlord, Lease Administrator and the City (if the City is no longer Landlord); and
               (vii)    an endorsement providing that
         excavation and foundation work are covered and that the "XCU exclusions" have been deleted.
         Section 7.10. Deductibles. Landlord agrees that Tenant shall have the right to carry such deductibles with respect to the insurance required herein as Tenant may reasonably determine, taking into account (i) changes in the insurance market from time to time, (ii) the financial strength of Tenant and (iii) the fact that other companies similar in size and/or financial strength to Tenant often carry substantial deductibles.
         Section 7.11. No Separate Contractor Coverage Required. Notwithstanding anything to the contrary in this Lease or Funding Agreement #1, Tenant shall not be required to cause any contractors, subcontractors or suppliers engaged in the performance of Construction Work to carry insurance of any nature whatsoever, it being understood and agreed between Landlord and Tenant that Landlord's interests are adequately protected by Tenant's obligations under this Article 7 and by Tenant's obligation to indemnify Landlord pursuant to Article 20 hereof.

                           ARTICLE 8
              DAMAGE, DESTRUCTION AND RESTORATION
         Section 8.01.  Notice to Landlord.  Tenant shall
notify Landlord reasonably promptly upon obtaining actual knowledge thereof if, after the Possessory Date, the Premises are damaged or destroyed in whole or in part (other than an insubstantial part) by fire or other casualty ("Casualty Loss").
         Section 8.02. Tenant's Option Upon a Substantial Casualty Loss. In the event of a Casualty Loss to Substantially All of the Premises, Tenant may elect, in its sole discretion by notice in writing to Landlord within one hundred and eighty (180) days after obtaining knowledge of the Casualty Loss (a) to terminate this Lease or (b) to exercise its option to purchase the Premises subject to and in accordance with Article 21. In the absence of any such election, or in the event of a Casualty Loss to less than Substantially All of the Premises, Tenant shall restore the Premises, in accordance with the provisions of this Article and
Article 13, to the extent, at least, that immediately after the Casualty Restoration, the Premises shall contain a Printing Facility which, at Tenant's option, shall be at least a Minimum Printing Facility or a smaller Printing Facility that has substantially the same capacity with respect to the printing, production and distribution of newspapers, magazines and other periodicals or printed materials as the Printing Facility that was in operation immediately prior to the Casualty Loss (or, if the Casualty Loss is prior to Substantial Completion, then at least a Minimum Printing Facility (a "Casualty Restoration").
         Section 8.03.  Lease Termination or Purchase.
              (a) Lease Termination. If Tenant shall have elected to terminate this Lease pursuant to Section 8.02(a), the Expiration Date shall be the date specified in Tenant's termination notice, which shall be within three hundred and sixty-five (365) days thereafter. In the event the Lease is terminated pursuant to this Section, Tenant shall cause the damaged portions of the Improvements to be demolished to the foundation and cleared of debris, and shall repair and restore any preexisting fence, unless Landlord shall have requested Tenant not to demolish any particular Improvement, in which event Tenant shall have no obligation to demolish such Improvement. If any portion of the foundation is destroyed, Tenant shall demolish such portion and bring the land thereunder to the pre-existing grade of the foundation.
              (b)  Purchase Option.  If Tenant shall have
elected to exercise its Purchase Option, such exercise shall be governed by the provisions of Article 21.
         Section 8.04.  Casualty Restoration Construction
Work. If Tenant shall not have elected to terminate this Lease pursuant to Section 8.02(a) or exercised its Purchase Option pursuant to Article 21, Tenant shall (subject to Unavoidable

Delays) commence the Construction Work in connection with a Casualty Restoration within one hundred and eighty (180) days after receipt of the insurance proceeds arising from the damage or destruction which caused the need for such Casualty Restoration, to the extent insured, or within one hundred and eighty (180) days of the Casualty Loss, to the extent the same is not insured. Tenant shall provide Landlord with Tenant's estimate of the cost of the Casualty Restoration and the time schedule pertaining to the performance and completion of such Casualty Restoration. Tenant shall also submit to Landlord copies of all Plans and Specifications prepared in connection with such Casualty Restoration for Landlord's review and approval, subject to the provisions of Section 13.01(c) including, without limitation, the provisions thereof providing for deemed approvals, notification to the Buildings Department and any other applicable Governmental Authorities and an abatement of Rental for Lease Administrator's failure to take certain actions in a timely manner, and shall not commence construction of such Casualty Restoration until such Plans and Specifications have been approved or deemed approved by Landlord.
         Section 8.05. Restoration Funds. All insurance proceeds shall be paid directly to Tenant (unless Tenant agrees with a Recognized Mortgagee to have such funds paid to the Recognized Mortgagee thereof to be used for Casualty

Restoration purposes) and, if Tenant shall not have elected to terminate this Lease pursuant to Section 8.02(a) or exercised its Purchase Option pursuant to Article 21, shall be applied by Tenant to the extent necessary toward the Casualty Restoration.
         Section 8.06. Effect of Casualty on This Lease. If Tenant shall not have elected to terminate this Lease pursuant to Section 8.02 or exercised its Purchase Option pursuant to
Article 21, this Lease shall not terminate, be forfeited or be affected in any manner whatsoever, and there shall be no reduction or abatement of Rental, by reason of damage to, or total or partial destruction of, or untenantability of, the Premises or any part thereof resulting from a Casualty Loss. Subject to Section 8.02, Tenant's obligations hereunder, including the payment of Rental, shall continue as though the Casualty Loss had not occurred, without abatement, suspension, diminution or reduction whatsoever. It is the intention of Landlord and Tenant that the foregoing is an "express agreement to the contrary" as provided in Section 227 of the Real Property Law of the State of New York.

                           ARTICLE 9
                          CONDEMNATION
         Section 9.01.  Substantial Condemnation.
              (a)  Termination of Lease for Substantial
Condemnation. If all or Substantially All of the Premises are taken in a Condemnation, this Lease shall terminate on the Date of Condemnation and the Rental payable by Tenant hereunder shall be apportioned and paid to the Date of Condemnation.
         (b) Disbursement of Award. If all or Substantially All of the Premises are taken in a Condemnation, the entire award paid in connection with such Condemnation shall be apportioned as follows and in the following order:
                 (i)    there shall first be paid to Landlord
         so much of the award as would equal the Purchase Price that would be payable for that part of the Land taken in such proceeding based upon the ratio that the square footage of the Land taken bears to the total square footage of the Land (provided that, in such event, the Purchase Price specified in Article 21 shall be reduced by the amount of the award paid to Landlord under this Section); and

                (ii)    subject to rights of any Recognized
         Mortgagees, Tenant shall receive the balance of the award, if any.
Notwithstanding the foregoing, if all or any portion of the Premises are taken or condemned by the City or any department, agency or instrumentality thereof, the City (whether or not it is Landlord hereunder at the time) agrees to pay to Tenant, in addition to the award paid to Tenant as the result of such taking or condemnation, an additional sum of money such that the total compensation paid to Tenant as the result of such taking or condemnation shall include an amount equal to the difference between (x) all costs incurred or to be incurred by Tenant as the result of such taking or condemnation including, without limitation, (i) moving expenses, (ii) land acquisition costs and (iii) the total cost of constructing, purchasing, leasing and equipping (with new equipment if the utility of the equipment at the Premises would be materially impaired upon removal and installation at a replacement facility, or with such existing equipment, in which event Landlord shall be responsible for all costs associated with the disassembly, moving, reassembly and installation of such equipment) or otherwise acquiring a replacement facility, and (y) the amount of the award paid to Tenant as the result of such taking or condemnation.

              (c)  Definition.
                 (i) "Condemnation" means a taking (whether or not described as a "condemnation") of all or any part of the Premises (excluding a taking which is limited to the fee interest in the Land provided that, after such taking, Tenant's rights under this Lease including, without limitation, Tenant's option pursuant to Article 21 hereof to purchase the Premises, are not affected) for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain pursuant to the provisions of applicable law.
                (ii)    "Date of Condemnation" means the
         earlier of (A) the date on which actual possession of the Premises, or any part thereof, as the case may be, is acquired by any lawful power or authority in a Condemnation or (B) the date on which title to the Premises, or any part thereof, as the case may be, has vested in any lawful power or authority in a Condemnation.
         Section 9.02.  Less Than A Substantial Condemnation.
              (a) Condemnation of Less than Substantially All of the Premises. If less than Substantially All of the Premises are taken in a Condemnation, this Lease shall continue for the remainder of the Term and (i) the Rental payable hereunder shall be reduced pursuant to the provisions of Section 9.09 hereof and (ii) there shall not be any diminution of any of Tenant's non-montary obligations hereunder, except to the extent Tenant may be prevented from meeting any such obligations by order of the condemning authority.
              (b) Obligation to Restore the Premises. If less than Substantially All of the Premises are taken in a Condemnation, Tenant shall restore the remaining portion of the Premises not so taken to the same extent that would be required for a Casualty Restoration under Section 8.02 (a "Condemnation Restoration").
              (c)  Payment of Award.  In the event of any
Condemnation pursuant to Section 9.02(a), the award shall be paid in accordance with Section 9.01(b).
              (d)  Performance of Condemnation Restoration.
The Construction Work in connection with a Condemnation Restoration, submission of plans and specifications, provision of estimated cost and time schedule, and disbursement by Tenant of the Condemnation award shall be done, determined, made and governed in accordance with the provisions of Section 8.04 as if the Condemnation Restoration were a Casualty Restoration.
         Section 9.03. [Intentionally Omitted]
         Section 9.04.  Temporary Taking.

              (a)  Notice of Temporary Taking.  If the
temporary use of the whole or any portion of the Premises is taken for a public or quasi-public purpose by a lawful power or authority by the exercise of the right of condemnation or eminent domain, Tenant shall give Landlord notice within thirty (30) days thereof. If the Temporary Taking is by the City or any department, agency or instrumentality thereof, the City (whether or not it is the Landlord hereunder at the time) shall pay to Tenant an amount equal to two (2) times the amount of the award(s) paid to Tenant as the result of such Temporary Taking, at the same time that such award(s) are paid to Tenant. The Term shall not be reduced or affected in any way by reason of such temporary taking and Tenant shall continue to pay to Landlord the Rental without reduction or abatement.
              (b) Effect of Temporary Taking. In the event of a temporary taking as described in Section 9.04(a), Tenant shall be entitled to receive the entire amount of any award made for such taking, whether paid by way of damages, rent or otherwise; provided, however, that if such period of temporary use or occupancy shall extend beyond the expiration of the Term such award shall be apportioned between Landlord and Tenant as of such date of expiration of the Term; provided, however, that Landlord shall not be entitled to any portion of such award if Tenant exercises its option to purchase the Premises within six
(6) months after notice to Tenant of the determination of such award. Notwithstanding the foregoing, if the taking results in changes or alterations in the Project that would necessitate expenditures to permit the operation of the Premises as a Printing Facility, then Tenant shall to the extent of the moneys received from the award with respect to the Temporary Taking restore the Project in the same manner, and subject to the same terms and conditions, as if such restoration were a Condemnation Restoration.
              (c)  Temporary Taking Exceeding Ninety Days.
Notwithstanding anything to the contrary contained in this Lease, if there is a Temporary Taking of Substantially All of the Premises for a period exceeding ninety (90) days, Tenant, at its option, shall have all of the rights afforded to it under this Lease as if such event was a taking of Substantially All of the Premises pursuant to the provisions of Section 9.01 hereof.
         Section 9.05. Governmental Action Not Resulting in a Condemnation. In case of any governmental action not resulting in the Condemnation of any portion of the Premises but creating a right to compensation therefor, such as the changing of the grade of any street upon which the Premises abut, then this Lease shall continue in full force and effect without reduction or abatement of Rental. Any award payable thereunder shall be paid to Tenant.

         Section 9.06. Collection of Awards. Each of the parties shall execute documents that are reasonably required to facilitate collection of any awards made in connection with any condemnation proceeding referred to in this Article.
         Section 9.07. Tenant's Approval of Settlements. Tenant shall have the exclusive right to settle or compromise any Condemnation or other governmental action without the consent of Landlord.
         Section 9.08. Negotiated Sale. In the event Tenant approves a negotiated sale of all or a portion of the Premises in lieu of condemnation, the proceeds shall be distributed as provided herein for cases of condemnation.
         Section 9.09. Reduction of Base Rent and Land PILOT. In the event of any Condemnation described in Section 9.02, effective upon the Date of Condemnation, Base Rent and Land PILOT (and the Schedule of Maximum Land PILOT annexed hereto as Exhibit D) shall be reduced by an amount (and recalculated in the case of Exhibit D) equal to the product obtained by multiplying the Base Rent and Land PILOT (and Maximum Land PILOT) payable (or shown on Exhibit D) immediately prior to such Date of Condemnation by a fraction, the numerator of which is the amount of Land at the Premises taken pursuant to the Condemnation proceeding and the denominator of which is the amount of Land at the Premises immediately before the Condemnation. Improvements PILOT shall be appropriately reduced in accordance with Section 3.05(b)(ii)(A) and (B) based on any reduction in Gross Building Square footage caused by the condemnation.
         Section 9.10. Reduction of Purchase Price. In the event of any Condemnation, the Purchase Price shall be reduced by the amount, if any, equal to the portion of any Condemnation award paid to Landlord pursuant to the provisions of Section 9.01(b)(i) hereof.

                           ARTICLE 10
                    TRANSFER AND SUBLETTING
         Section 10.01. Tenant's Right to Assign, Sublet,
Transfer, Etc.
              (a) Limitations on Right of Transfer. Tenant shall not enter into any Transfer other than a Collateral Assignment or a Permitted Transfer.
              (b)  Definitions.
                 (i)    "Transfer" means (A) the sale,
         exchange, assignment or other disposition of all or substantially all of Tenant's interest in this Lease or the leasehold estate created hereby whether by operation of law or otherwise, or (B) a Sublease of all or substantially all of the Premises (a "Major Sublease").
                (ii)    "Collateral Assignment" means a
         Transfer (A) to a Recognized Mortgagee or an Affiliate of a Recognized Mortgagee, as collateral security, or following foreclosure of the Recognized Mortgage, or in lieu of foreclosure thereof, or (B) by a Recognized Mortgagee or an Affiliate thereof following either foreclosure of the Recognized Mortgage or a Transfer in lieu of foreclosure thereof.
               (iii)    "Transferee" means a Person to which a
         Transfer is made.

                (iv) "Permitted Transfer" means a Transfer to either (x) a Transferee which is an Affiliate of Tenant, regardless of whether such Transferee is a Prohibited Person (an "Affiliate Transfer"), (y) a Transferee which is a successor to Tenant or any Affiliate of Tenant by merger, consolidation or transfer of substantially all of the assets of Tenant or such Affiliate of Tenant, regardless of whether such Transferee is a Prohibited Person (a "Merger/Sale Transfer") or (z) a Transferee which is not a Prohibited Person provided that, in the case of (x),
         (y) and (z) above:
                   (A)  except in the case of a Major Sublease,
              the Transferee assumes all of Tenant's
              obligations hereunder in accordance with the form of Assumption attached hereto as Exhibit H;
                   (B)  on the effective date of the Transfer
              this Lease is in full force and effect;
                   (C)  notice pursuant to Section 10. 01(e)
              and (f) has been given to Landlord;
                   (D)  Tenant has delivered or, within five
              (5) Business Days after the Transfer, delivers to Landlord copies of the instruments of Transfer in conformance with Section 10.01(h).
              (c) Definition of Prohibited Persons. The term "Prohibited Person" as used in this Lease shall mean:

                 (i)    Any Person (A) that is in monetary
         default after notice and beyond any applicable grace period, of its obligations under any material written agreement with Landlord, or (B) that directly controls, is controlled by, or is under common control with a Person that is in monetary default after notice and beyond any applicable grace period, of its obligations under any material written agreement with Landlord, unless, in each instance, such default or breach either (x) has been waived in writing by Landlord or (y) is being disputed in a court of law, administrative proceeding, arbitration or other forum or (z) is cured within thirty (30) days after a determination and notice to Tenant from Landlord that such Person is a Prohibited Person as a result of such default.
                (ii) Any Person that is an organized crime figure, unless the City is otherwise doing business with such person notwithstanding such organized crime status.
               (iii) Any government, or any Person that is directly or indirectly controlled (rather than only regulated) by a government, that is finally determined to be in violation of (including, but not limited to, any participant in an international boycott in violation of) the Export Administration Act of 1979, as amended, or any successor statute, or the regulations issued pursuant thereto, or any government that is, or any Person that, directly or indirectly, is controlled (rather than only regulated) by a government that is subject to the regulations or controls thereof.
                (iv)    Any government, or any Person that,
         directly or indirectly, is controlled (rather than only regulated) by a government, the effects or the activities of which are regulated or controlled pursuant to regulations of the United States Treasury Department or executive orders of the President of the United States of America issued pursuant to the Trading with the Enemy Act of 1917, as amended.
                 (v)    Any Person that is in default in the
         payment to the City of any real estate taxes, sewer rents or water charges totalling more than $10,000, unless such default is then being contested in good faith in accordance with the law or unless such default is cured within thirty (30) days after a determination and notice to Tenant from Landlord that such Person is a Prohibited Person as a result of such default.

                (vi) Any Person that has solely owned at any time during the three (3) years immediately preceding a determination of whether such Person is a Prohibited Person, any property which both (x) was acquired by such Person during such three (3) year period in an in rem tax foreclosure and (y) was reacquired during such three (3) year period from such Person by the City in an in rem tax foreclosure, other than a property in which the City has released or is in the process of releasing its interest pursuant to the Administrative Code of the City.
               (vii) Any Person that is or has been at any time during the three (3) years immediately preceding a determination of whether such Person is a Prohibited Person, in material, non-monetary default directly related to a statutory requirement, Executive Order or a regulation of a City agency after notice and beyond any applicable grace period (which material, non-monetary default has not been cured) under any material written agreement with Landlord, unless, in each instance, either (x) such default has been waived in writing by Landlord or Landlord has not commenced prior to its receipt of Tenant's notice given pursuant to Section 10.01(e) hereof and thereafter diligently pursued efforts to terminate its relationship with such Person or commenced prior to its receipt of Tenant's notice given pursuant to Section 10.01(e) hereof and thereafter diligently sought alternative remedies available to it under such material written agreement with respect to such material, non-monetary default, (y) such default is being disputed in a court of law, administrative proceeding, arbitration or other forum (provided that such dispute was initiated by such Person by the later to occur of (A) the date that is sixty (60) days after such Person's receipt of notice from Landlord of such material, non-monetary default or (B) the date that is one hundred eighty
         (180) days prior to the date of Tenant's notice given pursuant to Section 10.01(e) hereof, failing which, the issue of whether such Person is a Prohibited Person shall be determined by arbitration pursuant to the provisions of Section 10.01(g) hereof) or (z) such default is cured within thirty (30) days after a determination and notice to Tenant from Landlord that such Person is a Prohibited Person as a result of such default.
              (d)  Determination of Organized Crime Figure.
The determination as to whether any Person is an organized crime figure shall be within the reasonable discretion of Landlord and shall be made within thirty (30) days of the receipt of Tenant's request for such determination.

              (e) Notice to Landlord. Tenant shall notify Landlord of its intention to enter into any Transfer not less than thirty (30) days before the proposed effective date of such Transfer with respect to a Transfer that is not an Affiliate Transfer or a Merger/Sale Transfer, and not less than ten (10) days after the effective date of such Transfer with respect to a Transfer which is an Affiliate Transfer or a Merger/Sale Transfer.
              (f)  Contents of Notice.
                 (i) The notice required by Section 10.01(e) shall contain the following information:
              (A)  in the case of a proposed corporate
                   Transferee or in the case of a corporate general partner in a partnership that is the proposed Transferee (other than a corporation whose common stock is traded on a recognized exchange or over-the-counter or is registered under the Securities Act of 1933, as amended), a certificate of an authorized officer of such corporation giving the names and addresses of all directors and officers of the corporation and Persons having more than a five percent (5%) interest in such Transferee;

              (B)  in the case of a proposed corporate
                   Transferee, or corporate general partner in
                   a partnership that is the proposed
                   Transferee, whose stock is publicly traded
                   on a recognized exchange or over-the-counter
                   or is registered under the Securities Act of
                   1933, as amended, a certificate of an
                   authorized officer of such corporation
                   giving the names and addresses of all
                   directors and senior officers of the
                   corporation and Persons having more than a
                   ten percent (10%) interest in such
                   Transferee, to the extent such information
                   is disclosed in such corporation's then most
                   recent filings required to be made by it
                   with the Securities and Exchange Commission;
              (C)  in the case of a proposed partnership
                   Transferee, a certificate of the managing
                   general partner or other authorized general
                   partner in the proposed Transferee giving
                   the names and addresses of all general and
                   limited partners in the partnership; and
              (D)  in all cases, a certification by an
                   authorized officer, managing general
                   partner, or other authorized general partner
                   of Tenant, whichever shall be applicable, to
                   the effect that, to the best of his or her
                   knowledge, the Transfer does not violate the
                   provisions of Section 10.01(a), but in no
                   event shall such person incur any personal
                   liability in the event such certification is
                   incorrect.
                (ii) If any change in circumstances prior to the closing of the transaction renders the information provided in clause (i) above materially incomplete or incorrect, Tenant shall notify Landlord of the change, which notification shall recommence the period for Landlord's notification to Tenant under Section 10.01(g).
              (g)  Objections; Deemed Consent.   Landlord shall
notify Tenant, within thirty (30) days after receipt of notice from Tenant pursuant to the provisions of Section 10.01(e), whether the Landlord objects to consummation of the Transfer on the grounds that the same would violate the provisions of
Section 10. 01(a), which objection shall be in writing and in reasonable detail, and, in the absence of any such written objection from Landlord within such period, Landlord shall be deemed to have consented to the proposed Transfer. Notwithstanding anything to the contrary set forth herein,
(x) Landlord's consent shall not be required with respect to any Transfer that is an Affiliate Transfer or a Merger/Sale Transfer and (y) with respect to any Transfer that is not an Affiliate Transfer or a Merger/Sale Transfer the only permissible grounds for withholding consent shall be that the Transferee is a Prohibited Person. Tenant shall have the right to submit to arbitration pursuant to Article 34 hereof the issue of whether Landlord has acted unreasonably in withholding its consent to any Transfer that is not an Affiliate Transfer or a Merger/Sale Transfer. If the Arbiter determines that Landlord has acted unreasonably, then (i) Landlord shall be deemed to have consented to such Transfer effective as of the date of the Arbiter's decision and (ii) Tenant or the Transferee shall be entitled to an offset against future installments of Rental (excluding Impositions and College Point Improvement Fund Payments) in an amount equal to the product arrived at by multiplying (x) $1,000.00 by (y) the number of days in the period commencing on the date Tenant gives a Dispute Notice in connection with Landlord's withholding of consent and expiring on the date of the Arbiter's decision.
              (h)  Instruments of Transfer.  Tenant shall
deliver to Landlord, or shall cause to be delivered to Landlord, within thirty (30) days after execution and delivery thereof, (i) in the case of an assignment (including a Collateral Assignment) of the Tenant's interest in this Lease, executed counterpart(s) or photostatic copies of the instrument(s) of assignment and assumption, (ii) in the case of a Major Sublease, an executed counterpart or a photostatic copy of the Sublease, and (iii) for all other Transfers, an executed counterpart or a photostatic copy of the instrument of Transfer.
              (i) Invalidity of Transactions. Subject to the provisions of Section 10.01(g) hereof, any Transfer entered into without Landlord's consent (or deemed consent, pursuant to Section 10.01(g)) as required in this Lease, or which in any other material respect fails to comply with the provisions of this Lease, shall have no validity and shall be null and void and without any effect.
         Section 10.02. Subtenant Violation. No failure to include an obligation under this Lease in any Sublease shall relieve Tenant of, or in any way limit, such obligation under this Lease. A violation or breach of any of the terms, provisions or conditions of this Lease that results from, or is caused by, an act or omission by a Subtenant (whether or not such act or omission is permitted by such Subtenant's Sublease) shall not relieve Tenant of Tenant's obligation to cure such violation or breach.
         Section 10.03. Tenant's Right to Sublease. Except as expressly provided in Section 10.01(a) with respect to Major Subleases, Tenant shall have the unrestricted right to sublet portions of the Premises at any time and from time to time.

                           ARTICLE 11
                           MORTGAGES
         Section 11.01.  Effect of Mortgages.
              (a) Tenant shall have the right, at any time and from time to time during the Term, to mortgage the leasehold estate created hereby; provided that no Mortgage shall extend to, affect, or be a lien or encumbrance upon, the estate and interest of Landlord in the Premises or any part thereof.
              (b) "Mortgage" means any mortgage or deed of trust (including any consolidation of two or more mortgages or deeds of trust) that constitutes a lien on Tenant's interest in this Lease and the leasehold estate created hereby.
         Section 11.02.  Mortgagee's Rights Not Greater than
Tenant's.
              (a) With the exception of the rights granted to Recognized Mortgagees pursuant to the provisions of Sections 11.03, 11.04, 11.06, 11.07, and 11.10, and by any other provision of this Lease, the execution and delivery of a Mortgage or a Recognized Mortgage shall not give nor shall be deemed to give a Mortgagee or a Recognized Mortgagee any greater rights against Landlord than those granted to Tenant hereunder.
              (b)  Definition:
              "Recognized Mortgage" means a Mortgage
                      (i)    the holder of which is not an
              Affiliate of Tenant;

                     (ii)    that is held by a Person which is
              either an Institutional Lender or which has (or has an Affiliate which has) the financial capacity and business expertise to operate the Premises as a Printing Facility and, in either case, is not controlled by an organized crime figure; and
                    (iii)    a photostatic copy of which has
              been delivered to Landlord (with photostatic copies of all modifications and extensions), together with a certification by Tenant and the Mortgagee confirming that said photostatic copies are true copies of the documents and giving the name and post office address of the holder of the Mortgage.
         Section 11.03.  Notice and Right to Cure Tenant's
Defaults.
              (a) Notice to Recognized Mortgagee. Landlord shall give to each Recognized Mortgagee, at the address of the Recognized Mortgagee stated in the certification referred to in
Section 11.02(b), or in any subsequent notice given by the Recognized Mortgagee to Landlord, and otherwise in the manner pursuant to the provisions of Article 25, a copy of each notice of Default, at the same time as it gives such notice of Default, to Tenant, and no such notice of Default shall be deemed effective unless and until a copy thereof shall have been so given to each Recognized Mortgagee. In no event will notices be delivered to more than two addresses per Recognized Mortgagee.
              (b)  Right and Time to Cure.  Subject to the
provisions of Sections 11.03(d) and 11.05, each Recognized Mortgagee shall have a period of (i) thirty (30) days more, in the case of a Default in the payment of Rental, and (ii) sixty
(60) days more, in the case of any other Default, than is given Tenant under the provisions of this Lease to remedy the Default, cause it to be remedied, or cause action to remedy a Default to be commenced, provided that, except with respect to a Default in payment of Rental, such Recognized Mortgagee delivers to Landlord, within thirty (30) days after the expiration of the time given to Tenant pursuant to the provisions of this Lease to remedy the event or condition which would otherwise constitute an Event of Default hereunder, a written notice that it will take the action described in
Section 11.03(d)(iii)(A) or (B).
              (c)  Acceptance of Recognized Mortgagee's
Performance. Subject to the provisions of Section 11.05, Landlord shall accept performance by a Recognized Mortgagee of any covenant, condition or agreement on Tenant's part to be performed hereunder with the same force and effect as though performed by Tenant.

              (d) Commencement of Performance by Recognized Mortgagee for Non-Rental Defaults. No Event of Default (other than an Event of Default arising from the nonpayment of Rental) shall be deemed to have occurred so long as
                 (i)    all Rental is being timely paid as
         required in this Lease (it being understood that, in the case of a Recognized Mortgagee, Rental shall be deemed timely paid if paid prior to the expiration of the cure period provided in Section 11.03(b)(i)),
                (ii)    a Recognized Mortgagee has delivered
         the notice required by Section 11.03(b) within the period required thereby, and
               (iii)    the Recognized Mortgagee that delivered
         such notice:
              (A) in the case of a Default that is curable without possession of the Premises by the Recognized Mortgagee, has commenced in good faith, within the period required in Section 11.03(b)(ii), to cure the Default and is prosecuting such cure to completion with diligence and continuity, or
              (B) in the case of a Default where possession of the Premises is required in order to cure the Default, or which is a Default that is otherwise not susceptible of being cured by a Recognized Mortgagee, has instituted foreclosure proceedings, and is diligently prosecuting the foreclosure proceedings to obtain possession of the Premises, and, upon obtaining possession of the Premises, promptly commences to cure the Default (other than a Default which is not susceptible of being cured by a Recognized Mortgagee) and prosecutes such cure to completion with diligence.
         Section 11.04. Execution of New Lease.
              (a) Notice of Termination. If this Lease is terminated by reason of an Event of Default, Landlord shall give prompt notice thereof to each Recognized Mortgagee.
              (b) Request for and Execution of New Lease. If, within sixty (60) days of the later of (i) the date of Landlord's notice to a Recognized Mortgagee pursuant to Section 11.04(a) or (ii) the date on which such Recognized Mortgagee obtains possession of the Premises, such Recognized Mortgagee shall request a new lease, then subject to the provisions of Sections 11.04(c) and 11.05, within thirty (30) days after Landlord shall have received such request, Landlord shall execute and deliver at least two (2) counterparts of a new lease of the Premises for the remainder of the Term to the Recognized Mortgagee, or a designee or nominee thereof, provided that such designee or nominee is not a Prohibited Person. Said Recognized Mortgagee (or permitted designee or nominee thereof) shall promptly after its receipt of such new lease of the Premises execute such new lease, as tenant thereunder and deliver one (1) fully-executed counterpart to Landlord. The new lease shall have the same priority and shall contain all of the covenants, conditions, limitations and agreements contained in this Lease, provided, however, Landlord shall not be deemed to have represented or covenanted that such new lease shall be superior to claims of Tenant, Tenant's other creditors or a judicially appointed receiver or trustee for Tenant.
              (c) Conditions Precedent to Landlord's Execution of New Lease. The provisions of Section 11.04(b) notwithstanding, Landlord shall not be obligated to enter into a new lease with a Recognized Mortgagee unless the Recognized Mortgagee
                 (i) pays to Landlord, concurrently with the execution and delivery of the new lease to Landlord, all Rental due under this Lease up to and including the date of the commencement of the term of the new lease and all expenses, including, without limitation, out-of-pocket reasonable attorneys' fees and disbursements and court costs, incurred by Landlord or Lease Administrator in connection with the Default or

         Event of Default, the termination of this Lease and the preparation of such new lease,
                (ii)    agrees that it shall reasonably
         promptly after execution of the new lease cure all material Defaults (other than those not susceptible of cure by a Recognized Mortgagee) then existing under this Lease (as though this Lease had not been terminated), and
               (iii) delivers to Landlord a statement, in writing, acknowledging that Landlord, by entering into such new lease with such Recognized Mortgagee, shall not have or be deemed to have waived any material Defaults or Events of Default then existing under this Lease (other than those not susceptible of cure by a Recognized Mortgagee) notwithstanding that any such material Defaults or Events of Default existed prior to the execution of such new lease and that the breached obligations which gave rise to the Defaults or Events of Default are also obligations under such new lease; provided that prior to the delivery of such statement to Landlord, if requested by a Recognized Mortgagee, Landlord shall specify in reasonable detail, in writing, all existing material Defaults then known to Landlord and, in the event the Recognized Mortgagee disputes any such specified material Default of a nature described in Sections 24.01(b) or (c) hereof, the Recognized Mortgagee may submit the matter to arbitration; provided, however, that notwithstanding anything to the contrary contained herein, such Recognized Mortgagee shall not be responsible for any Defaults or Events of Default which either (x) have been cured or, for any other reason, no longer constitute a continuing Default or Event of Default or (y) are not susceptible of cure by a Recognized Mortgagee.
         Section 11.05. Recognition by Landlord of Recognized Mortgagee Most Senior in Lien. If more than one Recognized Mortgagee has exercised any of the rights afforded by Sections
11.03 or 11.04, then, unless otherwise provided in the Recognized Mortgage most senior in lien (and priority) or consented to by the holder thereof, only that Recognized Mortgagee, to the exclusion of all other Recognized Mortgagees, whose Recognized Mortgage is most senior in lien (and priority) shall be recognized by Landlord as having exercised such right, for so long as such Recognized Mortgagee shall be diligently exercising its rights under this Lease with respect thereto, and thereafter only the Recognized Mortgagee whose Recognized Mortgage is next most senior in lien (and priority) shall be recognized by Landlord, unless such Recognized Mortgagee has designated a Recognized Mortgagee whose Mortgage is junior in lien to exercise such right. If the parties shall not agree on which Recognized Mortgage is prior in lien, such dispute shall be determined, at no expense to Landlord, by a then current certificate of title issued by a title insurance company licensed in New York State and chosen by Landlord, and such determination shall bind the parties.
         Section 11.06.  Appearance at Condemnation
Proceedings. A Recognized Mortgagee shall have the right to appear in any condemnation proceedings and to participate in any and all hearings, trials and appeals in connection therewith.
         Section 11.07.  Rights Limited to Recognized
Mortgagees. The rights granted to a Recognized Mortgagee under the provisions of this Lease shall not apply in the case of any Mortgagee that is not a Recognized Mortgagee.
         Section 11.08. Consent to Assignment of Tenant Rights. Landlord hereby consents to the inclusion of a provision in any Recognized Mortgage providing for, at the option of the Recognized Mortgagee: (a) a conditional assignment of the option to purchase granted under Article 21 of this Lease, (b) an assignment of Tenant's share of the net proceeds from any award or other compensation resulting from a Condemnation of Substantially All of the Premises or less than Substantially All of the Premises as set forth in Article 9 of this Lease, (c) the entry of the Recognized Mortgagee upon the

Premises, without notice to Landlord or Tenant, to view the state of the Premises, (d) an assignment of Tenant's right, if any, to terminate, cancel, modify, change, supplement, alter or amend this Lease, (e) an assignment of Tenant's rights under any Sublease, and (f) effective upon any default under any such Recognized Mortgage (i) the foreclosure of the Recognized Mortgage pursuant to a power of sale by judicial proceedings or other lawful means and the subsequent sale of the leasehold estate to the purchaser at the foreclosure sale and a sale by such purchaser and/or a sale by any subsequent purchaser, (ii) the appointment of a receiver, irrespective of whether the Recognized Mortgagee accelerates the maturity of all indebtedness secured by the Recognized Mortgage (iii) the right of the Recognized Mortgagee or the receiver to enter and take possession of the Premises to manage and operate the same and to collect the subrentals, issues and profits therefrom and to cure any default under the Recognized Mortgage or any default by Tenant under this Lease, and (iv) an assignment of Tenant's right, title and interest in and to any deposit of cash, securities or other property which may be held to secure the performance of covenants, conditions and agreements contained in this Lease, the premiums for or dividends upon any insurance provided for the benefit of any Recognized Mortgagee or required by the terms of this Lease, as well as in all refunds or rebates of Taxes, Impositions or Exempt Taxes assessments upon or other charges against the Premises, whether paid or to be paid.
         Section 11.09. Prohibition Against Surrender. Landlord shall not, without the prior written consent of each Recognized Mortgagee, accept a voluntary surrender of this Lease at any time while a Recognized Mortgage remains a lien on the leasehold estate demised hereby.
         Section 11.10. No Merger. Landlord hereby agrees, for the benefit of any Recognized Mortgagee, that, so long as any Recognized Mortgage shall remain a lien on the leasehold estate demised hereby, that in the event title to the fee interest in the Premises and the leasehold estate interest of Tenant in this Lease shall for any reason, whether by operation of law or otherwise, be vested in the same party, the respective interests or estates shall not be deemed to merge, it being the intention of the parties that the fee estate and leasehold estate survive as separate distinct estates.
         Section 11.11. No Subordination to Fee Mortgage. In the event that Landlord shall place any mortgage on its fee interest in the Premises, whether or not in violation of
Section 5.01 hereof, this Lease and any Recognized Mortgage shall not be subordinate to any such fee mortgage.
         Section 11.12. No Modifications. In the event that Landlord and Tenant shall amend or alter any of the terms or provisions of this Lease without the prior written consent of any Recognized Mortgagees, any such amendment or alteration shall not be binding upon any such Recognized Mortgagees.
         Section 11.13. Estoppel Certificate. Landlord, at any time, and from time to time, upon at least twenty (20) days' prior notice by a Recognized Mortgagee, shall execute, acknowledge and deliver to such Recognized Mortgagee, and/or to any other person, firm or corporation specified by such Recognized Mortgagee, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exist any defaults by Tenant under this Lease, and, if so, specifying each such default. Such statement shall also certify as to any additional matters reasonably requested by such Recognized Mortgagee.
         Section 11.14. Modification of Lease. In the event that an entity that meets the requirements set forth in Sections 11.02(b)(i) and (ii) hereof requests that reasonable modifications be made to this Lease as a precondition to entering into a Recognized Mortgage with Tenant with respect to the Premises, Landlord shall agree and enter into such reasonable modifications with Tenant; provided, however, that no such requested modification shall (a) reduce the amounts payable by Tenant hereunder, (b) modify the Term, (c) materially increase the rights of Tenant hereunder, or (d) materially adversely affect the rights and obligations of Landlord hereunder.
         Section 11.15. Chattel Mortgages. Landlord acknowledges and agrees that Tenant may lease or finance purchases of Tenant's Property. Landlord, upon Tenant's request, will enter into written agreements with any vendor, lessor or lender from whom Tenant has purchased or leased Tenant's Property or borrowed money for the purchase thereof on such vendor's, lessor's or lender's standard form with such reasonable changes that Landlord may request, providing that:
(i) such Tenant's Property shall be and remain personal property notwithstanding the fact that the same may be affixed to the Premises, (ii) the security interest of such vendor, lessor or lender in such Tenant's Property shall be senior to any interest of Landlord therein, (iii) in the event of a default by Tenant under this Lease, Landlord shall provide such vendor, lessor or lender with at least sixty (60) days prior written notice and an opportunity to remove from the Premises any Tenant's Property in which such vendor, lessor or lender has a security interest and (iv) that such vendor, lessor or lender may enter the Premises at any time pursuant to a written agreement between Tenant and such vendor, lessor or lender for the sole purpose of removing such Tenant's Property if such removal is necessary to protect its security interest therein;

provided that, in conducting such entry and removal, such vendor, lessor or lender shall: (a) prior to entry, provide Landlord upon Landlord's request with evidence of appropriate liability insurance as reasonably determined by Landlord,
(b) use reasonable care, (c) repair all damage caused by its activities in or about the Premises, and (d) comply with all applicable laws.
         Section 11.16. Additional Notices to Mortgagees. In addition to providing a copy of each notice of Default to Recognized Mortgagees pursuant to Section 11.03(a) hereof, Landlord shall give to each Recognized Mortgagee, at the address of the Recognized Mortgagee stated in the certification referred to in Section 11.02(b), or in any subsequent notice given by the Recognized Mortgagee to Landlord, and otherwise in the manner pursuant to the provisions of Article 25, a copy of each notice to Tenant, at the same time as it gives such notice to Tenant, which requires Tenant to take or refrain from taking any action if the failure to do so could result in a Default.
         Section 11.17. Provisions of Lease Continue in Effect After Foreclosure. In the event of a foreclosure of a Recognized Mortgage pursuant to a power of sale by judicial proceedings or other lawful means and the subsequent sale of the leasehold estate to the purchaser at the foreclosure sale, all of the terms and conditions of this Lease shall remain in full force and effect, and shall be binding upon any purchaser succeeding to the rights of Tenant under this Lease including, without limitation, the provisions of Article 28 hereof.

                           ARTICLE 12
                           CAR POUND
         Section 12.01. Removal of Car Pound. Landlord shall cause the Car Pound to be removed from the Premises and the Possessory Date to occur on or prior to the 4th Anniversary Date; provided that Tenant shall not be obligated to accept possession of the Premises (and accordingly the Possessory Date shall not occur) prior to the earlier to occur of (x) the Car Pound Removal Date and (y) the 4th Anniversary Date; and further provided, however, that at any time on or after the date hereof and prior to the 10th anniversary of the Lease Execution Date, if the Car Pound shall not have been removed from the Premises, Tenant may give Landlord written notice (the "Car Pound Removal Notice")
              (a) stating that Tenant is prepared to either
         (i) commence or continue the filling, rough grading and/or compaction of soil at the Project or (ii) Commence Construction of the Project on or about a date (the "Car Pound Removal Date") which shall be specified in the Car Pound Removal Notice and which Car Pound Removal Date shall be
                 (i)    not earlier than six (6) months after
              the date of the Car Pound Removal Notice and
                (ii)    not later than nine (9) months after
              the date of the Car Pound Removal Notice, and

              (b) requiring that the Car Pound be removed and the Possessory Date occur on or prior to the Car Pound Removal Date, in which event Landlord shall cause the Car Pound to be removed and cause the Possessory Date to occur not later than the Car Pound Removal Date subject, however, to delays due to acts of God (including, without limitation, catastrophic weather conditions), fire or casualty ("Landlord's Unavoidable Delays"); provided, however, that Tenant shall not be obligated to accept possession of the Premises (and acccordingly the Possessory Date shall not occur) prior to the Car Pound Removal Date specified in the Car Pound Removal Notice.
         Landlord hereby acknowledges its receipt of the Car Pound Removal Notice as of the date hereof, which Car Pound Removal Notice sets forth June 17, 1994 as the Car Pound Removal Date, and Landlord and Tenant agree that for the purposes of this Lease, the Car Pound Removal Date shall mean June 17, 1994; subject, however, to the provisions of the immediately preceding paragraph with respect to Landlord's Unavoidable Delays.
         Section 12.02. Damages for Tenant's Failure to Construct after Notice. If, without regard to whether Landlord shall have commenced construction of a permanent relocation Car
Pound:

              (a) Prior to the 4th Anniversary Date, Tenant shall deliver to Landlord a Car Pound Removal Notice,
              (b)  Landlord shall, or shall cause EDC to,
         complete construction of an interim relocation Car Pound for the cars to be removed from the Premises,
              (c) the Possessory Date shall occur on or before the Car Pound Removal Date, and
              (d) Tenant shall fail to commence and dilgently prosecute the driving of piles at the Project within twelve (12) months after the Possessory Date
         (provided that such twelve-month time
         period shall be subject to "unavoidable delays" of the same kind described above with respect to Landlord's Unavoidable Delays), or such longer period during which Tenant may provide Landlord, on a monthly basis, with a certificate of a licensed professional engineer stating that in such professional engineer's opinion, taking into account sound construction practices, it would not be advisable to begin the driving of piles either (i) because soil brought to the Project had not settled sufficiently or (ii) due to other technical or weather-related reasons, then, within thirty (30) days after Tenant's receipt of Landlord's written demand, Tenant shall reimburse Landlord and/or EDC for all out-of-pocket costs (both design and construction) incurred by Landlord or EDC in connection with the construction of such interim relocation Car Pound after receipt of the Car Pound Removal Notice. Landlord's demand shall be accompanied by invoices, receipts or other documentation evidencing the costs thereof, substantially the same as those invoices, receipts and documentation to be submitted by Tenant to Landlord in connection with the construction of the Interim Car Pound as set forth in Funding Agreement #3.
         Section 12.03. Damages for Landlord's Failure to Remove Car Pound. If the Possessory Date shall not have occurred prior to the Car Pound Removal Date, then from and after the Car Pound Removal Date and continuing until the Possessory Date (or for such shorter period as may be hereinafter set forth), Tenant shall be entitled to accrue, as liquidated damages, the following amounts ("Car Pound Offset Amounts") as offsets against future installments of Rental (exclusive of Impositions and College Point Improvement Fund Payments) becoming due and payable after the Possessory Date:
              (a)  for each month or portion thereof that
         occurs during the period (the "Initial Three Month Period") commencing with the Car Pound Removal Date, and continuing until the earlier of (i) the day preceding the Possessory Date or (ii) the day that is three months after the Car Pound Removal Date, the Car

         Pound Offset Amount shall be equal to 100% of the Base Rent and PILOT (which shall be deemed to accrue on a daily basis) becoming due and payable with respect to a like period of time commencing on the Possessory Date; and
              (b)  for each month or portion thereof that
         occurs during the period beginning on the day after the expiration of the Initial Three Month Period, and continuing thereafter until the earlier of (i) the day preceding the Possessory Date or (ii) the day on which Tenant shall terminate the Lease pursuant to Section
         12. 05, the Car Pound Offset Amount shall be equal to the sum of
                   (x) the Car Pound Offset Amount described in
              Section 12.03(a),
         plus
                   (y) $10,000 (apportioned on the basis of
              thirty (30) day months);
                   (such Car Pound Offset Amount being
                   hereafter referred to as the "Basic Penalty
                   Offset"); provided, however, that
                        (A)  for each month or portion of a
         month after the Car Pound Completion Date the Car Pound Offset Amount shall be equal to 200% of the Basic Penalty Offset (for purposes hereof, the "Car

         Pound Completion Date" means (x) the earlier to occur of (i) the date on which Landlord shall have completed construction of an interim or permanent relocation Car Pound or (ii) the date on which Landlord would have completed construction of an interim or permanent relocation Car Pound but for Landlord's willful failure to prosecute such construction with due diligence after commencement thereof or (y), with respect to the interim relocation Car Pound constructed by Tenant pursuant to a Self-Help Notice, the date Tenant shall have completed construction of such interim relocation Car Pound;
                        (B)  if Tenant has given the Self-Help
         Notice, and if within six (6) months thereafter Tenant shall have failed to complete construction of the interim relocation Car Pound (provided that such six-month period shall be extended in respect of any delays in completion due to Tenant's failure to use reasonable and diligent efforts or due to acts of God (including, without limitation, catastrophic weather conditions (but excluding soil conditions), fire or casualty), then, upon the expiration of such six-month period (as such six-month period may be extended as specifically provided in this subsection 12.03(b)(x)(B):

                      (i)    for each month or portion thereof
                   for the period commencing on the day after
                   the expiration of such six-month period (as
                   such six-month period may be extended as
                   specifically provided in this subsection
                   12.03(b)(x)(B)) and continuing thereafter
                   until the day that is six (6) months after
                   the expiration of such six-month period (as
                   such six-month period may be extended as
                   specifically provided in this subsection
                   12.03(b)(x)(B)), the Car Pound Offset Amount
                   shall be equal to one hundred fifty percent
                   (150%) of the Basic Penalty Offset, and
                     (ii)    for each month or portion thereof
                   during the period commencing with the day
                   after the end of the period specified in the
                   immediately preceding clause (i) (provided
                   Tenant's failure to complete construction
                   during such period was not due to Tenant's
                   failure to use reasonable and diligent
                   efforts or due to acts of God (including,
                   without limitation, catastrophic weather
                   conditions, (but excluding soil conditions),
                   fire or casualty) and continuing until the
                   completion of construction by the Tenant of
                   the interim relocation Car Pound, the Car
                   Pound Offset Amount shall be equal to  200%
                   of the Basic Penalty Offset; and
                        (C)  if Tenant has given the Self-Help
         Notice within six (6) months before or after the second anniversary of the Lease Execution Date and Landlord has certified that completion of construction of a permanent relocation Car Pound and causing the Possessory Date to occur would not require more than an additional ninety (90) days after the date of the Self-Help Notice, then during such 90-day period (but only if Landlord fails to cause the Possessory Date to occur before the expiration of such 90-day period), the Car Pound Offset Amount shall be equal to one hundred fifty percent (150%) of the Basic Penalty Offset.
              (e) The foregoing liquidated damage amounts are fixed in consideration of the material harm and damage that Tenant will sustain if the Possessory Date is delayed because the Car Pound is not removed from the Premises, it being recognized that the exact amount of damage is impossible to ascertain, and Tenant shall have no other or additional right to monetary damages or compensation by reason of such delay in the Possessory Date.
         Section 12.04. Tenant's Self-Help Remedy.

              (a)  If the Possessory Date shall not have
         occurred on or prior to the Car Pound Removal Date, Tenant, at its sole election, may give Landlord written notice (the "Self-Help Notice") at any time after the Car Pound Removal Date, but prior to the first (1st) anniversary of the Car Pound Removal Date, that Tenant elects to construct pursuant to Funding Agreement #3 an interim relocation Car Pound at the South Brooklyn Marine Terminal site described in Exhibit J or such other site in the City as Landlord may select if events have occurred after the date of this Lease that make it no longer feasible in Landlord's judgment to construct an interim relocation Car Pound at the South Brooklyn Marine Terminal site (the "Temporary Car Pound Relocation Site"); provided, however, that with respect to any other site selected by Landlord in accordance with the foregoing, Landlord shall represent and warrant to Tenant that the construction of an interim relocation Car Pound shall be capable of being completed by a date not later than the date that construction of an interim relocation Car Pound at the South Brooklyn Marine Terminal site could have been completed. Notwithstanding the foregoing, if Tenant gives a Self-Help Notice within three (3) months before or after the second anniversary of the Lease Execution Date, and if Landlord certifies in good faith that completion of construction of a permanent relocation Car Pound and causing the Possessory Date to occur will not require more than an additional ninety (90) days after the date of the Self-Help Notice, Tenant shall not commence construction of an interim relocation Car Pound unless the Possessory Date shall not have occurred upon or prior to the expiration of such 90-day period.
              (b) If pursuant to the Self-Help Notice Tenant commences construction of the interim relocation Car Pound at the Temporary Car Pound Relocation Site, and as a result thereof Tenant is entitled to any Funding under Funding Agreement #3, then, if and to the extent that EDC defaults in providing any such Funding, Tenant shall have the right to offset all such defaulted Funding against future installments of Rental (excluding Impositions, but including College Point Improvement Fund Payments) as provided in Sections 3.06 and 4.01(a).
         Section 12.05. Tenant's Right to Terminate the Lease. If the Possessory Date shall not have occurred on or prior to the later to occur of (i) the first (1st) anniversary of the Car Pound Removal Date or (ii) if Tenant has given the

Self-Help Notice, the first (1st) anniversary of the delivery of the Self-Help Notice, Tenant may give written notice to Landlord of its election to terminate this Lease; provided, however, that, even if Tenant has given the Self-Help Notice it shall nonetheless have the right to terminate this Lease at any time after the first (1st) anniversary of the Car Pound Removal Date, but if Tenant elects to terminate this Lease prior to the first (1st) anniversary of the delivery of the Self-Help Notice, such termination shall not be effective unless and until Tenant shall have repaid to EDC all Funding received by Tenant under Funding Agreement #3.
         Section 12.06. Interim Car Pound. Notwithstanding anything to the contrary contained in this Lease, in the event that either (i) Tenant gives Landlord the Car Pound Removal Notice at any time on or before December 1, 1994 or (ii) Tenant gives Landlord the Car Pound Removal Notice at any time after December 1, 1994 and Landlord fails within thirty (30) days thereafter to certify in writing to Tenant that it believes in good faith that completion of the permanent relocation Car Pound and causing the Possessory Date to occur will not require more than six (6) months after the date of the Car Pound Removal Notice, then Landlord, in furtherance of its obligations pursuant to Section 12.01 hereof, shall promptly after the receipt of the Car Pound Removal Notice commence construction of an interim relocation Car Pound, which interim relocation Car Pound shall be constructed by Landlord at the South Brooklyn Marine Terminal site unless events have occurred after the date of this Lease that make it no longer feasible for Landlord to construct an interim relocation Car Pound at the South Brooklyn Marine Terminal site.
         Section 12.07. Interim Car Pound License. Landlord hereby grants to Tenant a license, which will become effective in the event that Tenant delivers the Self-Help Notice and Landlord designates the Temporary Car Pound Relocation Site, to enter the Temporary Car Pound Relocation Site for all of the purposes set forth in Funding Agreement #3. The term of this license shall extend until such time that Tenant has completed its obligations at the Temporary Car Pound Relocation Site pursuant to Funding Agreement #3 and shall not be terminated or revoked by Landlord prior to such time unless Funding Agreement #3 is terminated in accordance with its terms.

                           ARTICLE 13
                       CONSTRUCTION WORK
         Section 13.01.  Construction of the Project.
              (a)  Commencement and Completion of Project.
Tenant shall Commence Construction of the Project not later than the Outside Commencement Date, and Substantially Complete at least a Minimum Printing Facility on or before the Scheduled Completion Date.
              (b)  Definitions.
                 (i) "Commence Construction of the Project" or "Commencement of Construction of the Project" means the commencement of the driving of piles at the Project. Commencement of Construction of the Project shall not be deemed to have occurred merely because Tenant has commenced or performed any of the following functions (herein referred to as "Preliminary Site Work"); (1) physical surveys of the site and other functions of an investigatory nature, (2) Geotechnical investigations including, without limitation, the driving of a "split spoon" into the ground to determine the ability of the soil to support a structure, (3) the bringing on to the Premises of temporary construction structures and trailers,
         (4) removing debris from and grading and leveling the site, (5) the filling, rough grading and compaction of the site to provide for a particular building elevation, (6) drainage construction and site grading and pavement and (7) the placement and storage of equipment and construction materials at the Premises.
                (ii) "Construction Commencement Date" means the date of Commencement of Construction of the Project. The Construction Commencement Date shall be established by delivery to Landlord of a certification from the Architect or Engineer of Record that the commencement of the driving of piles at the Project has occurred.
               (iii) "Construction of the Project" means the construction on the Land of the Project, in accordance with the approved Plans and Specifications.
                (iv) "Outside Commencement Date" means the tenth (10th) anniversary of the Lease Execution Date, which date shall be extended as the result of Unavoidable Delays.
                 (v)    "Plans and Specifications" means the
         drawings and plans and specifications for the Project or any portion or phase of the Project, prepared by the Architect, complying with Section 13.01(e), and approved pursuant to Section 13.01(c) and/or (d) as such plans and specifications and drawings may be modified, amended and supplemented from time to time in accordance with the terms of this Lease.

                (vi)    "Reviewable Features" means, with
         respect to any submission of proposed Plans and Specifications, features of such submission the review of which is necessary to enable Lease Administrator to determine:
                   (A)  compliance with Requirements set forth
              in the Urban Renewal Plan to the extent that such Requirements are applicable to the Project, and
                   (B)  the number of square feet of Gross
              Building Area to be constructed.
               (vii) "Scheduled Completion Date" means the date that is thirty (30) days after notice from Landlord given to Tenant at any time on or after the fourth (4th) anniversary of Commencement of Construction of the Project, which date shall be extended as the result of Unavoidable Delays.
              (viii)    "Substantial Completion" or
         "Substantially Complete(d)" means, the completion of construction of an enclosed envelope of floor space, environmentally controlled and containing (1) heating, ventilating and air conditioning systems installed for general-purpose or multi-purpose occupancy, (2) water, sewer and sanitary facilities suitable for multi-purpose occupancy, (3) electrical service, including interior lighting, throughout the constructed structure suitable for general purpose or multi-purpose occupancy, (4) fire detection and protection and safety facilities suitable for general-purpose or multi-purpose occupancy throughout the structure, and (5) building shell construction constructed to a level adequate to permit build-to-suit occupancy with interior and exterior walls and required for structural integrity; provided, however that such structure need not include production systems and the specific construction features required to make the above described utility system operational in the production of newspapers. Substantial Completion shall be established by delivery to Landlord of a certification from the Architect or Engineer of Record that the above-described structure shall have been constructed in accordance with the Plans and Specifications (subject to immaterial deviations) and any other construction documents filed with the Buildings Department, and the Substantial Completion Date shall be established by the date of delivery of such certification.
         (c)  Landlord Review of Plans.  At least twenty-five
(25) days prior to the Commencement of Construction of the Project, Tenant shall submit proposed Plans and Specifications for the Project to Lease Administrator for review and approval of Reviewable Features, except that Tenant may submit proposed Plans and Specifications for each phase or segment of construction at least twenty-five (25) days before Commencement of Construction of the portion of the Project described therein if Tenant elects to submit the Plans and Specifications in a phased sequence. The Plans and Specifications shall be prepared in accordance with all applicable requirements of the Buildings Department (including, without limitation, the requirements of the New York City Building Code) and all other applicable Requirements and, unless previously submitted, shall be accompanied by a letter from the Architect or the Engineer of Record stating that the facility contemplated by such Plans and Specifications to be constructed, if constructed in accordance with the specifications set forth in such Plans and Specifications, is designed to accommodate the printing presses and other equipment that Tenant has informed such Architect or Engineer of Record that it intends to install at the facility contemplated by such Plans and Specifications. The Plans and Specifications shall, in addition, be prepared, to the extent reasonably practicable, in such manner as to clearly show (either graphically or by appropriate notes) that all elements of the design conform to the Urban Renewal Plan to the extent that such requirements are applicable to the Project. Lease Administrator's review and approval of the Plans and

Specifications as provided in this Section 13.01(c) shall be limited to Reviewable Features, and Lease Administrator's approval, shall not be unreasonably withheld. Notwithstanding anything to the contrary contained herein, Landlord acknowledges and agrees that (i) subject to Tenant's obligation to submit more complete Plans and Specifications at a later date, Plans and Specifications submitted to Lease Administrator pursuant to the terms of this Section 13.01(c) need not be completed to the extent needed by the Buildings Department to issue a building permit, but should, in any event, be completed to the extent needed by the Buildings Department to issue a foundation permit and (ii) Plans and Specifications submitted to Lease Administrator in a phased sequence pursuant to the terms hereof need not show compliance with all Requirements set forth in the Urban Renewal Plan that are applicable to the Project (subject to Tenant's ultimate obligation to submit Plans and Specifications which, in the aggregate, show compliance with all such Requirements), but should, in any event, show compliance with all such Requirements of the Urban Renewal Plan that could be violated by construction pursuant to the Plans and Specifications for the particular phase of construction submitted to Lease Administrator (e.g., Tenant shall have the right to submit Plans and Specifications for the construction of a building prior to finalizing its landscaping and signage design, in which event such Plans and

Specifications (x) would be required to demonstrate compliance with setback and building exterior materials Requirements of the Urban Renewal Plan, but (y) would not be required to demonstrate compliance with signage and landscaping
Requirements of the Urban Renewal Plan).

Lease Administrator shall approve or, if and to the extent that the Plans and Specifications are not in compliance with the Requirements of the Urban Renewal Plan which are required to be shown on such Plans and Specifications pursuant to the immediately preceding sentence or are not for a facility containing at least the square footage of foundation and floor area required for the Minimum Printing Facility, disapprove and comment on such submission within twenty-five (25) days after receipt thereof and, if approved, shall, concurrently with notification to Tenant of such approval, advise the Buildings Department and any other applicable Governmental Authority of such approval. If Lease Administrator has disapproved any submission of the Plans and Specifications or any portion or aspect thereof, such disapproval shall be given to Tenant in writing in a detailed manner setting forth the reasons for such disapproval within such twenty-five (25) day period. Any portions or aspects of the Plans and Specifications which Lease Administrator has not disapproved and commented on as aforesaid shall, upon the expiration of such twenty-five (25) day period, be deemed approved. If the portions or aspects that have been approved or deemed approved constitute an independent element of the Project, Lease Administrator shall promptly advise the Buildings Department and any other applicable Governmental Authority of such approval. Tenant shall submit to Lease Administrator modified proposed Plans and Specifications with respect to any portions or aspects of such Plans and Specifications that are disapproved and commented on by Lease Administrator, responsive to such comments that are given to Tenant with respect to such disapproval, for Lease Administrator's approval or further disapproval and comment, until approved by Lease Administrator. Lease Administrator shall approve or disapprove and comment on such subsequent submission within fifteen (15) days after receipt thereof and, if approved, shall, concurrently with notification to Tenant of such approval, advise the Buildings Department and any other applicable Governmental Authority of such approval.
         (d)  Modification of Approved Plans and
Specifications. If Tenant desires to modify the Plans and Specifications, after they have been approved, Tenant shall submit the revisions to Landlord. Landlord shall review such submission as if such were an initial submission under Section 13.01(c), and the provisions thereof governing such a submission shall apply, except that the period of fifteen (15) days shall be substituted for the twenty-five (25) day period set forth in Section 13.01(c) hereof.

         (e) Compliance with Requirements, Etc. The Plans and Specifications shall comply with all applicable Requirements, subject to the provisions hereof relating to the submission of Plans and Specifications in a phased sequence. It shall be Tenant's responsibility to assure such compliance. Landlord's approval of the Plans and Specifications shall not be, nor shall be construed as being, or relied upon as, a determination as to the adequacy or sufficiency, structural or otherwise, of the Plans and Specifications or of the compliance of such Plans and Specifications with the Requirements (other than the Urban Renewal Plan).
         (f) Landlord's Right to Visit Premises. Landlord shall have the right to visit the Premises at reasonable intervals upon reasonable advance notice to Tenant.
         (g) Arbitration of Plan Disapproval. In the event that Tenant disputes whether Landlord has acted reasonably in withholding its approval of Plans and Specifications or modifications or resubmissions of Plans and Specifications, Tenant shall have the right to submit such dispute to arbitration pursuant to the provisions of Article 34 hereof, and such Plans and Specifications or modifications or resubmissions thereof shall be deemed approved if the Arbiter determines that Landlord has acted unreasonably.
         (h)  Offset Against Rental.

                 (i)    In the event that Plans and
         Specifications or modifications or resubmissions thereof are deemed approved pursuant to the terms hereof because Landlord has not responded timely, Tenant shall give notice to Landlord advising Landlord that such plans are deemed approved, and if Landlord has not advised the Buildings Department and any applicable Reviewing Party of such approval within ten (10) days after the giving of such notice by Tenant, then Tenant shall be entitled to an offset against future installments of Rental (excluding Impositions and College Point Improvement Fund Payments) payable hereunder in an amount (the "Plans and Specifications Offset Amount") equal to $1,000 for each day during the period commencing on the day immediately following the expiration of such ten (10) day period and ending on the day on which Landlord advises the Buildings Department and any applicable Reviewing Party of such approval.
                (ii) In the event that Landlord approves the Plans and Specifications or modifications or resubmissions thereof and Landlord fails to advise the Buildings Department and any applicable Reviewing Party of such approval within ten (10) days after such approval, then Tenant shall be entitled to an offset against future installments of Rental (excluding Impositions and College Point Improvement Fund Payments) payable hereunder in an amount equal to the Plans and Specifications Offset Amount for each day during the period commencing on the day immediately following the expiration of such ten (10) day period and ending on the day on which Landlord advises the Buildings Department and any applicable Reviewing Party that such Plans and Specifications have been approved.
               (iii)    In the event that Plans and
         Specifications or modifications or resubmissions thereof are deemed approved because an Arbiter determines that Landlord has acted unreasonably in withholding its approval thereof, and Landlord fails to notify the Buildings Department and any applicable Reviewing Party of such approval within ten (10) days after the rendering of the Arbiter's decision to such effect, then Tenant shall be entitled to an offset against future installments of Rental (excluding Impositions and College Point Improvement Fund Payments) payable hereunder in an amount equal to the Plans and Specifications Offset Amount for each day during the period commencing on the day Tenant gives a Dispute Notice in connection with Landlord's withholding of approval and ending on the day on which Landlord notifies the Buildings Department and any applicable Reviewing Party that such Plans and Specifications or modifications or resubmissions thereof have been approved.
         Section 13.02. Subsequent Construction Work. If any Subsequent Construction Work involves work that would affect the Reviewable Features, Tenant shall submit to Landlord at least twenty (20) days before commencement of such Subsequent Construction Work all of the plans and specifications for the proposed Subsequent Construction Work, in reasonable detail (all aspects of such plans and specifications which describe, involve or may affect in any way Reviewable Features shall be subject to review and approval or disapproval by Landlord in accordance with the provisions of Section 13.01(d) as a modification of the approved Plans and Specifications and deemed approved if Landlord does not disapprove such Plans and Specifications within fifteen (15) days after their submission to Landlord). If any Subsequent Construction Work involves an expansion of the foundation, Tenant shall also submit a letter from the Architect or Engineer of Record with respect to such expansion substantially similar to the letter required by the second sentence of Section 13.01(c) hereof;
         Section 13.03. [Intentionally Omitted].

         Section 13.04. Supervision of Architect. All Construction Work in connection with the Construction of the Project shall be carried out under the supervision of an Architect.
         Section 13.05. Conditions Precedent to Tenant's Commencement of All Construction Work.
              (a) Permits and Insurance. Tenant shall not commence any Construction Work unless (i) Tenant shall have obtained and delivered to Landlord copies of all necessary permits, consents, certificates and approvals of Governmental Authorities, and (ii) Tenant shall have delivered to Landlord copies, certificates or memoranda of the policies of insurance required to be carried pursuant to the provisions of Article 7.
         (b) Cooperation of Landlord in Obtaining Permits and Granting Easements. Landlord shall cooperate with Tenant in obtaining the permits, consents, certificates and approvals required by Section 13.05(a) and shall grant any necessary easements (subject to Tenant's obligation to grant or join in the granting of any such easements as the result of the leasehold interest conveyed to Tenant by this Lease), including, without limitation, utility and sewer easements and shall not unreasonably withhold or delay its signature on any application made by Tenant required to obtain such permits, consents, certificates, approvals and easements. Tenant shall reimburse Landlord within ten (10) days after Landlord's demand for any third-party out-of-pocket cost or expense incurred by Landlord in obtaining or granting the permits, consents, certificates and approvals required by Section 13.05(a) and any necessary easements; provided that Landlord shall have given Tenant reasonable advance notice of the need to incur such third-party out-of-pocket costs and an opportunity to amend Tenant's request to avoid the need for such third-party, out-of-pocket costs.
         (c) Approval of Plans and Specifications. Tenant shall neither (i) commence Construction of the Project unless and until Landlord shall have approved (or been deemed to have approved) the Plans and Specifications as required above, nor
(ii) if applicable to the Subsequent Construction Work being performed, commence any Subsequent Construction Work, unless and until Landlord shall have reviewed and, if required pursuant to the specific provisions of this Lease, approved (or been deemed to have approved) the proposed plans and specifications in the manner provided herein.
         Section 13.06 Completion of Construction Work. Upon substantial completion of any Construction Work the plans and specifications for which were required to be approved by Landlord, Tenant shall furnish Landlord with (a) a certification of the Architect that it has examined the applicable plans and specifications and that, in its professional judgment, after diligent inquiry, to its actual knowledge and belief, the Construction Work has been substantially completed in accordance with the plans and specifications applicable thereto, (b) a copy or copies of all Certificate(s) of Occupancy for the Improvements issued by the Buildings Department in Tenant's possession, and (c) a complete set of "as built" plans and a survey showing the Improvements or, if "as built" plans are not available, a complete set of the Plans and Specifications with all addenda thereto and changes in respect thereof, marked to show all additions, deletions, changes and selections made during the course of Construction Work. Tenant's agreement with the Architect shall provide that Landlord shall have a license to use such "as built" plans (or submission in lieu thereof as provided herein), subject to any commercially reasonable reservations or restrictions reserved by the Architect including, without limitation, copyright and similar rights of the Architect to prohibit use of designs for purposes unrelated to the Improvements, as such rights exist in law or may appear in the Architect's contract, as well as payment of any moneys that are owed to the Architect with respect to the Project.
         Section 13.07. Title to the Improvements and
Materials. Title to the Improvements (including without limitation the Project) shall be and vest in Landlord. Materials to be incorporated in the Project, shall, effective upon their purchase and at all times thereafter, constitute the property of Landlord, and upon Construction of the Project or any Construction Work, or the incorporation of such materials therein, title thereto shall be and continue in Landlord subject to this Lease. However, (a) Landlord shall not be liable in any manner for payment or otherwise to any contractor, subcontractor, laborer or supplier of materials in connection with the purchase of any such materials, and (b) Landlord shall have no obligation to pay any compensation to Tenant by reason of its acquisition of title to the materials, and (c) under no circumstances shall title to any Tenant's Property vest in Landlord.
         Section 13.08. [Intentionally Omitted].
         Section 13.09. Construction Agreements.
              (a)  Required Clauses.  All Construction
Agreements shall include the following provisions:
            (i)    "["Contractor"] ["Subcontractor"]
                   ["Materialman"] hereby agrees that
                   immediately upon the purchase from
                   ["contractor"] ["subcontractor"]
                   ["materialman"] of any building materials to be incorporated in the Project (as defined in the lease pursuant to which the contract purchaser hereunder acquired a leasehold interest in the property (the "Lease")), such materials shall become the sole property of the City of New York, notwithstanding that such materials have not been incorporated in, or made a part of, such Project at the time of such purchase; provided, however, that neither EDC (as defined in the Lease) nor the City of New York shall be liable in any manner for payment or otherwise to ["contractor"] ["subcontractor"] ["materialman"] by reason of such materials becoming the sole property of the City of New York."
           (ii)    "["Contractor"] ["Subcontractor"]
                   ["Materialman"] hereby agrees that
                   notwithstanding that ["contractor"]
                   ["subcontractor"] ["materialman"] performed work at the Premises (as such term is defined in the Lease) or any part thereof, neither EDC (as defined in the Lease) nor the City of New York shall be liable in any manner for payment or otherwise to ["contractor"] ["subcontractor"]
                   ["materialman"] in connection with the work performed at the Premises.
          (iii) "The City of New York and EDC (as defined in the Lease) are not parties to this

                   ["agreement"] ["contract"] and will not be responsible to any party for any claims of any nature whatsoever arising or which may arise from such ["contract"] ["agreement"]."
              (b)  Definition.
              "Construction Agreement(s)" means a written agreement to do any Construction Work.
         Section 13.10. Consent for Demolition. Tenant shall have the right to demolish any Improvements during the Term without the consent of Landlord, provided that such demolition will not permanently (subject to the provisions hereof regarding Abandonment of the Project) restrict the use of the remaining Improvements as at least a Minimum Printing Facility, or a smaller Printing Facility that has substantially the same or greater capacity with respect to the printing, production and distribution of newspapers, magazines, and other periodicals or printed materials as the Minimum Printing Facility. Tenant's violation of this Section l3.l0 shall constitute an Abandonment of the Project pursuant to subparagraph (e) of the definition of Abandonment of the Project, but shall not constitute a default under this Lease.

                           ARTICLE 14
                   REPAIRS, MAINTENANCE, ETC.
         Section 14.01. Maintenance of the Premises, Etc. Tenant shall take good care of the Premises, adjacent sidewalks and curbs, and water, sewer and gas connections, and shall keep and maintain the same in good condition, all at Tenant's sole cost and expense. Tenant shall also comply with the landscaping requirements of the Urban Renewal Plan.
         Section 14.02. [Intentionally Omitted].
         Section 14.03. Free of Dirt, Snow, Etc. Tenant, at its sole cost and expense, shall keep clean and free from dirt, snow, ice, rubbish, obstructions and encumbrances the sidewalks and all other areas and spaces located in front of, or adjacent to, the Premises for which Tenant would be so responsible by law if it were the fee owner of the Premises.
         Section 14.04. No Obligation of Landlord To Repair or to Supply Utilities. Subject to the provisions of Article 27 hereof, Landlord shall not be required (except to the extent, if any, that the City in its governmental capacity, may be legally required) to supply any facilities, services or utilities whatsoever to the Premises and shall not have any duty or obligation to make any alteration, change, improvement, replacement, Restoration or repair to the Improvements, and

Tenant assumes the full and sole responsibility for the condition, operation, alteration, change, improvement, replacement, Restoration, repair, maintenance and management of the Premises.

                           ARTICLE 15
                      CAPITAL IMPROVEMENTS
         Section 15.01.  Capital Improvements.
              (a)  Tenant's Right to Make Capital
Improvements.  Effective upon Substantial Completion of the
Project, Tenant shall have the right to make Capital
Improvements; provided that Tenant shall comply with the applicable provisions of Article 13 and Article 16.
              (b)  Definition.
              "Capital Improvement" means a change, alteration, or addition to or replacement of the Improvements, other than Construction of the Project or a Restoration.

                           ARTICLE 16
            REQUIREMENTS OF GOVERNMENTAL AUTHORITIES
         Section 16.01.  Requirements.
              (a) Obligation to Comply. In connection with any Construction Work, and with the maintenance, management, use and operation of the Premises and Tenant's performance of its obligations hereunder, Tenant shall, subject to the provisions of Section 35.03, comply or take all appropriate measures to attempt to comply with all Requirements. No consent to, approval of, or acquiescence in any plans or actions of Tenant by Landlord, if any, shall be relied upon or construed as being a determination that such are in compliance with the Requirements, or in the case of construction plans, a determination that such are structurally, architecturally or by any other standard technically correct; provided that, notwithstanding anything to the contrary contained herein, any plans and specifications approved by EDC shall be deemed to comply with the Urban Renewal Plan.
              (b)  Definition.
              "Requirements" means:
                 (i)    any and all laws, rules, regulations,
         orders, ordinances, statutes, codes, executive orders and requirements of all Governmental Authorities (currently in force or hereafter adopted) applicable to the Premises or any street, road, avenue or sidewalk comprising a part of the Premises, or adjacent to the Premises to the extent the owner of the Premises would have legal responsibility therefor (including, without limitation, the City Zoning Resolution, the Building Code of New York City and the laws, rules, regulations, orders, ordinances, statutes, codes and requirements of any applicable Fire Rating Bureau or other body exercising similar functions) and the Urban Renewal Plan; and
                (ii) the Certificate(s) of Occupancy issued for the Project as then in force.

                           ARTICLE 17
                   DISCHARGE OF LIENS; BONDS
         Section 17.01. Creation of Liens. Subject to the provisions of Article 11, Section 13.05(b) and Section 17.02 hereof, Tenant shall not create, cause to be created, or suffer or permit to remain, a lien, encumbrance or charge upon this Lease, the leasehold estate created hereby, the income therefrom or the Premises or any part thereof other than as specifically permitted by this Lease, unless such liens, encumbrances or charges are subordinate to the interest of Landlord in the Premises. The loss by Tenant of its interest in this Lease through the foreclosure of any such subordinate lien, encumbrance or charge shall constitute an Event of Default, subject, however, to the provisions of Article 11.
         Section 17.02. Discharge of Liens. If any mechanic's, laborer's, vendor's or materialman's lien is filed against the Premises or any part thereof and the aggregate amount of such liens exceeds $500,000, or if any public improvement lien created, or caused or suffered to be created by Tenant shall be filed against any assets of, or funds appropriated to, Landlord, Tenant shall, within thirty (30) days after receiving notice of the filing of such mechanic's, laborer's, vendor's, materialman's or similar statutory lien or public improvement lien, cause it to be vacated or discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. However, Tenant shall not be required to discharge any such lien if Tenant shall have (a) furnished Landlord with a cash deposit, bond, personal guaranty or other security reasonably satisfactory to Landlord, in an amount sufficient to pay the lien with interest and penalties and (b) brought an appropriate proceeding to discharge such lien and is prosecuting such proceeding with diligence and continuity; except that if despite Tenant's efforts to seek discharge of the lien Landlord reasonably believes such lien is about to be foreclosed and so notifies Tenant, Tenant shall within five (5) Business Days after receipt of such notice, commence to take appropriate steps to cause such lien to be discharged of record or Landlord may use the security furnished by Tenant in order to so discharge the lien.

                           ARTICLE 18
                        REPRESENTATIONS
         Section 18.01. Landlord's Representations and
Warranties.  Landlord hereby warrants and represents that:
              (a) Landlord has good, insurable and marketable title to the Premises, free and clear of all liens and encumbrances except the Permitted Encumbrances.
              (b) Except for this Lease, there are no leases or occupancy agreements affecting the Premises.
              (c) There are no service, maintenance, supply or management agreements affecting the Premises as of the date hereof entered into by Landlord or any predecessor-in-interest of Landlord, except for the appointment of EDC as Lease Administrator pursuant to Article 42 hereof.
              (d) Landlord has no employees engaged in work at the Premises, except for employees of the New York City Police Department, who will be present on Parcel C as more particularly described in and pursuant to the terms of Section
2.02 hereof for the period expiring on the day immediately preceding the Possessory Date.
              (e) There are no taxes, assessments (including assessments which may be paid in installments), College Point Improvement Fund Payments, payments to any Business Improvement District or any other amounts whatsoever which are due and payable or which are to become due and payable or a lien, or both, on the Premises with respect to any period of time prior to the Lease Execution Date.
              (f) Landlord has no knowledge of any pending or threatened condemnation or similar proceeding affecting the Premises or any portion thereof, or pending public improvements in or adjoining the Premises which will adversely affect the Premises; provided, however, that Landlord shall notify Tenant of any such proceeding that it has knowledge of, without regard to whether such proceeding might have an adverse effect on the Premises.
              (g) Landlord has no knowledge of any pending or threatened legal action of any kind or character whatsoever affecting Landlord or the Premises which will adversely affect the Premises upon or subsequent to the Lease Execution Date.
              (h) Each person executing and delivering this Lease and all documents to be executed and delivered on behalf of Landlord in regard to the consummation of the transaction which is the subject of this Lease represents to Tenant that he or she has due and proper authority to execute and deliver same. Landlord has the full right, power and authority to sell and convey or lease the Premises to Tenant as provided in this Lease and to carry out its obligations set forth in this Lease. The consummation by Landlord of the transaction which is the subject of this Lease will not conflict with or result in a breach of any of the terms of any agreement or instrument to which Landlord is a party or by which Landlord is bound or constitute a default thereunder, and Landlord has obtained any and all required authorizations and approvals of the execution and delivery of this Lease, the transaction which is the subject of this Lease, and all documents referred to in this Lease. No other party has any right to purchase or lease the Premises, or any part thereof.
              (i) No representation or warranty by Landlord in this Lease knowingly omits a material fact necessary to make any representation or warranty not misleading.
              (j) Landlord has not done or suffered anything whereby the Premises has been transferred or encumbered in any way whatsoever except for the Permitted Encumbrances.
              (k) No air or development rights with respect to the Premises have been transferred or sold, and no contract to sell such air or development rights is outstanding, other than this Lease.
         Section 18.02. Tenant's Acknowledgment of No Other Representations. Tenant acknowledges, represents and confirms that it or its authorized representative has visited the Premises and is fully familiar with the physical condition thereof on the Lease Execution Date. Tenant confirms that:
              (a) except for the Car Pound and any Hazardous Substances that may be on or under the Land, as more specifically set forth in Section 43.19 hereof, the Premises in their condition and state of repair on the Lease Execution Date are acceptable;
              (b) except as specifically set forth in this Lease, no representations, statements, or warranties, express or implied, have been made by, or on behalf of, Landlord or EDC (and Tenant has not relied on any such representations, statements or warranties) with respect to the Premises or the transactions contemplated by this Lease, the physical condition thereof, the zoning or other laws, regulations, rules and orders applicable thereto or the use that may be made of the Premises,; and
              (c) Landlord shall not be liable in any event whatsoever for any latent or patent defects in the Premises existing on the Lease Execution Date , except for the presence of Hazardous Substances, to the extent set forth in Section
43.19 hereof.
         Section 18.03. No Payments. Tenant warrants and represents that no officer, agent, employee or representative of The City of New York or EDC has received for its own benefit any payment or other consideration from Tenant for the making of this Lease and that no officer, agent, employee or representative of The City of New York or EDC has any interest, directly or indirectly, in Tenant's interest in this Lease.

                           ARTICLE 19
         LANDLORD NOT LIABLE FOR INJURY OR DAMAGE, ETC.
         Section 19.01. Landlord not Liable for Injury or
Damage, Etc.
              (a)  Neither Landlord (in its capacity as
Landlord as opposed to its municipal capacity) nor Lease Administrator shall be liable for any injury or damage to Tenant or to any Person happening on, in or about the Premises or its appurtenances, nor shall they be liable for any injury or damage to the Premises or to any property belonging to Tenant or to any other Person that may be caused by fire, by breakage, or by the use, misuse or abuse of any portion of the Premises (including, but not limited to, any of the common areas within the Improvements, hatches, openings, installations, stairways or hallways or other common facilities, and the streets or sidewalk areas within or adjacent to the Premises) or that may arise from any other cause whatsoever, unless caused by Landlord or Lease Administrator or their members', agents', employees' or contractors' negligence, misconduct or tortious acts.
              (b)  Neither Landlord (in its capacity as
Landlord as opposed to its municipal capacity) nor Lease Administrator shall be liable to Tenant or to any Person for
                 (i)    any failure of water supply, gas or
         electric current,

                (ii) any injury or damage to any property of Tenant or of any Person or to the Premises caused by or resulting from gasoline, oil, steam, gas, electricity, or hurricane, tornado, flood, wind or similar storm or disturbance or by or from water, rain or snow which may leak or flow from the street, sewer, gas mains or subsurface area or from any part of the Premises or by or from leakage of gasoline or oil from pipes, appliances, sewer or plumbing works therein or from any other place, or
               (iii) any interference with light or other incorporeal hereditaments by any Person, or caused by any public or quasi-public work, unless, and only to the extent of the proportion by which, caused by Landlord's or Lease Administrator's, or their agents', employees' or contractors' negligence, misconduct or tortious acts.
         Section 19.02. Waiver of Claims. Notwithstanding anything to the contrary contained herein, Tenant hereby releases Landlord with respect to any claim (including a claim for negligence) which Tenant might otherwise have against Landlord for loss, damage or destruction with respect to its property occurring during the Term, but only to the extent to which Tenant is, or is required to be, insured under a policy or policies containing a waiver of subrogation as provided in
Section 7.02(b) hereof.

                           ARTICLE 20
             INDEMNIFICATION OF LANDLORD AND OTHERS
         Section 20.01. Tenant's Obligation to Indemnify. From and after the Possessory Date, Tenant shall indemnify and save Landlord and Lease Administrator and their respective members, officers, directors, employees, agents and servants (collectively, the "Landlord Indemnitees") harmless from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects' and attorneys' fees and disbursements, that may be imposed upon or incurred by or asserted against any of the Landlord Indemnitees by reason of any of the following, except that no Landlord Indemnitee shall be so indemnified and saved harmless to the extent of the portion by which such liabilities, etc. are caused by the negligence, misconduct or tortious acts of any Landlord Indemnitee:
              (a) Construction Work. Construction work or any other work or act done in, on, or about the Premises or any part thereof;
              (b) Ownership. The ownership or use, non-use, possession, occupation, alteration, condition, operation, maintenance or management of the Premises, adjacent sidewalks and curbs, or water, sewer and gas connections;
              (c) Acts or Failure to Act of Tenant/Subtenant. Any act or failure to act on the part of Tenant or any

Subtenant or any of its or their respective partners, officers, shareholders, directors, agents, contractors, servants, employees, or licensees with respect to the Premises, adjacent sidewalks and curbs, or water, sewer and gas connections;
              (d)  Accidents, Injury to Person or Property.
Any accident, injury (including death at any time resulting therefrom) or damage to any Person or property occurring in, on, or about the Premises; or
              (e) Default of Tenant. Any failure on the part of Tenant to pay Rental or keep, observe and perform any of the other terms, covenants, agreements, provisions, conditions or limitations contained in this Lease.
         Section 20.01A. Landlord's Obligation to Indemnify. Landlord shall indemnify and save Tenant and Tenant's Affiliates and their respective officers, directors, employees, agents and servants (collectively, the "Tenant Indemnitees") harmless from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including without limitation, reasonable architects' and attorneys' fees and disbursements, that may be imposed upon or incurred by or asserted against any of the Tenant Indemnitees in connection with the Premises, adjacent sidewalks and curbs, or water, sewer and gas connections, by reason of the negligence, misconduct or tortious acts of Landlord or Lease Administrator or their respective partners, members, officers, shareholders, directors, employees, agents, contractors or servants, except that no Tenant Indemnitee shall be so indemnified and saved harmless to the extent of the portion by which such liabilities, etc. are caused by the negligence, misconduct or tortious acts of any Tenant Indemnitee.
         Section 20.02.  Contractual Liability.  The
obligations of Tenant and Landlord under this Article shall not be affected in any way by the absence of insurance coverage, or by the failure or refusal of any insurance carrier to perform an obligation on its part under insurance policies affecting the Premises.
         Section 20.03. Defense of Claim, Etc. If any claim, action or proceeding is made or brought against any of the Landlord Indemnitees or the Tenant Indemnitees by reason of any event to which reference is made in Sections 20.01 or 20.01A, then, upon demand by Landlord or Tenant, as the case may be, the other shall either resist, defend or satisfy such claim, action or proceeding in such Landlord or Tenant Indemnitee's name, by the attorneys for, or approved by, Landlord or Tenant's insurance carrier, as the case may be (if such claim, action or proceeding is covered by insurance) or by such other attorneys as the indemnifying party shall select (subject to the approval of Landlord or Tenant, as the case may be, which approval shall not unreasonably be withheld or delayed);

provided that the indemnifying party shall not be liable for any settlement agreed to by any Landlord or Tenant Indemnitee unless such settlement is approved in writing by the indemnifying party, which approval shall not unreasonably be withheld or delayed. The foregoing notwithstanding, such Landlord or Tenant Indemnitee may at its own cost and expense engage its own attorneys to defend such Landlord or Tenant Indemnitee, or to assist such Landlord or Tenant Indemnitee in such Landlord or Tenant Indemnitee's defense of such claim, action or proceeding, as the case may be; provided, that
(i) such attorneys shall be subject to the approval of the indemnifying party, which approval shall not unreasonably be withheld or delayed (provided, however, that the approval of the indemnifying party shall not be required with respect to the engagement of an attorney in a strictly advisory capacity, with no right to file an appearance, participate in depositions, file legal papers or otherwise take an active role in the defense) and (ii) such Landlord or Tenant's Indemnitee shall be deemed to have waived its right to be indemnified pursuant to the provisions of this Lease if and to the extent that it engages its own attorneys to defend or assist in the defense of such Landlord or Tenant Indemnitee after it has received written notice from the indemnifying party that either
(x) the indemnifying party does not approve such attorneys or
(y) the engagement of such attorneys shall void or adversely affect the insurance coverage of such indemnifying party.

         Section 20.04. Notice. In case any action or proceeding be brought against any Landlord or Tenant Indemnitee for which such Landlord or Tenant Indemnitee claims indemnification from Tenant or Landlord, as the case may be, pursuant to the terms of this Article 20, Landlord or Tenant, as the case may be, shall give prompt written notice thereof to the indemnifying party.
         Section 20.05. Survival Clause. The provisions of this Article shall survive the Expiration Date.

                           ARTICLE 21
                        PURCHASE OPTION
         Section 21.01.  Purchase Option.
              (a) Option. Subject to the terms and conditions hereof, Tenant shall have the right to purchase, or to select a designee to purchase, the Premises and all personal property thereon belonging to Landlord (together, the "Property") at any time after Substantial Completion of Construction of the Initial Improvements and on or prior to the Expiration Date, for a purchase price of six million, nine hundred thousand dollars ($6,900,000) (the "Basic Purchase Price") as such purchase price may be adjusted pursuant to any provision of this Lease or the Purchase Agreement (as finally adjusted, the "Purchase Price").
              (b) Exercise of Option. Tenant may exercise its option to purchase the Property by delivering a notice of such election to Landlord (the "Purchase Notice"). The Purchase Notice shall include the designation of a closing date (the "Closing Date") for the purchase, which shall be a business day not less than forty-five (45) nor more than one hundred eighty (180) days after the date of the Purchase Notice.
              (c) Notice of Failure to Exercise. In the event that Tenant shall not have delivered the Purchase Notice (or a notice that Tenant does not intend to exercise its option to purchase the Property) on or before the date that is ninety (90) days prior to the expiration of the Term, Landlord shall deliver a notice to Tenant advising Tenant that Tenant has failed to exercise its option to purchase the Property and that such option shall be forfeited if not exercised by the date that is forty-five (45) days after the date of such notice (the "Failure to Exercise Notice"). In the event that Landlord fails to deliver the Failure to Exercise Notice by the date that is ninety (90) days prior to the expiration of the Term, the Term shall be automatically extended to the date that is ninety (90) days after the date of the Failure to Exercise Notice.
              (d) Agreement of Sale and Purchase. Promptly after delivering the Purchase Notice, Tenant shall deliver to Landlord four (4) duplicate originals of the Agreement of Sale and Purchase (the "Purchase Agreement") substantially in the form annexed hereto as Exhibit K, executed by Tenant or Tenant's designee. Tenant shall only make such changes to Exhibit K hereto as may be necessary to (i) insert the parties to the Purchase Agreement, (ii) modify the Purchase Price, if and to the extent required by any provision of this Lease,
(iii) designate the Closing Date, (iv) designate the Title Company, (v) complete any items left blank in Exhibit K,
(vi) indicate whether Tenant or Tenant's designee elects to take an assignment of the Lease, (vii) provide for compliance with any applicable future laws, rules or regulations including, without limitation, those relating to the filing or submission of tax forms or returns and time periods in connection therewith, (viii) provide any provisions necessary to enable Tenant or Tenant's designee to obtain title insurance from the Title Company at prevailing rates, without excess premium and (ix) include any provisions mutually agreed upon by Landlord and Tenant. The Purchase Agreement shall be deemed executed and delivered by Landlord, as Seller, upon delivery to Landlord of such executed originals thereof; provided, however, that Landlord hereby agrees to execute, as Seller, and deliver to Tenant or Tenant's designee two (2) duplicate originals of the Purchase Agreement within ten (10) Business Days following delivery of the Purchase Agreement to Landlord as confirmation of such deemed execution and delivery. Landlord hereby agrees that if Landlord fails to execute and deliver to Tenant or Tenant's designee two (2) fully-executed duplicate originals of the Purchase Agreement within such ten (10) Business Day period, then Landlord hereby irrevocably constitutes and appoints Tenant as Landlord's attorney-in-fact, coupled with an interest, to execute and deliver the Purchase Agreement to Tenant; provided however, that notwithstanding such execution and delivery by Tenant acting as Landlord's attorney-in-fact, until Landlord, acting on its own behalf, executes and delivers two (2) fully-executed duplicate originals of the Purchase Agreement to Tenant or Tenant's designee, Tenant shall have the right, but not the obligation, to obtain a mandatory injunction from a court of competent jurisdiction directing Landlord to execute, as Seller, and deliver to Tenant or Tenant's designee two (2) fully-executed duplicate originals of the Purchase Agreement; provided, however, that nothing contained herein shall be deemed to require the issuance of any such mandatory injunction or the execution and delivery by Landlord of the Purchase Agreement as a precondition to making the Purchase Agreement binding upon Landlord.
         Section 21.02.  Default under Purchase Agreement;
Extension of Term.
              (a) Purchaser's Default. In the event that the purchase of the Property pursuant to the Purchase Agreement is not consummated because of the Purchaser's default thereunder, Seller's sole remedy shall be the remedy set forth in
Section 14.2 of the Purchase Agreement and, notwithstanding such default, this Lease shall remain in full force and effect upon all of its terms and conditions until the expiration of the Term, except that Tenant shall have no further option to purchase the Property pursuant to this Article 21.
              (b)  Seller's Default. In the event that the
purchase of the Property pursuant to the Purchase Agreement is not consummated because of the Seller's default thereunder or because of Landlord's failure to execute and deliver the Purchase Agreement, then, in addition to all of the Purchaser's rights and remedies under the Purchase Agreement: (i) for the period (the "First Year Abatement Period") commencing on the date (the "Purchase Default Date") which is the earlier to occur of (x) the eleventh (11th) day following the giving of the Purchase Notice if Landlord has failed to execute and deliver the Purchase Agreement or (y) the date that Seller defaults under the Purchase Agreement, and ending on the earlier to occur or (1) the date that Tenant or Tenant's designee obtains title to the Property pursuant to the provisions of the Purchase Agreement or (2) the day immediately preceding the first anniversary of the Purchase Default Date, all Base Rent coming due under this Lease shall be abated in its entirety; (ii) Land PILOT and Improvements PILOT payable during the First Year Abatement Period shall be payable in arrears in quarterly installments equal to the last amount of such quarterly installments paid immediately prior to the Purchase Default Date; (iii) for the period (the "Remaining Abatement Period") commencing on the first anniversary of the Purchase Default Date and ending on the date that Tenant or Tenant's designee obtains title to the Property pursuant to the provisions of the Purchase Agreement, all Base Rent, Land PILOT and Improvements PILOT coming due under this Lease shall be abated in their entirety; (iv) in the event that Tenant or Tenant's designee has not obtained title to the Property pursuant to the provisions of the Purchase Agreement prior to the scheduled expiration of the Term, this Lease shall automatically be extended for an additional term, not to exceed ninety-nine (99) years, which shall expire and come to an end on the earlier to occur of (x) the date on which Tenant or Tenant's designee obtains title to the Property pursuant to the provisions of the Purchase Agreement or (y) the date specified by Tenant in a notice to Landlord electing to terminate such extended Term, such extended Term to be upon all of the terms and conditions set forth in this Lease, except that Rental payable hereunder shall be abated in accordance with the provisions of this Section 21.02(b) and Landlord shall be responsible for any and all taxes, fees or charges of any nature whatsoever in connection with such extension of the Term, including, without limitation, any and all transfer or gains taxes, regardless of whether such taxes, charges or fees would customarily be the responsibility of the lessor or the lessee, (v) Landlord hereby irrevocably constitutes and appoints Tenant as Landlord's attorney-in-fact, coupled with an interest, to take any and all steps on behalf of Landlord, all at Landlord's sole cost and expense, that may be necessary to consummate the sale of the Property to Tenant or Tenant's designee pursuant to the terms of the Purchase Agreement including, without limitation, the execution of the Deed annexed to the Purchase Agreement as Exhibit G and (vi) Tenant shall have the right to obtain a mandatory injunction from a court of competent jurisdiction directing Landlord to take any and all steps that may be necessary to consummate the sale of the Property to Tenant or Tenant's designee pursuant to the provisions of the Purchase Agreement.
              (c) Extension of Term. In the event that Tenant exercises its option to purchase the Property pursuant to the provisions of this Article 21 and the Closing (as that term is defined in the Purchase Agreement) does not take place prior to the originally scheduled date for the expiration of the Term for any reason other than the breach by Landlord of its obligations pursuant to Sections 21.01(d) or 21.02(b) hereof (in which event the provisions of Sections 21.01(d) or 21.02(b), respectively, shall govern), the Term shall automatically be extended to the date that is the earlier to occur of (i) the date on which the Closing occurs and (ii) the date on which the Purchase Agreement is terminated due to the default of the Purchaser thereunder; provided, however, that if the Term shall be so extended pursuant to the provisions of this Section 21.02(c) and Landlord shall thereafter breach its obligations pursuant to Sections 21.01(d) or 21.02(b) hereof, then all of the provisions of Sections 21.01(d) or 21.02(b), respectively, shall immediately go into effect including, without limitation, the provisions thereof providing for the abatement of Rental.

         Section 21.03. Condemnation. In the event that Tenant or Tenant's designee elects to terminate the Purchase Agreement pursuant to Section 12.2 thereof, then (i) this Lease shall remain in full force and effect upon all of its terms and conditions until the expiration of the Term and
(ii) notwithstanding such election to terminate the Purchase Agreement, Tenant's option to purchase the Property shall be reinstated and remain in full force and effect for the duration of the Term upon all of the terms and conditions of this
Article 21.
         Section 21.04. Right to Terminate. In the event that the Term shall be extended pursuant to the provisions of Sections 21.02(b) hereof, Tenant shall have the right, to be exercised in Tenant's sole discretion by written notice to Landlord, to terminate the Term of this Lease (as so extended) as of a date to be set forth in such written notice, in which event (i) all of Tenant's obligations under this Lease shall terminate as of the termination date set forth in such notice and (ii) except with respect to Tenant's right to extend the Term with an abatement of Rental pursuant to the provisions of
Section 21.02(b), Landlord's liability to Tenant for its breach of the provisions of Section 21.02(b) shall not be diminished in any manner whatsoever.

                           ARTICLE 22
         LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS
         Section 22.01. Landlord's Right to Perform. If an Event of Default shall occur, and the failure to cure such Event of Default would subject Landlord to a monetary loss or civil or criminal suit, Landlord may, but shall be under no obligation to, perform the obligation the breach of which gave rise to such Event of Default, without waiving or releasing Tenant from any of its obligations contained in this Lease, provided that Landlord shall exercise such right only after five (5) days' prior written notice to Tenant, provided that no such notice shall be required in the event of an emergency.
         Section 22.02. Reimbursement of Amounts Paid. All sums paid by Landlord, and all costs and expenses incurred by Landlord in connection with the performance of any act pursuant to Section 22. 01, together with interest thereon at the Late Charge Rate from the respective dates of Landlord's making of each such payment or incurring of each such sum, cost, expense, charge, payment or deposit, to the respective dates on which actual payment thereof is received by Landlord, in New York Clearing House Association Funds or by wire transfer, shall constitute Rental hereunder and shall be paid by Tenant to Landlord on demand.
         Section 22.03. Waiver, Release and Assumption of Obligations. Any payment or performance by Landlord pursuant to the foregoing provisions of this Article 22 shall not be nor be deemed to be (a) a waiver or release of the Default or Event of Default of Tenant with respect thereto or (b) Landlord's assumption of Tenant's obligations to pay or perform any of Tenant's past, present or future obligations hereunder.

                           ARTICLE 23
                      USE OF THE PREMISES
         Section 23.01. Permitted Uses.
              (a)  Subject to the provisions of Article 28
hereof regarding Abandonment of the Premises and the consequences thereof, Tenant shall have the right to use the Premises for any lawful purpose permitted by the Urban Renewal Plan.
         Section 23.02. Prohibited Uses. Tenant shall not use or occupy the Premises, or permit or suffer the Premises or any part thereof to be used or occupied in violation of the certificate(s) of occupancy for the Improvements or the Urban Renewal Plan. Promptly after its discovery of any such use or occupation in violation of the certificate(s) of occupancy for the Improvements or the Urban Renewal Plan, Tenant shall take all reasonably necessary steps to discontinue such use or purpose.

                           ARTICLE 24
                 EVENTS OF DEFAULT, CONDITIONAL
                  LIMITATIONS, REMEDIES, ETC.
         Section 24.01. Definition. Subject to the provisions of Article 11 hereof, each of the following events shall be an "Event of Default" hereunder:
              (a) if Tenant shall fail to make any payment (or any part thereof) of Rental as due hereunder and such failure shall continue for a period of twenty (20) days after Tenant's receipt of notice thereof from Landlord;
              (b)  if Tenant shall fail to Commence
Construction of the Initial Improvements on or before the Outside Commencement Date;
              (c)  if Tenant shall fail to Substantially
Complete the Construction of the Initial Improvements on or before the Scheduled Completion Date and if such failure shall continue for a period of thirty (30) days after notice (unless such failure requires work to be performed, acts to be done or conditions to be removed which cannot, by their nature, reasonably be performed, done or removed within such thirty
(30) day period, in which case no Event of Default shall exist as long as Tenant shall have (a) commenced curing the same within the thirty (30) day period and (b) shall diligently and continuously prosecute the same to completion within a reasonable period);

              (d) if Tenant shall enter into (or permit to be entered into) a Transfer or any other transaction without compliance with any provisions of Article 10 of this Lease and such Transfer or other transaction shall not be made to comply with the provisions of this Lease or canceled within thirty
(30) days after Landlord's notice thereof to Tenant (unless making such Transfer comply with the provisions of this Lease or cancelling such Transfer requires acts to be done or conditions to be removed which cannot, by their nature, reasonably be performed, done or removed within such thirty (30) day period, in which case no Event of Default shall exist as long as Tenant shall (a) commence curing the same within the thirty (30) day period and (b) diligently and continuously prosecute the same to completion within a reasonable period); or
              (e) if Tenant shall fail to observe or perform one or more of the other material terms, conditions, covenants or agreements of this Lease and such failure shall continue for a period of sixty (60) days (subject to Unavoidable Delays) after Landlord's notice thereof to Tenant specifying in reasonable detail such failure (unless such failure requires work to be performed, acts to be done, or conditions to be removed which cannot, by their nature, reasonably be performed, done or removed within such sixty (60) day period, in which case if Tenant shall commence curing the same within the sixty

(60) day period, no Event of Default shall be deemed to exist as long as Tenant shall be diligently and continuously prosecuting the same to completion).
         Section 24.02. Enforcement of Performance. Subject to the provisions of Section 43.06(b), if an Event of Default occurs, Landlord, at any time thereafter during the continuance of the Default that gave rise to such Event of Default and the expiration of at least ten (10) days after the giving of notice to Tenant that Landlord intends to pursue its remedies under this Section 24.02, may elect to proceed by appropriate judicial proceedings, either at law or in equity, to enforce performance or observance by Tenant of the applicable provisions of this Lease and/or to recover damages for breach thereof.
         Section 24.03. Expiration and Termination of Lease.
              (a)(i) If an Event of Default occurs pursuant to Section 24.01(b) only and Landlord, at any time thereafter during the continuance of Tenant's failure to Commence Construction of the Initial Improvements, gives Tenant notice stating that this Lease and the Term shall terminate on the date specified in such notice, which date shall not be less than twenty (20) Business days after the receipt of the notice, then this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate as if the date specified in the notice were the Expiration Date, and Tenant shall quit and surrender the Premises
         forthwith.   If such termination is stayed by order of
         any court having jurisdiction in any case, action or proceeding, then following the expiration of any such stay, or if the trustee appointed in any such case, Tenant or Tenant as debtor-in-possession fails to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within thirty
         (30) days after entry of the order for relief or as may be allowed by the court, or if the trustee, Tenant or Tenant as debtor-in-possession fails to provide adequate protection of Landlord's right, title and interest in and to the Premises and adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease as provided in
         Section 24.10, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such case, shall have the right, at its election, to terminate this Lease on sixty (60) days notice to Tenant, Tenant as debtor-in-possession or the trustee. Upon the expiration of the sixty (60) day period this Lease shall cease and Tenant, Tenant as debtor-in-possession and/or the trustee immediately shall quit and surrender the Premises.

                (ii)    If an Event of Default occurs other
         than pursuant to Section 24.01(b) hereof, at any time thereafter during the continuance of the Default which gave rise to such Event of Default and the expiration of at least ten (10) days after the giving of notice to Tenant that Landlord intends to pursue its remedies under this Section 24.03(a)(ii), Landlord, in addition to its rights under Section 24.02 hereof, may elect to proceed by appropriate judicial proceedings to terminate this Lease and dispossess Tenant, it being the intent of the parties hereto that no Event of Default other than an Event of Default pursuant to
         Section 24.01(b) hereof shall be treated or construed as a conditional limitation. Nothing contained herein shall be deemed to constitute a waiver by Tenant of any and all rights of redemption that may be available to it at law or in equity.
              (b)  If this Lease is terminated as provided in
Section 24.03(a)(i), Landlord may dispossess Tenant by summary proceedings or otherwise.
              (c)  If this Lease shall be terminated as
provided in Section 24.03(a), Tenant shall pay to Landlord all Rental payable under this Lease by Tenant to Landlord up to the date on which this Lease is so terminated and Tenant shall have no liability whatsoever for any Rental (and no Rental shall accrue and become due) from and after such early date of termination.
         Section 24.04. Arbitration of Certain Defaults. In the event that Tenant disagrees with Landlord's determination that a Default or Event of Default of the nature described in
Section 24.01(b) or (c) has occurred and is continuing, Tenant, at Tenant's sole election, shall have the right to submit to binding arbitration the issue of whether such a Default or Event of Default has occurred and is continuing. Tenant may exercise its option to arbitrate the issue of whether such a Default or Event of Default has occurred and is continuing by notice given to Landlord prior to the institution of legal proceedings by Landlord pursuant to Sections 24.02, 24.03 or
24.08 hereof. In the event that Tenant exercises its option to arbitrate as set forth in this Section 24.04, the running of the ten (10) day notice period set forth in Sections 24.02,
24.03 and 24.08 hereof or the twenty (20) Business Day period set forth in Section 24.03(a)(i) hereof, as the case may be, shall be tolled pending the outcome of such arbitration and Landlord shall not institute judicial proceedings pursuant to Sections 24.02, 24.03 or 24.08 hereof unless and until it is determined by arbitration that a Default or Event of Default has occurred and is continuing. Nothing contained herein shall be construed to adversely affect Tenant's right to cure any Default or Event of Default prior to the termination of this

Lease by a court of competent jurisdiction or to constitute a waiver of any right of redemption that Tenant may have at law or in equity.
         Section 24.05. Receipt of Moneys after Notice or Termination. No receipt of moneys by Landlord from Tenant after the termination of this Lease shall reinstate, continue or extend the Term, or operate as a waiver of the right of Landlord to enforce the payment of Rental payable by Tenant hereunder, or operate as a waiver of the right of Landlord to recover possession of the Premises by proper remedy. After a final order or judgment for the possession of the Premises, Landlord may demand, receive and collect any moneys due hereunder without in any manner affecting the notice, proceeding, order, suit or judgment, all such moneys collected being deemed payments on account of the use and occupation of the Premises or, at the election of Landlord, on account of Tenant's liability hereunder.
         Section 24.06. Exercise of Purchase Option.
Notwithstanding anything to the contrary contained in this Lease, Landlord shall not institute any proceedings to terminate this Lease and any such proceedings theretofore instituted shall be stayed, in the event that Tenant delivers the Purchase Notice and purchases the Premises, each in accordance with the provisions of Article 21 hereof.

         Section 24.07. Strict Performance. No failure by one party hereto to insist upon the other party's strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy available to such party pursuant to the terms hereof, and no payment or acceptance of full or partial Rental during the continuance of any Default or Event of Default, shall constitute a waiver of any such Default or Event of Default or of the right to strict performance of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by either party, and no Default or Event of Default shall be waived, altered or modified except by a written instrument executed by the other party. No waiver of any Default or Event of Default shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent Default.
         Section 24.08. Right to Enjoin Defaults. Subject to the provisions of Sections 24.04 and 43.06 hereof, in the event of Tenant's Default or the failure of Landlord to comply with its obligations under this Lease, Landlord or Tenant, as the case may be, shall be entitled, at any time thereafter during the continuance of such Tenant's Default or Landlord's failure and the expiration of at least ten (10) days after the giving of notice that Landlord or Tenant, as the case may be, intends to pursue its remedies under this Section 24.08, to enjoin such Tenant's Default or Landlord's failure and shall have the right to invoke any rights and remedies allowed at law or in equity or by statute or otherwise, other remedies that may be available to Landlord or Tenant notwithstanding.
         Section 24.09. Survival of Article. The provisions of this Article 24 shall survive Expiration of the Term.

                           ARTICLE 25
                            NOTICES
         Section 25.01. All Notices, Communications, etc. in Writing. Whenever it is provided herein that notice, demand, request, consent, approval or other communication shall or may be given to, or served upon, either of the parties by the other, or whenever either of the parties desires to give or serve upon the other any notice, demand, request, consent, approval or other communication with respect hereto or to the Premises, each such notice, demand, request, consent, approval or other communication shall be in writing and shall be effective for any purpose only if given or served by personal delivery or by a national overnight courier service (e.g. Federal Express), with acknowledgement of receipt, or by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:
              (a)  If to Tenant, addressed to The New York
Times Company, 229 West 43rd St., New York, NY 10036
Attention: Mr. David Thurm, Executive Director of Project Development and Administration, with a copy thereof to be sent in the same manner to (i) The New York Times Company, 229 West 43rd Street, New York, New York 10036 Attention: General Counsel and (ii) Bachner, Tally, Polevoy & Misher, 380 Madison Avenue, New York, New York 10017 Attention: Martin D. Polevoy, Esq. or to such other address(es) and attorneys as Tenant may from time to time designate by notice given to Landlord as set forth herein.
              (b) If to Landlord, addressed to The City of New York, c/o New York City Economic Development Corporation, 110 William Street, New York, New York 10038, Attention: Lease Administration with a copy thereof to (i) EDC's General Counsel at the same address and (ii) The New York City Law Department, 100 Church Street, New York, New York 10007, Attention: Chief, Economic Development Division, or to such other address(es) and attorneys as Landlord may from time to time designate by notice given to Tenant as set forth herein.
         Section 25.02. Service. Every notice, demand, request, consent, approval or other communication hereunder shall be deemed to have been given or served (a) on the fourth
(4th) business day after the same shall have been actually deposited in the United States mails, postage prepaid, as aforesaid, or, (b) in the case of personal delivery, or overnight courier service on the date delivered.

                           ARTICLE 26
                        NO SUBORDINATION
         Subject to the provisions of Article 11 and Section 13.05(b) hereof, and except with respect to liens or encumbrances consented to or created by or on behalf of Landlord, Landlord's interest in the Premises and in this Lease, as the same may be modified, amended or renewed, shall not be subject or subordinate to (a) any Mortgage now or hereafter existing, (b) any other liens or encumbrances hereafter affecting Tenant's interest in this Lease and the leasehold estate created hereby or (c) any Sublease or any mortgages, liens or encumbrances now or hereafter placed on any Subtenant's interest in the Premises. This Lease and the leasehold estate of Tenant created hereby and all rights of Tenant hereunder are and shall be subject to the Title Matters.

                           ARTICLE 27
                         SANITARY SEWER
         Section 27.01.  Requirement of Sanitary Sewer.
Landlord acknowledges that the leasehold estate granted hereby and the Improvements to be constructed on the Land shall be of no value to Tenant unless and until there is constructed and put into proper working order a sanitary sewer system designed on behalf of Lease Administrator to run along the westerly side of the Whitestone Expressway Service Road adjacent to the Premises with a design and capacity sufficient to service a Printing Facility of not less than 720,000 square feet of Gross Building Area, together with such other buildings and improvements that may be necessary in connection therewith (the "Sanitary Sewer"). It is presently contemplated that the Sanitary Sewer shall be constructed substantially in accordance with those certain drawings titled "Installation of Sanitary Sewers and Sundry Appurtenant Structures in College Point," Sheets 1 through 24, prepared by King & Gavaris and dated
April 18, 1990 (the "Sewer Drawings" and, together with the specifications developed or to be developed in connection with such Sewer Drawings, as such Sewer Drawings and specifications may be modified in accordance with the immediately succeeding sentence, the "Sewer Plans"). Landlord may modify the design, size, materials or capacity of the Sanitary Sewer only to the extent necessary to comply with Requirements or respond to technological changes; provided, however, that no such modification shall render the Sanitary Sewer insufficient to service a Printing Facility of not less than 720,000 square feet of Gross Building Area, together with such other buildings and improvements that may be necessary in connection therewith.
         Section 27.02. Obligation to Construct Sanitary Sewer. Landlord shall perform or cause to be performed the work necessary to construct and put into proper working order the Sanitary Sewer in accordance with the Sewer Plans (the "Sanitary Sewer Work"), except to the extent that the Sanitary Sewer Work is performed by Tenant pursuant to the provisions of Funding Agreement #2. The party performing the Sanitary Sewer Work shall be responsible for performing all work shown on or evidently required by the Sewer Plans including, without limitation, any and all excavation and/or piling work shown on or evidently required by the Sewer Plans. If Tenant performs the Sanitary Sewer Work pursuant to the provisions of Funding Agreement #2, the term "Work," as such term is defined in Funding Agreement #2, shall be deemed to include all work shown on or evidently required by the Sewer Plans. Landlord shall complete the Sanitary Sewer Work by the date (the "Scheduled Sanitary Sewer Completion Date") that is twenty-four (24) months after the earlier to occur of (i) the date on which Tenant gives Landlord written notice that it will not exercise its option to construct the Sanitary Sewer pursuant to the provisions of Funding Agreement #2, (ii) the date on which Tenant gives written notice to Landlord revoking Tenant's election to construct the Sanitary Sewer pursuant to the provisions of Funding Agreement #2, (iii) the date that is ninety-one (91) days after the date on which Tenant Commences Construction of the Project, unless Tenant had duly exercised its option to construct the Sanitary Sewer prior thereto, or
(iv) the date on which Funding Agreement #2 is terminated pursuant to any provision thereof or by order of a court of competent jurisdiction, if the Sanitary Sewer Work had not been completed prior to such termination (the earlier of (i), (ii), (iii) or (iv) being hereinafter referred to as "Landlord's Sewer Commencement Date"); provided, however, that (x) in no event shall the Scheduled Sanitary Sewer Completion Date be prior to December 1, 1995 and (y) notwithstanding anything to the contrary contained herein, in the event that Funding Agreement #2 is terminated as the result of EDC's default thereunder, Landlord shall complete the Sanitary Sewer Work not later than the date by which Tenant shall be ready to make its connection to the Sanitary Sewer and otherwise cause Substantial Completion to occur (the "Tenant Readiness Date"). In the event that Tenant gives written notice to Landlord revoking Tenant's election to construct the Sanitary Sewer pursuant to the provisions of Funding Agreement #2 for reasons unrelated to any act or failure to act by Landlord or EDC under

Funding Agreement #2, the twenty-four (24) month period specified in the second sentence of this Section 27.02 shall be increased by the number of days in the period commencing on
(x) the date on which Tenant gives written notice to Landlord of its election to construct the Sanitary Sewer pursuant to the provisions of Funding Agreement #2, and expiring on (y) the date on which Tenant gives written notice to Landlord revoking such election. Tenant shall give Landlord not less than thirty
(30) nor more than ninety (90) days' advance written notice of the date by which Tenant expects the Tenant Readiness Date to occur. Promptly following the Tenant Readiness Date, Tenant shall submit to Landlord a certificate of the Architect or Engineer of Record certifying to the effect that substantial completion has occurred with the exception of Tenant's hookup to the Sanitary Sewer and that Tenant would be ready to make such hookup if the Sanitary Sewer were completed.
         Section 27.03. Damages for Landlord's Failure to Construct Sanitary Sewer. If Landlord shall not have completed the Sanitary Sewer Work and/or Tenant, using reasonable diligence, shall not have made its connection to the Sanitary Sewer by the date (the "Sanitary Sewer Default Date") that is the later to occur of (i) the Scheduled Sanitary Sewer Completion Date and (ii) the Tenant Readiness Date, then, for the period (the "Sanitary Sewer Offset Period") commencing on the Sanitary Sewer Default Date and ending on the date by which both (x) Landlord shall have completed the Sanitary Sewer Work and (y) Tenant, using reasonable diligence, shall have made (or, using reasonable diligence, should have made) its connection to the Sanitary Sewer, Tenant shall be entitled to accrue, as liquidated damages, as an offset against future installments of Rental (excluding Impositions and College Point Improvement Fund Payments) becoming due and payable after the Sanitary Sewer Default Date an amount (the "Sewer Offset Amount") equal to the product of (A) $1,000.00, multiplied by
(B) the number of days in the Sanitary Sewer Offset Period.
              Section 27.04. Damages for Delaying Tenant's Construction of the Sanitary Sewer. If Tenant elects to perform the Sanitary Sewer Work pursuant to the provisions of Funding Agreement #2 or this Lease, and Tenant is delayed in completing the Sanitary Sewer Work and making its connection thereto beyond the Tenant Readiness Date, then Tenant shall be entitled to accrue, as liquidated damages, as an offset against future installments of Rental (excluding Impositions and College Point Improvement Fund Payments) becoming due and payable after the Tenant Readiness Date an amount (the "Sewer Delay Offset Amount") equal to the product of (A) $1,000, multiplied by (B) the number of days of Public Sewer Delay, not to exceed the number of days in the Sewer Delay Period. The term "Public Sewer Delay" shall mean any delay in the completion of the Sanitary Sewer Work and Tenant's connection thereto arising from the acts or omissions of EDC, or Landlord or any of their employees, agents, contractors, departments, divisions or agencies including, without limitation:
(i) defects in the Plans and Specifications for the Sanitary Sewer Work, (ii) the failure to make necessary revisions to such Plans and Specifications on a timely basis, (iii) EDC's inspection or requiring the uncovering of the Sanitary Sewer Work (unless EDC was correct in suspecting that such uncovering would reveal defective work) or any delays in performing such inspection, or (iv) EDC's failure to accept a low bid for all or any portion of the Sanitary Sewer Work because such low bid nonetheless exceeds the Engineer's Estimate. The term "Sewer Delay Period" shall mean the period commencing on (x) the Tenant Readiness Date, and expiring on (y) the date on which Tenant, using reasonable diligence, shall have (or, using reasonable diligence, should have) made its connection to the Sanitary Sewer.
         Section 27.05. Sewer Self-Help Remedy. In the event that either (i) Landlord fails to commence the Sanitary Sewer Work within one hundred eighty (180) days after Landlord's Sewer Commencement Date, subject to Landlord's right to an extension on a day-for-day basis for each day of Unavoidable Delays or (ii) Landlord shall cease the performance of the Sanitary Sewer Work for any period in excess of ninety (90) successive calendar days, subject to Landlord's right to an extension on a day-for-day basis for each day of Unavoidable Delays, then, without regard to whether Tenant may have previously elected to perform the Sanitary Sewer Work pursuant to the provisions of Funding Agreement #2 or this Lease, or whether Funding Agreement #2 may have previously been terminated due to Tenant's default thereunder, Tenant shall have the right to elect to perform the Sanitary Sewer Work upon all of the terms and conditions of Funding Agreement #2.

                           ARTICLE 28
                   ABANDONMENT OF THE PROJECT
         Section 28.01. Effect of Abandonment of the Project. Landlord and Tenant acknowledge and agree that an Abandonment of the Project shall not constitute a Default or Event of Default.
         Section 28.02. Loss of Certain Benefits. From and after the date of Abandonment of the Project: (i) PILOT shall be equal to Taxes (computed in accordance with the provisions of Section 3.05(d)(i) hereof), (ii) Tenant shall be required to make Public Purpose Payments in accordance with the provisions of Section 36.02 hereof and (iii) the provisions of Section
3.08.1 hereof shall be of no further force and effect, except that (x) Section 3.08.1 shall continue in effect with respect to Exempt Taxes attributable to transactions occurring, or periods ending, prior to the date on which Abandonment of the Project shall be deemed to have occurred, including, without limitation, exercise by Tenant of its Purchase Option provided in Article 21 hereof prior to such date (regardless of whether the transfer of title to the Property takes place after such date); and (y) Sections 3.08.2 through 3.08.4 shall continue in effect with respect to any Exempt Taxes as to which Section
3.08.1 so continues in effect; and provided, however, that if and to the extent that any Taxes are required to be paid with respect to the Premises notwithstanding Landlord's ownership thereof, PILOT shall be reduced by a like amount.

         Section 28.03.  Reimbursement of Funding.
              (a)  In the event that there shall be an
Abandonment of the Project at any time prior to the Operational Date, Tenant shall reimburse EDC dollar for dollar for the Funding or any portion thereof disbursed by EDC pursuant to Funding Agreement #1 prior to the date of such Abandonment of the Project (the "EDC Reimbursement Amount") substantially in accordance with the illustration for such reimbursement set forth in "Reimbursement Schedule" attached hereto as Exhibit M-1 and made a part hereof, including interest thereon at the rate of the lesser of either (x) nine percent (9%) per annum or
(y) the City's cost of borrowing, from the date on which EDC disbursed such funds to Tenant until Tenant fully reimburses EDC for such funds.
              (b)  In the event that there shall be an
Abandonment of the Project at any time after the Operational Date, Tenant shall reimburse EDC for an amortized amount (the "Amortized EDC Reimbursement Amount") of the Funding or any portion thereof disbursed by EDC pursuant to Funding
Agreement #1 prior to the date of such Abandonment of the Project, amortized in accordance with the "Amortized Reimbursement Schedule" attached hereto as Exhibit M-2 and hereby made a part hereof, such amortized amount to include interest thereon at the rate of the lesser of either (x) nine percent (9%) per annum or (y) the City's cost of borrowing, from the date on which EDC disbursed such funds to Tenant until Tenant fully reimburses EDC for the appropriate amortized amount of such funds.
              (c) Unless Tenant exercises the purchase option contained in Article 21 hereof, in which event the provisions of Article 21 and the Purchase Agreement shall govern, Tenant shall reimburse EDC for the amounts described in subsection (a) and (b) of this Section 28.03 in equal quarterly installments commencing on the first day of the calendar quarter occurring immediately after the date on which Abandonment of the Project is deemed to have occurred and continuing thereafter for a period of five (5) years. Tenant shall have the right, at any time during such five (5) year period, to prepay all or any portion of the Funding to be reimbursed (together with any interest accrued thereon pursuant to the terms hereof) without penalty or premium.
         Section 28.04.  Right to Terminate.  In the event that
(i) there shall be an Abandonment of the Project, (ii) Tenant shall make all reimbursements to EDC required pursuant to
Section 28.03 hereof and (iii) Tenant does not exercise the purchase option contained in Article 21 hereof, then, at any time thereafter, Tenant shall have the right, to be exercised in Tenant's sole discretion by written notice to Landlord, to terminate the Term of this Lease effective as of a date to be set forth in such notice, in which event all of Tenant's obligations under this Lease shall terminate and come to an end effective as of the date of termination set forth in such notice.

                           ARTICLE 29
              CERTIFICATES BY LANDLORD AND TENANT
         Section 29.01. Certificate of Tenant. Tenant shall, within fifteen (15) business days after notice by Landlord, execute, acknowledge and deliver to Landlord, or any other Person specified by Landlord, a written statement (which may be relied upon by such Person) (a) certifying (i) that this Lease is unmodified and in full force and effect (or if there are modifications, that this Lease, as modified, is in full force and effect and stating such modifications and providing a copy thereof if requested), and (ii) the date to which each item of Rental payable by Tenant hereunder has been paid, and (b) stating (i) whether Tenant has given Landlord written notice of any event that, with the giving of notice or the passage of time, or both, would constitute a default by Landlord in the performance of any covenant, agreement, obligation or condition contained in this Lease, and (ii) whether, to the actual knowledge of Tenant, Landlord is in default in performance of any covenant, agreement, obligation or condition contained in this Lease, and, if so, specifying in detail each such default,
         Section 29.02. Certificate of Landlord. Landlord shall, within fifteen (15) business days after notice by Tenant, execute, acknowledge and deliver to Tenant, or such other Person specified by Tenant, a statement (which may be relied upon by such Person) (a) certifying (i) that this Lease is unmodified and in full force and effect (or if there are modifications, that this Lease, as modified, is in full force and effect and stating such modifications and providing a copy thereof if requested), and (ii) the date to which each item of Rental payable by Tenant hereunder has been paid, and (b) stating (i) whether an Event of Default has occurred or whether Landlord has given Tenant written notice of any event that, with the giving of notice or the passage of time, or both, would constitute an Event of Default, and (ii) whether, to the actual knowledge of Landlord, Tenant is in Default in the performance of any covenant, agreement, obligation or condition contained in this Lease, and, if so, specifying, in detail, each such Default or Event of Default.

                           ARTICLE 30
                     CONSENTS AND APPROVALS
         Section 30.01. Effect of Granting or Failure to Grant Approvals or Consents. All consents and approvals which may be given under this Lease shall, as a condition of their effectiveness, be in writing. The granting of any consent or approval by a party to perform any act requiring consent or approval under the terms of this Lease, or the failure on the part of a party to object to any such action taken without the required consent or approval, shall not, except where expressly stated otherwise, be deemed a waiver by the party whose consent was required of its right to require such consent or approval for any further similar act.
         Section 30.02. Remedy for Refusal to Grant Consent or Approval. If, pursuant to the terms of this Lease, any consent or approval by Landlord or Tenant is not to be unreasonably withheld or delayed or is subject to a specified standard (and provided that such provision does not provide for deemed approval if no response is given to Tenant within a specified period of time) then in the event there shall be a final determination that the consent or approval was unreasonably withheld or delayed or that such specified standard has been met so that the consent or approval should have been granted, the consent or approval shall be deemed granted and, unless specified to the contrary elsewhere in this Lease, Landlord shall have no additional liability to Tenant for withholding or delaying such consent or approval.
         Section 30.03. No Unreasonable Delay. Wherever this Lease provides that Landlord's or Tenant's consent or approval is not to be unreasonably withheld, such consent or approval also shall not be unreasonably delayed. Unless specifically stated otherwise, all consents of Landlord required under this Lease shall be granted or withheld in Landlord's reasonable discretion.
         Section 30.04. No Fees Etc. Except as specifically provided herein, no fees or charges of any kind or amount shall be required by either party hereto as a condition of the grant of any consent or approval which may be required under this Lease. The preceding however shall not limit the City's right to charge, in its governmental capacity (as opposed to its capacity as Landlord and owner of the fee interest in the Premises), generally applicable fees and charges in connection with requests for building permits, certificates of occupancy or other permits, licenses, etc.

                           ARTICLE 31
                    SURRENDER AT END OF TERM
         Section 31.01. Surrender of Premises.  Subject to
Section 8.03 hereof, upon the Expiration Date (or upon a re-entry by Landlord upon the Premises pursuant to Article 24), Tenant, without any payment or allowance whatsoever by Landlord, shall surrender the Premises to Landlord in good order, condition and repair, reasonable wear and tear excepted, free and clear of all Subleases, liens and encumbrances other than Subleases to which Landlord has given recognition pursuant to the provisions of Section 10.06 or otherwise, easements and other rights which Landlord has agreed may survive the termination of this Lease and rights of Recognized Mortgagees under Section 11.04. Subject to the provisions of Section 21.01(c) hereof, Tenant hereby waives any notice now or hereafter required by law with respect to vacating the Premises on the Expiration Date.
         Section 31.02. Delivery of Subleases, etc. Upon the Expiration Date (or upon a re-entry by Landlord upon the Premises pursuant to Article 24), Tenant shall deliver to Landlord Tenant's executed counterparts of all Subleases and any service and maintenance contracts then affecting the Premises, and all warranties and guarantees then in effect which Tenant has received in connection with any work or services performed or Equipment installed at the Premises, together with a duly executed assignment thereof to Landlord in form reasonably satisfactory to Tenant and Landlord, and copies of all financial reports, books and records required by
Article 37 and any and all other material documents relating to the operation of the Premises and the condition of the Improvements (or copies thereof, to the extent Tenant is required by law or generally accepted accounting principles, to retain the originals).
         Section 31.03. Personal Property. Any personal property of Tenant, or of any Subtenant which has not been granted non-disturbance rights, which shall remain on the Premises for six (6) months after the Expiration Date (or after a reentry by Landlord upon the Premises pursuant to Article 24) and after the removal of Tenant or such Subtenant from the Premises, may, at the option of Landlord, be deemed to have been abandoned by Tenant or such Subtenant, and subject to the rights of Recognized Mortgages either may be retained by Landlord as its property or be disposed of at Tenant's expense, without accountability, in such manner as Landlord may see fit. Landlord shall not be responsible for any loss or damage occurring to any such property owned by Tenant or any Subtenant. Notwithstanding anything to the contrary contained herein, the right of Tenant or any Subtenant which has not been granted non-disturbance rights to leave personal property at the Premises for six (6) months after the Expiration Date before such property shall be deemed abandoned, shall not be construed to permit Tenant or any such Subtenant to leave personal property at the Premises for more than three hundred sixty-five (365) days after the giving by Tenant of a notice to Landlord terminating this Lease pursuant to the provisions of
Section 8.02(a);
         Section 31.04. Survival Clause. The provisions of this Article shall survive the Expiration Date.

                           ARTICLE 32
                        ENTIRE AGREEMENT
         This Lease, the Power Agreement and Funding Agreements #1, #2 and #3, including all the Exhibits, contain all of the promises, agreements, conditions, inducements and understandings between Landlord and Tenant concerning the Premises and there are no promises, agreements, conditions, understandings, inducements, warranties or representations, oral or written, expressed or implied, between them covering the Premises other than as expressly set forth herein or as may be expressly contained in any enforceable written agreements or instruments executed by the parties hereto.

                           ARTICLE 33
                        QUIET ENJOYMENT
         Landlord covenants that, as long as Tenant faithfully shall perform the agreements, terms, covenants and conditions hereof, Tenant shall (subject to the terms and conditions of this Lease) peaceably and quietly have, hold and enjoy the Premises for the Term without molestation or disturbance by or from Landlord or any Person claiming through Landlord.

                           ARTICLE 34
                          ARBITRATION
         Section 34.01. Disputes to be Submitted to
Arbitration. Every dispute between the parties which is specifically provided in this Lease to be determined by arbitration shall be submitted to arbitration in the manner hereinafter provided.
         Section 34.02. Procedure for Arbitration.
              (a)  Dispute Notice.  The party desiring the
arbitration shall, by notice to the other party (the "Dispute Notice"), require that the dispute in question be presented for resolution to the first available arbiter set forth on the applicable list below in Section 34.06. The party giving the Dispute Notice shall give a copy of such Dispute Notice to the first arbiter on such applicable list (unless such first arbiter is known to be unavailable) with a cover letter requesting such arbiter to serve. In the event the first named arbiter is not available or is unwilling to serve, the arbiter next set forth on the list shall be engaged, and so on, until arriving at an available arbiter. The arbiter serving to resolve any dispute hereunder is hereinafter referred to as the "Arbiter".
              (b) Rejection Notice. Either party may, within five (5) Business Days of its receipt of the other party's Dispute Notice (the "Notice Period") give notice to such other party and to the Arbiter (the "Rejection Notice") stating that the dispute is not subject pursuant to the terms of this Lease to the dispute resolution mechanism of this Article 34. The validity of the Rejection Notice shall also be subject to arbitration as set forth herein by the first available Arbiter from the applicable list designated by the Dispute Notice, in which event the parties shall make such submissions as they may wish to the Arbiter regarding such validity within five (5) Business Days after the giving of the Rejection Notice.
              (c) Arbiter's Decision. If either: (i) the recipient of the Dispute Notice fails to give a Rejection Notice to the other party within the Notice Period, or (ii) the Arbiter determines that the dispute is arbitrable pursuant to the terms of this Lease, then such dispute shall be deemed arbitrable and both parties shall make such submissions as they may wish to the Arbiter within five (5) Business Days after the expiration of the Notice Period or, if a Rejection Notice is given, the determination that the dispute is arbitrable, as the case may be. Within five (5) Business Days thereafter, the Arbiter shall attempt to cause Landlord and Tenant to agree on a resolution to the dispute and, failing that, shall make a decision in writing by 5:00 P.M. on the last day of such five
(5) Business-Day period. Copies of the Arbiter's decision shall be sent to Landlord and Tenant.
         Section 34.03. Selection of Arbiter.

              (a)  Disqualifications.  During the month of
January of each calendar year during the Term, Tenant and Landlord may each, by written notice to the other, disqualify one of the listed arbiters for any reason whatsoever. Landlord and Tenant may also by written notice to each other at any time (including the five (5) Business Day period following the giving of a Dispute Notice), require any arbiter to be disqualified for cause (including, without limitation, conflict of interest), the presence of such cause (if disputed) to be determined by another arbiter under the provisions of this
Article 34. The remaining arbiters shall move up on the list to fill any vacancies so created.
              (b) Replacements. If any of the listed arbiters dies, becomes disabled, retires, goes out of business, is disqualified by Landlord or Tenant for cause or otherwise, or elects to withdraw from the list, then Landlord and Tenant shall agree on a replacement within twenty (20) days after notice thereof. If Landlord and Tenant fail to so agree, each, within five (5) days after such twenty (20) day period, shall designate one of the remaining listed arbiters and the two arbiters so chosen shall appoint a replacement within twenty
(20) days thereafter. All newly chosen arbiters shall be placed at the last position on the list. If more than one arbiter is chosen at the same time, the arbiters who are so chosen shall be listed in alphabetical order. In the event that, at any time, there is no listed arbiter available, Landlord and Tenant shall endeavor to agree upon a reputable and experienced arbiter to resolve the dispute in question. In the event that Landlord and Tenant are unable to agree on such arbiter, such arbiter shall be chosen in accordance with the rules of the American Arbitration Association then prevailing. The Arbiter, however chosen, shall proceed to resolve any dispute in accordance with the provisions set forth in this
Article 34.
         Section 34.04. Recognized Mortgagees. Any Recognized Mortgagee may participate, through or in place of Tenant, in any arbitration conducted pursuant hereto, provided that any such participation shall not be deemed to expand Tenant's rights.
         Section 34.05. Arbiter's Decision. In rendering his or her decision, the Arbiter shall have no power to modify any of the provisions of this Lease, and the jurisdiction of the Arbiter is expressly limited accordingly. The decision of the Arbiter shall be final and conclusive on the parties, and judgment may be entered on the decision of the Arbiter rendered in accordance with this Article 34 and may be enforced in accordance with the laws of New York State.
         Section 34.06. Lists of Arbiters.
              (a)  To determine disputes regarding the
calculation of "Gross Building Area":

                   1.   Mr. David Castro-Blanco
                        Castro-Blanco, Piscioneri Associates
                        62 Cooper Square
                        New York, New York 10003
                        (212) 254-2700

                   2.   Ms. Linda Eklund
                        Emery Roth & Sons Architect
                        560 Lexington Avenue
                        New York, New York 10022
                        (212) 753-1733

                   3.   Mr. Robert Fox
                        Fox & Fowle
                        22 West 19th Street
                        New York, New York 10011
                        (212) 627-1700

                   4.   Mr. Eugene Kohn
                        Kohn Pederson Fox, Associates
                        111 West 57th Street
                        New York, New York 11019
                        (212) 977-6500

              (b)  To determine disputes pursuant to Sections
7.03(b) and 7.04 hereof:

                   1.   Ms. Laura Bouyet
                        Marsh & McLennan
                        1166 Avenue of the Americas
                        New York, New York 10036-2774
                        (212) 345-6590

                   2.   Mr. Gordon Prager
                        Johnson & Higgins
                        125 Broad Street
                        New York, New York 10004-2424
                        (212) 574-8359

                   3.   Ms. Pamela Newman
                        Rollins Hudig Hall
                        261 Madison Avenue
                        New York, New York 10005
                        (212) 573-5664

                   4.   Mr. Jonathan Ostrau
                        Alexander & Alexander
                        1185 Avenue of the Americas
                        New York, New York 10036
                        (212) 575-8000

              (c)  To determine disputes as to whether
(x) Landlord has acted unreasonably in withholding its consent to a Transfer that is not an Affiliate Transfer or a Merger/Sale Transfer or (y) a material default has occurred under Section 7.2(b) of Funding Agreement #1:

                   1.   The then dean of Columbia Law School

                   2.   The then dean of New York University
                        Law School

                   3.   The then dean of Fordham Law School

                   4.   The then dean of Brooklyn Law School

              (d) To determine disputes under this Lease or Funding Agreement #1 as to whether Landlord has acted unreasonably in withholding its approval of Plans and Specifications or modifications or resubmissions of Plans and
Specifications:
                   1.   Mr. Richard Dattner
                        Richard Dattner Architect P.C.
                        154 West 57th Street
                        New York, New York 10019
                        (212) 247-2660

                   2.   Mr. Fred Bland
                        Beyer Blinder Belle
                        41 East 11th Street
                        New York, New Yorzk 10003
                        (212) 777-7800

                   3.   Mr. Henry Brennan
                        Brennan Bear Gorman
                        515 Madison Avenue
                        New York, New York 10001
                        (212) 888-7663

                   4.   Mr. Brad Perkins
                        Perkins Eastman & Partners
                        437 Fifth Avenue
                        New York, New York  10016
                        (212) 889-1720

              (e)  To determine disputes as to whether a
Default or Event of Default of the nature described in Section
24.01(b) or (c) hereof has occurred and is continuing:

                   1.   Mr. Charles Uribe
                        A.J. Contracting Corp.
                        470 Park Avenue South
                        New York, New York 10016
                        (212) 889-9100

                   2.   Mr. Mitch Solomon
                        HRH Construction
                        909 3rd Avenue
                        New York, New York 10022
                        (212) 751-3100

                   3.   Mr. Arthur Thompsen
                        Hennigan Construction, Inc.
                        250 West 30th Street
                        New York, New York 10001
                        (212) 947-6441

                   4.   Mr. Joseph Coppotelli
                        Structure Tone, Inc.
                        15 East 26th Street
                        New York, New York 10010
                        (212) 481-6100

              (f) To determine disputes that are subject to arbitration pursuant to (x) Section 5.7(d) of Funding Agreement
#2 or (y) any provision of Funding Agreement #4:

                   1.   Mr. Daniel Greenbaum
                        Vollmer Associates
                        50 West 23rd Street
                        New York, New York  10010

                   2.   Mr. Neal J. Forshner
                        Envirodyne Engineers, Inc.
                        41 East 42nd Street
                        New York, New York  10017

                   3.   Mr. Malcolm McLaren
                        M.G. McLaren Consulting Engineers
                        100 Snake Hill Road
                        West Nyack, New York  10994
                        (914) 353-6400

                   4.   Mr. Mark Schiffman
                        Shah Trans Inc.
                        101 South Bergen Place
                        Freeport, New York  11520
                        (516) 868-0900

                           ARTICLE 35
                  ADMINISTRATIVE AND JUDICIAL
                  PROCEEDINGS, CONTESTS ETC.
         Section 35.01.  Tax Contest Proceedings.
              (a) Tenant shall have the right, at its sole cost and expense, to seek reductions in the valuation of the Land and/or Improvements assessed for real property tax purposes and to prosecute any action or proceeding in connection therewith by appropriate proceedings in accordance with the City Charter and the City's Administrative Code, notwithstanding that the Premises may then be exempt from payment of any such real property tax or that any such tax may be abated by reason of this Lease or under applicable law. Landlord shall arrange for its Department of Finance to send "so-called" FLACK Notices setting forth changes in the assessed valuation of the Land and/or the Improvements directly to Tenant, with a copy to Tenant's General Counsel and Tenant's attorneys at the address set forth in Article 25 hereof, as such address may be changed in accordance with the provisions of said Article 25.
              (b) Tenant shall continue to pay the full amount of PILOT required under Section 3.05 until a final determination is made with respect to any such action or proceeding.

              (c) If, upon the final determination of any such action or proceeding, it is determined that Tenant is entitled to such reduction, PILOT shall be reduced in accordance with such determination; and if pursuant to such determination Tenant is entitled to a reduction in the amount of any PILOT payment(s) or portion thereof already paid, the difference (the "PILOT Refund Amount") between the amount of the PILOT actually paid by Tenant and the amount of the PILOT that should have been paid in light of such reduction shall be offset against any future PILOT payments and/or other Rental payments that may be due, or, if no future PILOT payments and/or other Rental payments are due, Landlord shall promptly refund such amount to Tenant. The PILOT Refund Amount shall bear interest from the date of overpayment to the date of offset or refund, as the case may be, at the rate of interest that The City is paying to taxpayers who are entitled to real estate tax refunds.
         Section 35.02. Imposition Contest Proceedings. Tenant shall have the right to contest, at its sole cost and expense, the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith, or in any other manner permitted by law, including, without limitation, the right to prosecute administrative and/or judicial proceedings and judicial review and appeal of any decision which Tenant, in its sole discretion, considers adverse, and the right to settle or compromise any such proceeding. In the event of any such contest, payment of such Imposition may be postponed until the matter is resolved. Any amount postponed hereunder shall bear interest at the Late Charge Rate until paid.
         Section 35.03. Requirement Contest. Tenant shall have the right to contest the validity of any Requirement or the application thereof in any manner permitted by law, including, without limitation, the right to prosecute administrative and/or judicial proceedings and judicial review and appeal of any decision which Tenant, in its sole discretion, considers adverse, and the right to settle or compromise any such proceeding. During such contest, compliance with any such contested Requirement may be deferred by Tenant. Any such proceeding instituted by Tenant shall be commenced reasonably promptly after the issuance of any such contested Requirement and shall be prosecuted with diligence to final adjudication, settlement, compliance or other disposition of the Requirement so contested which is acceptable to the Governmental Authority enforcing such Requirement. Tenant shall comply with any such Requirement in accordance with the provisions of Section 16.01(a) if the Premises, or any part thereof, are in danger of being forfeited or if Landlord is in danger of being subjected to criminal liability or penalty.

         Section 35.04. Landlord's Participation in Contest Proceedings. Landlord, at Tenant's option, shall (i) join in any action or proceeding brought by Tenant referred to in this Article and/or (ii) permit the action to be brought by Tenant in Landlord's name, and/or (iii) execute such documents that Tenant may reasonably request in connection with such action or proceeding.

                           ARTICLE 36
                SALES AND COMPENSATING USE TAXES
         Section 36.01. Exemption. Landlord warrants and represents that, by reason of Landlord's ownership of the Improvements, sales and compensating use taxes will not be payable in connection with the materials, fixtures and Equipment purchased and incorporated into the Improvements. Landlord shall assist Tenant to the extent required by the provisions of Section 3.08 hereof in establishing any such exemption. Notwithstanding the foregoing or anything to the contrary elsewhere in this Lease, Landlord hereby agrees that, for income tax purposes, Tenant shall be considered to have all of the benefits and burdens of ownership with respect to the Improvements and that Landlord will not claim any deduction or credit on its income tax returns or any other filings or financial statements with respect to the Improvements and will not otherwise take any action in connection with the Improvements which would disentitle Tenant to claim the deductions and credits that it would otherwise be entitled to claim as the owner of the Improvements for income tax purposes.
         Section 36.02. Public Purpose Payments. From and after Abandonment of the Project, Tenant shall pay to the appropriate taxing authority an amount equal to the amount of New York State and City sales and compensating use taxes that would, with respect to purchases completed after the date of such Abandonment, thereafter be required to be paid by Tenant, or contractors working on its behalf or their subcontractors, with respect to any tangible personal property that thereafter becomes an integral component of any Improvement, if not for the exemption from such taxes based on the Landlord's ownership of the Premises, reduced by any amount representing such sales or use taxes which Tenant has for any reason paid to any taxing authority, including Landlord, or to any of Tenant's vendors, contractors of subcontractors. Payments required by this Article are referred to herein as "Public Purpose Payments" and shall not, from and after Abandonment of the Project, constitute Exempt Taxes.

                           ARTICLE 37
                REPORTS, SUBMISSIONS AND RECORDS
         Section 37.01. Financial Reports.   For as long as the
City shall be Landlord and to the extent that City Administrative Code Section 11-208.1 (or successor thereto) is then in force and effect, Tenant shall furnish to Landlord income and expense statements of the type required by such City Administrative Code section (or successor thereto) as if Tenant were the "owner" of the Premises as such term is used in City Administrative Code Section 11-208.1, such statements to be submitted within the time periods and to the address provided for in City Administrative Code Section 11-208.1; such statements are to be furnished notwithstanding that the City holds fee title to the Premises, or that the Premises may therefore not be "income-producing property" as that concept is used in City Administrative Code Section 11-208.1.
         Section 37.02. Submission of Certificates of
Occupancy. Tenant shall submit to Landlord a copy of each and every Certificate of Occupancy received for part or all of the Project, within thirty (30) Business Days of Landlord's request therefor.

                           ARTICLE 38
                       RECORDING OF LEASE
         Tenant may, at Tenant's option, cause this Lease and any amendments hereto, or a memorandum hereof or thereof, to be recorded in the Office of the Register of the City of New York (Queens County) after the execution and delivery of this Lease or any such amendments and Landlord shall promptly execute any such memorandum of lease upon request of Tenant.

                           ARTICLE 39
                       TENANT'S PROPERTY
         Notwithstanding anything to the contrary contained in
Section 13.07 hereof, all Tenant's Property shall be and remain the property of Tenant (or any Subtenant of Tenant, as the case may be) and may be removed by Tenant (or such Subtenant) at any time during the Term.

                           ARTICLE 40
             NONDISCRIMINATION; AFFIRMATIVE ACTION
         Section 40.01.  Executive Order No. 50.  The
provisions of this Section 40.01 shall apply only with respect to contracts entered into directly by Tenant for Construction Work in an amount of $1,000,000 or more, and subcontracts for Construction Work in an amount of $750,000 or more, in each case with respect only to Construction Work necessary to accomplish Substantial Completion of the Initial Improvements or any subsequent expansions of the Initial Improvements which add in excess of 75,000 square feet of Gross Building Area (hereinafter referred to as "E.O. 50 Contracts" and "E.O. 50 Subcontracts," respectively). For so long as Executive Order No. 50 of April 25, 1980 (as amended, "E.O. 50") is in effect, except to the extent that an exemption under E.O. 50 applies, Tenant shall include in all E.O. 50 Contracts, and shall cause its contractors to include in all E.O. 50 Subcontracts, the provisions contained in Exhibit P hereto (the "E.O. 50 Construction Contract Rider"). Tenant shall utilize good faith efforts to cause the contractors under E.O. 50 Contracts to comply, and to cause the subcontractors under E.O. 50 Subcontracts to comply, with the provisions of the E.O. 50 Construction Contract Rider. The more restrictive provisions of Section 6.5(a)(i) of Funding Agreement #1 shall apply with respect to contracts and subcontracts for "Construction Work" (as such term is defined in Funding Agreement #1), as more particularly described in said Section 6.5(a)(i).
         Section 40.02. Limitations. Notwithstanding anything to the contrary contained in this Lease, the E.O. 50 Construction Contract Rider or E.O. 50 and the rules and regulations promulgated thereunder: (i) the contractors and subcontractors under E.O. 50 Contracts and E.O. 50 Subcontracts shall in no event be bound by any obligations that are more stringent than the obligations imposed by E.O. 50 and the rules and regulations promulgated thereunder in effect as of the date of this Lease, (ii) no preapproval of the contractors and subcontractors under E.O. 50 Contracts and E.O. 50 Subcontracts by any Governmental Authority shall be required, (iii) for so long as New York State Labor Law Section 220 or any successor statute requires contractors performing work on public works projects to pay journey-level wages to trainees, the trainee requirements of E.O. 50 shall not be applicable to E.O. 50 Contracts, E.O. 50 Subcontracts and the E.O. 50 Construction Contract Rider and in no event shall Tenant be deemed to be in breach of the terms hereof due to the non-compliance with such trainee requirements by any contractor or subcontractor or the non-inclusion of such trainee requirements in the E.O. 50 Construction Contract Rider or any E.O. 50 Contract or E.O. 50 Subcontract and (iv) in no event shall the default by Tenant under Section 40.01 or the default by any contractor or subcontractor under an E.O. 50 Contract or an E.O. 50

Subcontract give Landlord or any Governmental Authority the right to stop, delay or otherwise interfere with the progress of Construction Work.
         Section 40.03. E.O. 50 Remedies. In the event of an alleged breach of Tenant's obligations under Section 40.01 hereof, or of the obligations of a contractor or subcontractor under an E.O. 50 Contract or E.O. 50 Subcontract, Landlord, acting through the Department of Labor Services ("DLS") shall notify Tenant (and the contractor or subcontractor, as the case may be) describing the extent of non-compliance. If the non-compliance is not remedied within thirty (30) days of Tenant's receipt of notice, DLS shall request a meeting with Tenant (and with the contractor or subcontractor, as appropriate) to negotiate an Employment Program of corrective actions to achieve Tenant's compliance with Section 40.01 and the compliance by such contractor or subcontractor with the E.O. 50 Contract or E.O. 50 Subcontract, as the case may be.
If Tenant fails or refuses either to meet, to agree to take necessary corrective measures, to implement agreed corrective measures, or to enforce the obligations of a contractor pursuant to an E.O. 50 Contract and/or to cause a contractor to enforce the obligations of a subcontractor under an E.O. 50 Subcontract, Landlord, acting through DLS may (i) require such contractor and/or subcontractor, as the case may be, to take corrective measures in an Employment Program or (ii) assess against Tenant as liquidated damages an amount equal to the wages and fringe benefits that would have been paid to the parties that should have been employed pursuant to the non-discrimination and trainee provisions of the E.O. 50 Contracts and E.O. 50 Subcontracts. The remedies set forth in this Section 40.03 shall be the sole remedies available to Landlord in the event of a breach by Tenant of its obligations under Section 40.01 hereof, and no other remedies set forth elsewhere in this Lease shall be applicable to a breach by Tenant of its obligations under Section 40.01.
         Section 40.04.  Nondiscrimination; Affirmative
Action. Tenant acknowledges that Landlord insists that parties with which Landlord enters into contracts do not engage in any unlawful discrimination in the selection of contractors or against any employee or job applicant because of race, creed, color, national origin, sex, age, disability, marital status, or sexual orientation with respect to all employment decisions including, but not limited to, recruitment, hiring, compensation, fringe benefits, leaves, promotion, upgrading, demotion, downgrading, transfer, training and apprenticeship, lay-off and termination and all other terms and conditions of employment. Tenant further acknowledges that Landlord insists that all parties with which Landlord enters into contracts take certain affirmative acts to make known to current and prospective employees of such parties that such parties do not engage in unlawful discrimination as more particularly described in the immediately preceding sentence. Landlord acknowledges that (i) there exists at the federal, state and local level a framework of statutes that require Tenant not to engage in any unlawful discrimination of the nature described in this Section 40.04 and to take certain affirmative acts of the nature described in this Section 40.04 (the "Nondiscrimination Statutes"), (ii) there exists at the federal, state and local level a framework of agencies charged with the enforcement of the Nondiscrimination Statutes (the "Nondiscrimination Agencies") and (iii) the Nondiscrimination Statutes provide for certain sanctions that may be imposed by the Nondiscrimination Agencies or courts of competent jurisdiction in the event of a violation of the Nondiscrimination Statutes (the "Nondiscrimination
Sanctions"). Tenant agrees that it shall comply with all Nondiscrimination Statutes with respect to the Premises that may be legally applicable to Tenant from time to time during the Term.
         Section 40.05. Nondiscrimination Remedies. In the event that Landlord has a reasonable basis for believing that Tenant is in violation of a Nondiscrimination Statute with respect to the Premises, Landlord shall notify Tenant describing the nature of such perceived violation. If such violation is not remedied within thirty (30) days of Tenant's receipt of notice, Landlord shall request a meeting with Tenant to discuss Tenant's position as to whether or not Tenant is, in fact, in violation of a Nondiscrimination Statute and, if so, what steps, if any, Tenant intends to take to remedy such violation. If Tenant fails or refuses either to meet, to demonstrate that Tenant is not in violation of a Nondiscrimination Statute, or to take steps to remedy any existing violation of a Nondiscrimination Statute, Landlord, as its sole remedy under this Lease, shall have the right to report to the appropriate Nondiscrimination Agency Landlord's allegation that Tenant is in violation of a Nondiscrimination Statute. Nothing contained herein shall be construed to vest in Landlord the right to institute legal proceedings or seek damages against Tenant, it being understood and agreed that the imposition of any Nondiscrimination Sanctions against Tenant by a Nondiscrimination Agency or court of competent jurisdiction shall be Tenant's sole liability for a breach of its obligations under Section 40.04 hereof. The remedies set forth in this Section 40.05 shall be the sole remedies available to Landlord for an alleged breach of Tenant's obligations under
Section 40.04 hereof or an alleged violation of a Nondiscrimination Statute, and no other remedies set forth elsewhere in this Lease shall be applicable to such an alleged breach or violation.

                          ARTICLE 40A
                      INVESTIGATIONS, ETC.
         Section 40A.01.  Cooperation In Investigations.
         (a)  Subject to the exclusions set forth in paragraph
(b) of this Section 40A.01, Tenant shall during the term of this Lease:
            (i) cooperate fully, and utilize good faith efforts to cause its Members to cooperate fully, with any Investigation; and
           (ii) report, and utilize good faith efforts to cause its Members to report, in writing to the Commissioner, any solicitation of which Tenant has actual knowledge of money, goods, requests for future employment or other benefit or thing of value, by or on behalf of any employee of the City or other Person, related to the obtaining and/or performance of the Transaction Documents or any of them.
         (b) The provisions of paragraph (a) of this Section shall not apply:
            (i)    to any information or document known,
         prepared or obtained by Tenant or its Members (and the sources of such information or documents) that is protected from compelled disclosure by any present or future "Shield Law" or any other statute, constitutional provision, rule, regulation or case law related to the rights of reporters and/or news organizations;
           (ii) to any Person who refuses to testify based on a properly invoked privilege against self-incrimination if such Person is not given assurances that his or her statement, and any information from such statement, will not be used against such Person in any subsequent criminal proceeding in any forum (provided, however, that any Person given such assurances shall have the right to have the legal sufficiency of such assurances adjudicated by a court of competent jurisdiction as a precondition of the applicability of paragraph (a) of this Section to such Person); and
          (iii) to any construction contract or other agreement (or the obtaining or performance thereof) with parties other than the City or EDC, including, without limitation, any contract or agreement being funded through any Transaction Document.
         Section 40A.02. Hearing. If Tenant or any Member of Tenant refuses to testify in an Investigation and, in connection with such failure to testify, the Commissioner determines that Tenant has failed to cooperate in the Investigation in violation of the provisions of Section 40A.01, the Commissioner may request the Deputy Mayor to convene a hearing (the "Hearing"), upon not less than five (5) days' written notice to Tenant, to determine if any penalties should be imposed for the Tenant's failure so to cooperate.
         Section 40A.03.  Adjournments of Hearing, etc.
         (a) Tenant shall have the right to require that the Hearing be adjourned for a period of not more than thirty (30) days.
         (b) The Deputy Mayor may grant other adjournments of the Hearing in the exercise of his or her reasonable discretion; provided that, in the case of an adjournment occasioned by Tenant's failure to appear, the Deputy Mayor may, if he or she determines that there was no reasonable cause for the failure to appear, impose an Interim Penalty.
         (c) The City shall not incur any penalty or damages for delay or otherwise occasioned by an adjournment of the Hearing.
         Section 40A.04.  Penalties.
         (a) The Deputy Mayor may impose a penalty during an adjournment due to Tenant's failure to appear or proceed with the scheduled Hearing pursuant to Section 40A.03(b) ("Interim Penalty") of not more than $1,000.00 per day for each day of such adjournment; provided, however, that such daily penalties shall cease to accrue from and after the date that Tenant makes itself available to appear at or proceed with the scheduled Hearing or gives written notice to the Deputy Mayor that it does not intend to appear at or proceed with the scheduled Hearing, in which event the Deputy Mayor shall have the right to continue the Hearing and reach a determination without Tenant's participation.
         (b)  If, after the Hearing, the Deputy Mayor
determines that Tenant failed to cooperate in the Investigation in violation of Section 40A.01, and Tenant fails to commence to cooperate fully in such Investigation within five (5) Business Days following its receipt of written notice of such determination, the Deputy Mayor may:
            (i) Impose a penalty ("Final Penalty"), which may not, in conjunction with any Interim Penalty imposed during the term of the Lease exceed $500,000 in the aggregate during the term of this Lease; and/or
           (ii) Disqualify Tenant for a period not to exceed five (5) years from submitting bids for, or transacting business with, or entering into or obtaining any contract, lease, permit or license with or from the City, other than as contemplated in the Transaction Documents.
         Notwithstanding anything to the contrary contained herein, in the event that Tenant is found after the Hearing to have failed to cooperate in the Investigation, but nonetheless is not subjected to a Final Penalty because Tenant commences to cooperate fully in such Investigation within five (5) Business Days following its receipt of written notice of such determination, Tenant shall be liable for the cost of conducting such Hearing, not to exceed $5,000.

         Section 40A.05. Criteria for Determination. The Deputy Mayor shall consider and address in reaching his or her determination and in assessing an appropriate Interim Penalty, Final Penalty, and/or disqualification, if any, the factors in subsections (a) and (b) below. He or she may also consider, if relevant and appropriate, the criteria established in subsections (c) and (d) below in addition to any other information which may be relevant and appropriate:
         (a) Tenant's good faith endeavors or lack thereof to cooperate fully with the Investigation, including but not limited to the discipline, discharge or disassociation of any Person failing to testify, the production of accurate and complete books and records, and the forthcoming testimony of all other Members, agents, assignees or fiduciaries whose testimony is sought. The Deputy Mayor shall take into account whether the discipline, discharge or disassociation of any Person failing to testify would violate any union or other contract.
         (b) The relationship of the Person who refused to testify to Tenant, including, but not limited to, whether the Person whose testimony is sought has an ownership interest in Tenant and/or the degree of authority and responsibility the Person has within Tenant.
         (c) The nexus of the testimony sought to Tenant and the Transaction Documents.

         (d) The effect a penalty may have on an unaffiliated and unrelated party or Entity that has a significant interest in Tenant, provided that (i) such unrelated party or Entity has given actual notice to the Commissioner or EDC upon the acquisition of the interest, or (ii) at the Hearing such related party or Entity gives notice and proves that such significant interest was previously acquired; under either circumstance, such unrelated party or Entity must present evidence at the Hearing demonstrating the potential adverse impact a penalty will have on such party or Entity.
         Section 40A.06. Payment of Penalties. Any Interim or Final Penalty hereunder shall, upon imposition thereof, be applied to reduce the aggregate of Offset Amounts then available to Tenant under Article 4 and the balance, if any, shall be paid promptly as additional Rental or, at Landlord's option, such balance shall be applied to reduce EDC's obligations with respect to any undisbursed Funding.
         Section 40A.07.  Definitions.
         As used in this Article 40A:
         "Investigation" means any investigation, audit or inquiry conducted by the Department of Investigation with respect to the obtaining and/or performance of the Transaction Documents or any of them.

         "Transaction Documents" means this Lease, Funding Agreement #1, Funding Agreement #2, Funding Agreement #3, Funding Agreement #4 and the Power Agreement.
         "Department of Investigation" means the Department of Investigation of the City or any City department or agency succeeding to the functions thereof.
         "Commissioner" means the Commissioner or Acting Commissioner of the Department of Investigation.
         "Deputy Mayor" means the Deputy Mayor for Finance and Development of the City (or the officer of the City succeeding to the functions of that office).
         "Entity" means any firm, partnership, corporation, association or Person that receives monies, benefits, licenses, leases or permits from or through the City or otherwise transacts business with the City.
         "Member" means any Person associated with another Person or Entity as a partner, director, officer, principal or employee.
         Section 40A.08. Exclusive Remedy. Notwithstanding anything to the contrary contained in this Lease, the remedies set forth in Section 40A.04 hereof shall be the sole and exclusive remedies available to Landlord in the event that Tenant breaches any of its obligations under this Article 40A, and no other remedies, including, without limitation, the remedies set forth elsewhere in this Lease for defaults by

Tenant in the performance of its obligations under this Lease, shall be applicable to a breach by Tenant of any of its obligations under this Article 40A.
         Section 40A.09. Right to Dispute Determinations of Deputy Mayor. Nothing contained herein shall be construed to limit in any manner whatsoever Tenant's right or ability to challenge or seek to enjoin, overturn, set aside or modify any action taken, determination made or penalty imposed by the Deputy Mayor pursuant to the provisions of this Article 40A.

                           ARTICLE 41
             EMPLOYMENT REPORTING AND REQUIREMENTS
         Section 41.01 Employment Reporting and Requirements.
              (a) Within seven (7) days after execution of this Lease, Tenant, if it has not already done so, shall complete and deliver to the City a questionnaire, on the form attached hereto as Exhibit N, or such other employment reporting form requiring the provision of substantially similar information and detail as may be adopted and widely used by the City and its agencies, setting forth, in substance, how many and what types of jobs Tenant in good faith estimates will be transferred to or created at the Premises as of the Operational Date (the "Questionnaire"). In addition, with respect to each fiscal year of the City (i.e., July 1 through June 30) beginning with the fiscal year in which the Operational Date occurs and ending with the fiscal year in which occurs the seventh (7th) anniversary of the Possessory Date, Tenant shall, not later than the September 15th following each such fiscal year, complete the Questionnaire with respect to jobs at the Premises during such fiscal year. Landlord acknowledges that the number and types of jobs to be set forth on the initial Questionnaire by Tenant will represent Tenant's good faith expectation based upon manning levels, conditions, technology and collective bargaining agreements in effect as of the date of such initial Questionnaire. Landlord acknowledges that Tenant has made no representation as to the number of jobs expected to be retained and/or created at the Premises under conditions resulting from future technological advances or modifications to existing collective bargaining agreements or new collective bargaining agreements that may become effective during the term of this Lease.
              (b) Tenant acknowledges that the submission of the Questionnaire regarding the number and types of jobs retained and/or created at the Premises is of material concern to Landlord and agrees that Tenant's covenants in this Article 41 are a material inducement for Landlord to enter into this Lease.
              (c) Tenant acknowledges that if Tenant should fail to observe the covenants contained in this Article 41, Landlord shall be entitled to injunctive relief, which shall be its exclusive remedy.

                           ARTICLE 42
               APPOINTMENT OF LEASE ADMINISTRATOR


         Section 42.01. Appointment of Lease Administrator. Landlord hereby appoints EDC as Lease Administrator, to act as Landlord's agent, with full authority to bind Landlord, to administer this Lease on behalf of Landlord for the duration of the Term. The appointment of EDC as Lease Administrator shall not be construed as an assignment of Landlord's interest in this Lease or as releasing Landlord from any of its obligations hereunder. For purposes of this Article 42, EDC shall be deemed to include any affiliated entity of EDC that is controlled by EDC and designated by EDC to act as Lease Administrator.
         Section 42.02. Revocation of Appointment. Landlord shall have the right to revoke its appointment of EDC as Lease Administrator at any time during the Term; provided, however, that no such revocation shall be binding upon Tenant until the Business Day following Tenant's receipt of written notification from Landlord that Landlord has revoked its appointment of EDC as Lease Administrator.
         Section 42.03.  Binding Nature of Lease
Administrator's Actions. For so long as Tenant has not become bound by any revocation of Landlord's appointment of EDC as Lease Administrator pursuant to the provisions of Section

42.02, Landlord shall be fully bound by and liable for any act or omission by EDC in connection with this Lease (without regard to whether such act or omission may conflict with or exceed the authority granted by Landlord to Lease Administrator pursuant to any oral understanding or written agreement, unless and from and after the date that Tenant has received written notice from Landlord of any limitation on EDC's authority) including, without limitation: (i) any notice, approval, determination, consent, or withholding of approval or consent, given or rendered by EDC, (ii) any failure by EDC to act within any time period specified in this Lease, (iii) any failure by EDC to cause the Possessory Date to occur in accordance with the terms of this Lease or (iv) any other failure by EDC to perform any act or refrain from any act in accordance with the provisions of this Lease, in each case with the same force and effect as if such act or omission by Lease Administrator had been performed or omitted by Landlord. Nothing contained herein shall be deemed to grant to Landlord any right to cure any act or omission of EDC or any entitlement to any extension of any time period contained in this Lease.
         Section 42.04. Obligation of Landlord to Perform Certain Acts. Landlord and Tenant acknowledge and agree that certain acts to be performed by Landlord hereunder may not be susceptible of being performed by EDC on behalf of Landlord. Such acts shall include, but shall not be limited to the execution of the Agreement of Sale and Purchase, a deed, and certain other documents in connection with Tenant's exercise of its option to purchase the Property pursuant to Article 21 hereof. Notwithstanding anything to the contrary contained herein, Tenant shall be under no obligation whatsoever to notify Landlord of any acts required to be performed hereunder that are not susceptible of being performed by Lease Administrator on Landlord's behalf, and to the extent that Tenant is required pursuant to any provision of this Lease to give Landlord notice of the requirement to perform any such acts, the giving of notice by Tenant to Lease Administrator shall be deemed sufficient and binding in all respects upon Landlord.

                           ARTICLE 43
                         MISCELLANEOUS
         Section 43.01. Captions. The captions of this Lease are for the purpose of convenience of reference only, and in no way define, limit or describe the scope or intent of this Lease or in any way affect this Lease.
         Section 43.02. Table of Contents. The Table of Contents is for the purpose of convenience of reference only, and is not to be deemed or construed in any way as part of this Lease.
         Section 43.03. Reference to Landlord and Tenant. The use herein of the neuter pronoun in any reference to Landlord or Tenant shall be deemed to include any individual Landlord or Tenant, and the use herein of the words "successors and assigns" or "successors or assigns" of Landlord or Tenant shall be deemed to include the heirs, legal representatives and assigns of any individual Landlord or Tenant.
         Section 43.04. Person Acting on Behalf of a Party Hereunder. If more than one Person is named as, or becomes a party hereunder, the other party may require the signatures of all such Persons in connection with any notice to be given or action to be taken hereunder by the party acting through such Persons. Each Person acting through or named as a party shall be fully and jointly and severally liable for all of such party's obligations hereunder. Any notice by a party to any

Person acting through or named as the other party shall be sufficient and shall have the same force and effect as though given to all Persons acting through or named as such other party.
         Section 43.05. Comptroller's Statutory Right of
Audit. Nothing contained in this Lease shall be construed to affect, expand, diminish, impair or compromise the statutory right of the Comptroller of the City set forth in Section 93(b) of the New York City Charter, nor shall anything contained in this Section 43.05 be construed to impose, affect or expand in any manner whatsoever any obligations of Tenant beyond those obligations specifically set forth elsewhere in this Lease.
         Section 43.06. Limitation on Liability.
              (a)  Landlord's Exculpation.  Except as
specifically set forth to the contrary in this Section 43.06(a), there shall be no limitation on the liability of Landlord, or any other Person who has at any time acted as Landlord hereunder, for damages or otherwise in connection with this Lease. In the event that it is determined by a court of competent jurisdiction that Landlord is liable to Tenant for damages or otherwise in connection with this Lease (the amount of such damages or otherwise determined to be the liability of Landlord is hereinafter referred to as "Landlord's Liability Amount"), then, notwithstanding anything to the contrary contained herein, Landlord's Liability Amount shall be payable as follows: (i) for a period not to exceed five (5) years from the date of determination of Landlord's Liability Amount, Tenant shall take an offset against Rental (exclusive of Impositions and the College Point Improvement Fund Payments) with respect to all or such portion of Landlord's Liability Amount (the "Offset Liability Portion") which, with interest at the rate of eight percent (8%) per annum, and taking into account such factors as whether Tenant is entitled to any other offsets against Rental and the number of years remaining in the Term, may be offset over a period not to exceed five (5) years, and (ii) the excess of Landlord's Liability Amount over the Offset Liability Portion (the "Remaining Liability Portion") shall be due and payable by Landlord to Tenant immediately upon the determination of Landlord's Liability Amount. In the event that Tenant exercises its option to purchase the Property pursuant to Article 21 hereof, the Purchase Price shall be reduced by any unpaid portion of Landlord's Liability Amount and the excess, if any, of such unpaid portion over the Purchase Price shall be due and payable by Landlord to Tenant within forty-five (45) days after the final determination of the Purchase Price and any adjustments thereto. In the event that either (i) this Lease is terminated for any reason other than the exercise by Tenant of its option to purchase the Property or (ii) Tenant shall become entitled to any additional right of offset against all or any portion of Rental pursuant to the terms of this Lease, then Tenant shall pay to Tenant, within forty-five (45) days thereafter, any unpaid portion of

Landlord's Liability Amount; provided, however, that if the remainder of the Term is of sufficient duration to permit such additional offset to be taken after offsetting the Offset Liability Portion, Landlord may elect, as an alternative to the immediate payment of the remainder of Landlord's Liability Amount, to have such additional right of offset accrue interest at the rate of eight percent (8%) per annum and thereafter be offset immediately after the full amount of the Offset Liability Portion has been fully offset. None of the directors, officers, partners, principals, shareholders, employees, agents or servants of Landlord shall have any liability (personal or otherwise) hereunder or be subject to levy, execution or other enforcement procedure for the satisfaction of any remedies of Tenant available hereunder.
              (b)  Tenant's Exculpation.  Notwithstanding
anything to the contrary in this Lease, except for (i) liability for conversion, fraud, fraud of creditors, breach of trust or intentional damage to the Premises, (ii) liability of Tenant for Rental due or accrued and unpaid, (iii) liability of Tenant to Indemnitees pursuant to Article 20, (iv) all other obligations of Tenant hereunder which are expressly provided herein to survive termination of this Lease; and (v) any non-monetary rights or remedies in equity, Tenant's liability hereunder for damages or other monetary amounts or otherwise by reason of any Default, Event of Default or breach under this Lease, or any other claim against Tenant arising under this

Lease, shall be limited to Tenant's interest in the Premises, including, without limitation, rents or profits collectible but not yet collected, the proceeds of any insurance policies payable to Tenant covering or relating to the Premises, any awards payable to Tenant in connection with any condemnation of the Premises or any part thereof, and any other rights, privileges, licenses, franchises, claims, causes of action or other interests, sums or receivables appurtenant to the Premises. None of the directors, officers, principals, partners, shareholders, employees, agents, or servants of Tenant shall have any liability (personal or otherwise) under this Lease. No property or assets of Tenant or any of the directors, officers, partners, principals, venturers, shareholders, employees, agents or servants of Tenant shall be subject to levy, execution or any other enforcement procedure for the satisfaction of Landlord's remedies or claims arising under this Lease. This Section shall survive the Expiration Date.
              (c)  Governs Lease.  The provisions of this
Section 43.06 shall govern every other provision of this Lease. The absence of explicit reference to this Section 43.06 in any particular provision of this Lease shall not be construed to diminish the application of this Section 43.06 to such provision. This Section 43.06 shall survive the Expiration Date.
              (d)  Other Remedies.  Nothing in this Section
43.06 is intended to limit the remedies available to any party under this Lease other than in the manner and to the extent provided in this Section 43.06. Nothing in this Section 43.06 is intended to prevent or preclude a party from obtaining injunctive or declaratory relief with respect to any claim arising under this Lease or in connection with the Premises.
         Section 43.07. Remedies Cumulative. Each right and remedy of Landlord or Tenant provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord or Tenant of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.
         Section 43.08. Merger. Unless Landlord, Tenant and all Mortgagees sign and record an agreement to the contrary, there shall be no merger of this Lease or the leasehold estate created hereby with the fee estate in the Premises or any part thereof by reason of the same Person acquiring or holding, directly or indirectly, this Lease and the leasehold estate created hereby or any interest in this Lease or in such leasehold estate as well as the fee estate in the Premises.

         Section 43.09. Performance at Party's Sole Cost and Expense. The exercise by Landlord or Tenant of any of its rights, and the rendering and/or performance by Landlord or Tenant of any of its obligations, shall be at the sole cost and expense of the party so exercising, rendering or performing unless expressly provided to the contrary in this Lease.
         Section 43.10. Relationship of Landlord and Tenant. This Lease is not to be construed to create a partnership or joint venture between the parties, it being the intention of the parties hereto only to create a landlord and tenant relationship.
         Section 43.11. Waiver, Modification, etc. No covenant, agreement, term or condition of this Lease shall be changed, modified, altered, waived or terminated except by a written instrument of change, modification, alteration, waiver or termination executed by Landlord and Tenant. No waiver of any Default shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent Default thereof.
         Section 43.12. [Intentionally Omitted].
         Section 43.13. Governing Law. This Lease shall be governed by, and be construed in accordance with, the laws of the State of New York.

         Section 43.14. Successors and Assigns. The agreements, terms, covenants and conditions herein shall be binding upon, and inure to the benefit of, Landlord and Tenant and, except as otherwise provided herein, their respective successors and assigns.
         Section 43.15. Publicity. Landlord and Tenant will consult and cooperate with each other with respect to
              (a) any and all press conferences or public ceremonies held by either of them, or their agents or representatives, and
              (b) any statements or announcements issued by Landlord or Tenant, or their agents or representatives, to any news media announcing the execution of this Lease, groundbreaking for the Project and/or the interim relocation Car Pound and no publicity announcement or other media release with respect thereto shall occur without the prior approval of both Lease Administrator and Tenant; provided, however, that this provision is not intended to restrict The New York Times newspaper from reporting any news. Officials of Landlord and Lease Administrator will have the right to participate in any press conferences or public ceremonies described in this
Section 43.15.
         Section 43.16. [Intentionally Omitted]
         Section 43.17. [Intentionally Omitted]

         Section 43.18. Termination by Tenant. Whenever Tenant shall have an option to terminate this Lease, such option shall be exercised by written notice thereof to Landlord; this Lease shall terminate as otherwise provided in this Lease or, if no specific provision is made therefor, upon the giving of such notice. From and after termination of this Lease by Tenant, except as otherwise specifically provided or with respect to any provisions specifically stated to survive the Expiration Date, (a) Tenant shall thereafter have no rights, obligations or liabilities under this Lease with respect to any period after the Expiration Date, and (b) Landlord shall have no further rights, obligations or liabilities under this Lease.
         Section 43.19. Hazardous Substances, Etc.
              (a) Landlord covenants that it will not place or permit or suffer to be placed on the Premises any Hazardous Substances in violation of any Requirements and that if any Hazardous Substances are placed on the Premises between the Lease Execution Date and the Possessory Date, Landlord will take all required clean-up and other remedial action to rid the Premises of such Hazardous Substances and will indemnify Tenant against the cost of any required clean-up or other remedial action required after the Possessory Date by reason of the presence of such Hazardous Substances placed on the Premises between the Lease Execution Date and the Possessory Date.

              (b) Tenant covenants that, from and after the Possessory Date, it will not place or permit or suffer any Hazardous Substances to be placed on the Premises in violation of any Requirements, and that if any Hazardous Substances are placed on the Premises after the Possessory Date, Tenant will take all required clean-up and other remedial action to rid the Premises of such Hazardous Substances and will indemnify Landlord against the cost of any required clean-up or other remedial action required after the Possessory Date by reason of the presence of such Hazardous Substances on the Premises.
              (c) The respective rights and obligations of Landlord and Tenant with respect to any Hazardous Substances discovered at the Premises that are determined to have been placed at the Premises prior to the Lease Execution Date shall be governed by applicable laws in effect at the time of such discovery, and nothing contained in this Lease shall be construed as enlarging, diminishing or waiving any of Landlord's or Tenant's rights, obligations or liabilities pursuant to such applicable laws.
              (d) In the event that (i) any clean-up or other remedial action to rid the Premises of Hazardous Substances is undertaken by or on behalf of Landlord or Tenant during the period commencing on the Possessory Date and ending on the date after Substantial Completion that Tenant first occupies the Premises for the conduct of its business, and (ii) such clean-up or other remedial action either (x) is required as the result of a breach of Landlord's covenant in Section 43.19(a) hereof or (y) is determined to be the obligation or responsibility of Landlord as more particularly set forth in
Section 43.19(c) hereof, then, for all purposes of this Lease including, without limitation, the computation of periods of abatement of Rental, the Possessory Date shall be recomputed and deemed to have occurred on the date that is the date of the Possessory Date as originally calculated, plus the number of days in the Hazardous Substances Extension Period during which Tenant is delayed by such clean-up or remedial action in causing Substantial Completion and/or the Operational Date to occur. For purposes of this Lease, the term "Hazardous Substances Extension Period" shall mean the period commencing on (1) the date on which the need for such clean-up or other remedial action is discovered, and ending on (2) the date on which such clean-up or other remedial action is completed.

                           ARTICLE 44
                     STORM DRAINAGE SYSTEM
         Notwithstanding any other provision hereof, if Tenant shall have submitted to the City's Department of Environmental Protection, Division of Sewers ("DEP Sewers") a completed site connection proposal application, in conformance with all of DEP'S Sewers' rules, regulations and requirements, with respect to its storm drainage plan for the Project (which drainage plan assumes that the Project will be an approximately 720,000 square foot building and will not require additional on-site retention), and DEP Sewers shall not have given final approval of such application without any revisions or conditions by the date that is the earlier to occur of (i) two (2) months following the date on which such submission is deemed complete by DEP Sewers and (ii) six (6) months after the submission of such site connection proposal application accompanied by all of the documents required by the Site Connection Proposal Form attached hereto at Exhibit O, then Tenant shall have the right to terminate this Lease upon thirty (30) days notice to Landlord. Such termination shall be effective upon the expiration of such thirty (30) day period; provided, however, that if DEP Sewers gives such final approval within such thirty
(30) day period, Tenant's termination notice shall have no effect and this Lease shall continue in full force and effect.

                           ARTICLE 45
                            BROKERS
         Each of Landlord and Tenant represents to the other that it has not dealt with any broker, finder or like entity in connection with this Lease or the transactions contemplated hereby, and each party shall indemnify the other against any claim for brokerage commissions, fees or other compensation by any Person arising out of any conversations, negotiations or dealings had by such Person with the indemnifying party in connection with this Lease or the transactions contemplated hereby.

                           ARTICLE 46
                        WHITESTONE ROAD

         As a material inducement to Tenant to enter into this Lease, Landlord hereby grants to Tenant the option to perform the work necessary to reconstruct, in accordance with New York City Department of Transportation standards, on behalf of Landlord, the Whitestone Expressway Service Road between 20th Avenue and Linden Place, a city street running along the easterly side of the Premises and along the easterly side of the premises adjacent to the Premises currently owned by the United States Postal Service, as such street is more particularly depicted in Appendix B to Funding Agreement #4 (the "Whitestone Road"), on all of the terms and conditions set forth in Funding Agreement #4.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.


                             THE CITY OF NEW YORK


ATTEST: [SEAL]               By:
                                 ----------------------------


- -------------------------
City Clerk

Approved as to Form:


- --------------------------
Acting Corporation Counsel


                             NEW YORK CITY ECONOMIC
                             DEVELOPMENT CORPORATION


                             By:
                                 ----------------------------

STATE OF NEW YORK    )
                     : ss.:
COUNTY OF NEW YORK   )

         On this          day of           , 199 , before me
                                 ----------
personally came                               , to me known and
known to me to be [a Deputy] Mayor of The City of New York and the same person who executed the foregoing instrument, and he or she acknowledged that he or she executed the foregoing instrument on behalf of the City of New York and pursuant to the authority vested in him or her.

                                  ---------------------------
                                  Notary Public



STATE OF NEW YORK    )
                     : ss.:
COUNTY OF NEW YORK   )

         On this        day of           , 199 , before me
                               ----------
personally came                           , to me known and
known to me to be the City Clerk of the City of New York, the corporation described in and which executed the foregoing instrument, and who being by me duly sworn, deposes and says
that he resides at              , New York, New York; that he
knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed as provided by law; and that he signed his name thereto as City Clerk by like authority.

                                  --------------------------
                                  Notary Public

STATE OF NEW YORK    )
                     : ss.:
COUNTY OF NEW YORK   )

         On this          day of          , 199 , before me
                                 ---------
personally came                              , to me known,
who, being by me duly sworn, did depose and say that he or she
resides at                           ; that he or she is the
                 of NEW YORK CITY ECONOMIC DEVELOPMENT
CORPORATION, the corporation described in and which executed the foregoing instrument; that he or she knows the seal of said corporation; that the seal affixed to said instrument is such corporation seal; that it was so affixed by order of the board of directors of said corporation, and that he or she signed his or her name thereto by like order.

                                  ----------------------------
                                  Notary Public

                           EXHIBIT C
                   MAXIMUM IMPROVEMENT PILOT

                                      EXHIBIT C

             SCHEDULE OF MAXIMUM IMPROVEMENTS PILOT PAYMENTS (ILLUSTRATIVE)


Maximum Improvements PILOT in Initial Improvements PILOT Period

Deemed Fair Market Value per square foot               $ 110.00
Multiply times                                               45%


= Deemed Assessed Value per square foot                $  49.50
Multiply times Stipulated Tax Rate                       10.698%


= Maximum Improvements PILOT per square
  foot before abatement                                $   5.30
Less:  100% abatement                                  $   5.30


= Maximum Improvements PILOT per square
  foot after abatement                                 $   0.00


                                          Deemed
                                          Fair Market     Maximum                                Maximum
                                          Value           Improvements                           Improvements
                                          per square      PILOT per                              PILOT per
                                          foot            sq. foot                               sq. foot
Maximum Improvements PILOT in             (decreases      before        Percentage       $       after
Remaining Improvements PILOT Period       1%/year)        abatement     abatement    abatement   abatement
- -----------------------------------       ----------      -----------   ---------  -----------   -----------
Maximum Improvements PILOT before
abatement in Initial Improvements
PILOT Period                                              $5.30         100%         $5.30       $0.00

    assumed to be tax year       4        $110.00          $5.30        100%         $5.30       $0.00
    assumed to be tax year       5        $108.90          $5.24        100%         $5.24       $0.00
                                                                                 (cont'd on next page)


                                          Deemed
                                          Fair Market     Maximum                                Maximum
                                          Value           Improvements                           Improvements
                                          per square      PILOT per                              PILOT per
                                          foot            sq. foot                               sq. foot
Maximum Improvements PILOT in             (decreases      before        Percentage       $       after
Remaining Improvements PILOT Period       1%/year)        abatement     abatement    abatement   abatement
- -----------------------------------       ----------      -----------   ----------  ----------   ---------

    assumed to be tax year       6        $107.81          $5.19        100%         $5.19       $0.00
    assumed to be tax year       7        $106.73          $5.14        100%         $5.14       $0.00
    assumed to be tax year       8        $105.67          $5.09        100%         $5.09       $0.00
    assumed to be tax year       9        $104.61          $5.04        100%         $5.04       $0.00
    assumed to be tax year      10        $103.56          $4.99        100%         $4.99       $0.00
    assumed to be tax year      11        $102.53          $4.94        100%         $4.94       $0.00
    assumed to be tax year      12        $101.50          $4.89        100%         $4.89       $0.00
    assumed to be tax year      13        $100.49          $4.84        100%         $4.84       $0.00
    assumed to be tax year      14        $ 99.48          $4.79        100%         $4.79       $0.00
    assumed to be tax year      15        $ 98.49          $4.74        100%         $4.74       $0.00
    assumed to be tax year      16        $ 97.50          $4.69        90% of tax   $4.27       $0.42
                                                                          year 15
    assumed to be tax year      17        $ 96.53          $4.65        80% of tax   $3.79       $0.86
                                                                          year 15
    assumed to be tax year      18        $ 95.56          $4.60        70% of tax   $3.32       $1.28
                                                                          year 15
    assumed to be tax year      19        $ 94.61          $4.55        60% of tax   $2.84       $1.71
                                                                          year 15
    assumed to be tax year      20        $ 93.66          $4.51        50% of tax   $2.37       $2.14
                                                                          year 15
    assumed to be tax year      21        $ 92.72          $4.46        40% of tax   $1.90       $2.56
                                                                          year 15
    assumed to be tax year      22        $ 91.80          $4.42        30% of tax   $1.42       $3.00
                                                                          year 15
    assumed to be tax year      23        $ 90.88          $4.37        20% of tax   $0.95       $3.42
                                                                          year 15
    assumed to be tax year      24        $ 89.97          $4.33        10% of tax   $0.47       $3.86
                                                                          year 15

                                                - 2 -
                                                                                 (cont'd on next page)




                                          Deemed
                                          Fair Market     Maximum                                Maximum
                                          Value           Improvements                           Improvements
                                          per square      PILOT per                              PILOT per
                                          foot            sq. foot                               sq. foot
Maximum Improvements PILOT in             (decreases      before        Percentage       $       after
Remaining Improvements PILOT Period       1%/year)        abatement     abatement    abatement   abatement
- -----------------------------------       -----------     -----------   ----------   ---------   ------------
    assumed to be tax year      25        $ 89.07          $4.29        10% of tax   $0.47       $3.82
                                                                          year 15
    assumed to be tax year      26        $ 88.18          $4.25                     $0.00       $4.25
    assumed to be tax year      27        $ 87.30          $4.20                     $0.00       $4.20
    assumed to be tax year      28        $ 86.42          $4.16                     $0.00       $4.16
    assumed to be tax year      29        $ 85.56          $4.12                     $0.00       $4.12
    assumed to be tax year      30        $ 84.70          $4.08                     $0.00       $4.08
    assumed to be tax year      31        $ 83.86          $4.04                     $0.00       $4.04
    assumed to be tax year      32        $ 83.02          $4.00                     $0.00       $4.00











Note: Tenant is entitled to an abatement of the Improvements PILOT for a total of 25 years from and after the Construction Commencement Date. The above illustrative schedule assumes:
       - construction takes three years (and therefore the first "Tax Year" is in the City's first fiscal tax year following beginning of construction).
       - Therefore, the first year of the "Remaining Improvements Tax Period" will be in Tax Year 4.

                           EXHIBIT D
                       MAXIMUM LAND PILOT

                                        EXHIBIT D

                              SCHEDULE OF MAXIMUM LAND PILOT


Land PILOT for period from Lease Execution Date
to Possessory Date:  $0

Maximum Land PILOT for Initial Land PILOT Period

Site size (in square feet)                        1,382,420

Stipulated FMV per square foot                        $4.50


= Stipulated Fair Market Value                   $6,220,890
Multiply times                                           45%


= Stipulated Assessed Value                      $2,799,401
Multiply times Stipulated Tax Rate                   10.698%

Maximum Land PILOT before abatement
  in Initial Land PILOT Period                     $299,480

Less Abatement in Initial Land PILOT Period        $100,000

Maximum Land PILOT in each year of
  Initial Land PILOT Period                        $199,480


                                                Max. Land PILOT      Max. Land PILOT
                                                 Before Substantial   After Substantial
                                                 Completion Date      Completion Date
                                                                                Maximum
                                   Maximum                Maximum               Land
                                   Land PILOT             Land PILOT            PILOT
Maximum Land PILOT                 Before                 After                 After
in Remaining Land PILOT Period     Abatement   Abatement  Abatement  Abatement  Abatement
- ------------------------------     ----------  ---------  ---------- ---------  ---------
Maximum Land PILOT before abatement
in Initial Land PILOT Period        $299,480

Plus 4% increase per year of
Remaining Land PILOT Period:*
                           year  1   311,459    100,000    211,459    200,000   111,459
                           year  2   323,917    100,000    223,917    200,000   123,917
                           year  3   336,874    100,000    236,874    200,000   136,874
                                                                  (cont'd on next page)

*  The first such 4% increase to take place as of the beginning on the first full Fiscal
   Year (July 1 - June 30) of the Remaining Land PILOT Period.




                                                Max. Land PILOT      Max. Land PILOT
                                                 Before Substantial   After Substantial
                                                 Completion Date      Completion Date
                                                                                Maximum
                                   Maximum                Maximum               Land
                                   Land PILOT             Land PILOT            PILOT
Maximum Land PILOT                 Before                 After                 After
in Remaining Land PILOT Period     Abatement   Abatement  Abatement  Abatement  Abatement
- ------------------------------     ---------   ---------  ---------  ---------  ---------
                           year  4   350,349    100,000    250,349    200,000   150,349
                           year  5   364,363    100,000    264,363    200,000   164,363
                           year  6   378,938    100,000    278,938    200,000   178,938
                           year  7   394,095    100,000    294,095    200,000   194,095
                           year  8   409,859    100,000    309,859    200,000   209,859
                           year  9   426,253    100,000    326,253    200,000   226,253
                           year 10   443,303    100,000    343,303    200,000   243,303
                           year 11   461,035    100,000    361,035    200,000   261,035
                           year 12   479,477    100,000    379,477    200,000   279,477
                           year 13   498,656    100,000    398,656    200,000   298,656
                           year 14   518,602        n/a        n/a    200,000   318,602
                           year 15   539,346        n/a        n/a    200,000   339,346
                           year 16   560,920        n/a        n/a    200,000   360,920
                           year 17   583,357        n/a        n/a    200,000   383,357
                           year 18   606,691        n/a        n/a    200,000   406,691
                           year 19   630,959        n/a        n/a    200,000   430,959
                           year 20   656,197        n/a        n/a          0   656,197
                           year 21   682,445        n/a        n/a          0   682,445
                           year 22   709,743        n/a        n/a          0   709,743
                           year 23   738,133        n/a        n/a          0   738,133
                           year 24   767,658        n/a        n/a          0   767,658
                           year 25   796,364        n/a        n/a          0   796,364
                           year 26   830,299        n/a        n/a          0   830,299
                           year 27   863,511        n/a        n/a          0   863,511
                           year 28   898,051        n/a        n/a          0   898,051
                           year 29   933,973        n/a        n/a          0   933,973
                           year 30   971,332        n/a        n/a          0   971,332


Tenant is entitled to an abatement of Land PILOT for a total of 20 years.  Therefore:

                                              Land PILOT during the Remaining Land PILOT
If the Initial Land PILOT Period Lasts:       Period will be abated for the first:

                        1 year                                    19 years
                        2 years                                   18 years
                        3 years                                   17 years
                        4 years                                   16 years
                        5 years                                   15 years
                        6 years                                   14 years
                        7 years                                   13 years



                                          - 2 -
                                                                         (2282J)

                           EXHIBIT K








                 AGREEMENT OF SALE AND PURCHASE


                            between

                                         ,

                                           Purchaser


                              and


                                          ,

                                           Seller




                           Premises:

         Block 4183, p/o Lot 1, Block 4242, p/o Lot 1, Block 4243, p/o Lot 1, Block 4280, p/o Lot 1, Block 4281,
         p/o Lot 1, Block 4282, Lot 1, Block 4283, Lot 1, Block 4284, Lot 1, Block 4306, p/o Lot 1 and all of Lot 44, Block 4307, Lot 1 and p/o Lot 4, Block 4308, Lot 1 and Lot 36, Block 4310, Lot 32, Block 4336, Lot 35 and p/o Lot 50, Block 4337, Lot 62 and p/o Lot 76, Block 4339, Lot 46, plus demapped portions of 25th Avenue, 28th Avenue, 138th Street and 139th Street as identified on the Tax Map for the Borough of Queens, in the County of Queens, City and State of New York, and assigned new tentative tax block and lot numbers Block 4282, Lot 100 for future identification.

                                       INDEX

            ARTICLE              SUBJECT                            PAGE

              I          Inclusions in Sale                           1

              II         Purchase Price                               3

              III        Closing                                      4

              IV         Closing Documents                            5

              V          State of Title                               9

              VI         Violations                                  10

              VII        State of New York Gains Tax/
                         Transfer Taxes                              11

              VIII       Representations, Warranties and
                         Covenants                                   17

              IX         Closing Adjustments                         23

              X          Commissions                                 25

              XI         Operations Prior to Closing                 26

              XII        Risk of Loss                                27

              XIII       Conditions to Closing                       28

              XIV        Termination and Remedies                    28

              XV         Notices                                     31

              XVI        Intentionally Omitted                       33

              XVII       Miscellaneous                               33

           EXHIBIT               SUBJECT

              A          Description of Land

            *[B          Assignment of Lease]

              C          Bill of Sale

              D          Post-Closing Adjustment Letter

              E          FIRPTA Certificate

              F          Permitted Encumbrances

              G          Deed















          *   To be included at Purchaser's option.

                   THIS AGREEMENT OF SALE AND PURCHASE (this "Agreement")
          is made as of this      day of                   by and between
          THE CITY OF NEW YORK* ("Seller"), a                 having an
          office at                       , and
          ("Purchaser"), a                  , having an office at
                                .

                                W I T N E S S E T H:

                   Seller hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Seller, upon the terms and conditions hereinafter set forth, the "Property" (as such term is defined in Article I hereof).

                   NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, and subject to the terms and conditions hereof, Seller and Purchaser hereby covenant and agree as follows:

                                     ARTICLE I
                                 INCLUSIONS IN SALE
                   1.1. There shall be included in this sale all of the following (collectively, the "Property"):



          * or such municipal entity to which the City of New York may transfer its interest in the Land pursuant to Section 5.02 of the Lease.

                        1.1.1. The land described on Exhibit A annexed hereto (the "Land").

                        1.1.2. All rights and appurtenances now or hereafter pertaining to the Land, including, without limitation, any and all rights of Seller in and to all air and development rights, streets, roads, alleys, easements, streets and ways adjacent to the Land, strips and gores within or bounding the Land, and rights of ingress and egress thereto.

                        1.1.3. The buildings and other improvements now or hereafter erected or situated on the Land (the "Building").

                        1.1.4.    All of Seller's right, title and
                   interest in and to that certain Agreement of Lease
                   dated as of           , 1993, between The City of New
                   York (the "City") and New York City Economic
                   Development Corporation with respect to the Property, which lease was assigned by New York City Economic Development Corporation to The New York Times Company (as amended, the "Lease").

                        1.1.5.    All equipment (including, without
                   limitation, all equipment relating to the printing, collating, bundling and distribution of newspapers, magazines and other periodicals or printed materials, all of which equipment is the property of the tenant under the Lease), furnishings and other tangible personal property (collectively, the "Personal Property") now or hereafter placed or installed on or about the Land or Building now or hereafter and used as part of or in connection with the Land or Building, excluding personal property owned by the tenant under the Lease or by any of its subtenants.

                        1.1.6. All rights to any award made or to be made or settlement in lieu thereof for damage to the Land, Building and Personal Property by reason of condemnation, eminent domain, exercise of police power or change of grade of any street.

                                     ARTICLE II
                                   PURCHASE PRICE

                   2.1. The purchase price (the "Purchase Price") for the Property shall be the sum of *[SIX MILLION NINE HUNDRED THOUSAND AND 00/100 THS DOLLARS ($6,900,000.00).]


          * Correct Purchase Price to be inserted in the event that such price has been adjusted pursuant to any applicable provisions of the Lease.

                   2.2. The Purchase Price shall be paid by Purchaser at the "Closing" (as such term is defined in Section 3.1 hereof) by, at Purchaser's election, either wire transfer, or cashier's, bank, official, or certified check to Seller drawn on a U.S. money center bank or a bank that is a member of the New York Clearing House Association (or any successor body of similar function). If Purchaser elects to pay the Purchase Price by wire transfer, Seller shall, within one (1) Business Day after Purchaser's request therefor, notify Purchaser of the designated recipient of such wired funds together with all necessary wiring instructions. The term "Business Days" shall mean any days other than Saturdays, Sundays and all days on which banking institutions in New York City are authorized by law or executive order to close.
                   2.3. Purchaser and Seller agree that no part of the Purchase Price is allocable to the Personal Property or any other personal property.

                                    ARTICLE III
                                      CLOSING
                   3.1. The closing of the transaction which is the subject of this Agreement (the "Closing") shall be held on the date (the "Closing Date") which is the later to occur of (x)
                 *        and (y) the third day following the receipt


          * Date to be inserted by Purchaser prior to delivery of this Agreement to Seller, which date shall be not less than forty-five (45) days after the date of the Purchase Notice (as such term is defined in Section 21.01(b) of the Lease).

          by Seller of the Return from the Tax Department (as such terms are defined in Section 7.1.2 hereof). Purchaser may, at its option, adjourn the Closing Date one or more times for up to an aggregate of three hundred sixty-five (365) days by giving written notice of such adjournments to Seller. The Closing shall be held at 10:00 A.M. at the office of Bachner, Tally, Polevoy & Misher, 380 Madison Avenue, New York, New York 10017, or at the offices of Purchaser's lending institution or such lending institution's attorneys, or at any other office in New York City selected by Purchaser, provided that Purchaser gives Seller notice of such place of Closing at last one day prior to the Closing.

                                     ARTICLE IV
                                 CLOSING DOCUMENTS
                   4.1. At the Closing, Seller shall cause to be delivered to Purchaser the following documents and instruments, and any other items specified in this Agreement, duly executed and acknowledged, in recordable form where applicable, and dated as of the Closing Date:

                        4.1.1. A Bargain and Sale Deed with Covenant Against Grantor's Acts containing the covenant required by Section 13 of the Lien Law of the State of New York (the "Deed"), substantially in the form attached hereto as Exhibit G, in proper statutory form for recording, duly executed and acknowledged, subject to any modifications that may be required by law, by any title company as a condition of issuing title insurance (provided that such modifications required by a title company are commercially reasonable), and/or in order to make such deed recordable in Queens County, New York.

                     *[ 4.1.2.    An Assignment of Lease in the form of
                   Exhibit B annexed hereto, together with originals of the Lease assigned thereby.]

                        4.1.3. A Bill of Sale in the form of Exhibit C annexed hereto.

                        4.1.4. A Post-Closing Adjustment Letter in the form of Exhibit D annexed hereto.

                        4.1.5.    The certificate in the form of
                   Exhibit E annexed hereto (the "FIRPTA Certificate").



          *   To be included at Purchaser's option.

                        4.1.6. Affidavits and certificates as to facts within the knowledge of Seller relevant to the
                   determination by                     (the "Title
                   Company") as to the condition of title or the due performance by Seller of its obligations hereunder.

                        4.1.7.    The New York State Combined Real
                   Property Transfer Gains Tax Affidavit Real Estate Transfer Tax Return and Credit Line Mortgage
                   Certificate (TP-584).

                        4.1.8. The Real Property Transfer Tax Return pursuant to Title 11, Chapter 21 of the New York City Administrative Code.

                        4.1.9.    The Return, as defined in Section
                   7.1.2, duly executed and acknowledged by Seller.

                        4.1.10. Subject to the provisions of Article 28 of the Lease, certified checks in payment of the taxes to be paid by Seller at Closing pursuant to Sections
                   7.1.2 and 7.2 hereof; provided, however, notwithstanding the foregoing, if the aggregate amount of such taxes does not exceed the Purchase Price, then, at Seller's election, the payment of such taxes may be made by giving Purchaser a credit against the Purchase Price.

                        4.1.11.   Such other documents as may be
                   reasonably required by the Title Company to consummate the transaction which is the subject of this Agreement.

                        4.1.12.   Any other instruments specifically
                   referred to in this Agreement.

                   4.2. At the Closing, Purchaser or its designee shall cause to be delivered to Seller the following documents and instruments:

                        4.2.1. The Purchase Price and any other sums payable by Purchaser at the Closing under any provisions of this Agreement.

                     *[ 4.2.2.    The Assignment of Lease in the form of
                   Exhibit B annexed hereto.]

                        4.2.3. A Post-Closing Adjustment Letter in the form of Exhibit D annexed hereto.




          *   To be included at Purchaser's option.

                                     ARTICLE V
                                   STATE OF TITLE
                   5.1. As a condition to Purchaser's obligations at Closing, Seller's title to the Property shall be marketable and insurable without excess premium subject only to the liens, encumbrances and title conditions (hereinafter called the "Permitted Encumbrances") enumerated on Exhibit F annexed hereto.

                   5.2. (a) If there shall be any liens, charges, easements, agreements of record, encumbrances or other objections to title other than (i) Permitted Encumbrances or
          (ii) those that arose after the Lease Execution Date by reason other than the acts, negligence, misconduct or failure to act of Seller or EDC (collectively, "Title Objections"), then Seller shall take all such actions as may be necessary (including, without limitation, the commencement of and the diligent prosecution of legal proceedings and the payment of money) to remove such Title Objections. If Seller fails to remove any Title Objection in accordance with the provisions of the immediately preceding sentence, Purchaser, nevertheless, may elect (at or prior to the Closing) to consummate the transaction provided for herein subject to any such Title Objection as may exist as of the Closing with a credit against the Purchase Price equal to (y) the sum necessary to remove such Title Objection(s) which can be satisfied by a liquidated amount, and (z) the reasonably estimated reduction in the fair market value of the Property resulting from any Title Objection which cannot be satisfied by the payment of a liquidated amount; provided, however, that Seller shall remain fully liable (which liability shall survive the Closing) for the cost of removing, and shall reimburse Purchaser for any costs, claims, damages, obligations, liabilities and expenses (including, without limitation, legal fees and expenses) incurred by Purchaser with respect to such Title Objections.
          If Purchaser shall not so elect, the provisions of Article XIV ("Termination and Remedies") hereof shall be applicable.

                             (b)  If there shall be any Title Objections
          other than those that may be removed by the payment of an ascertainable sum of money, then, Seller, if it so elects, shall be entitled to a reasonable adjournment of the Closing (but in no event more than ninety (90) days) in order to attempt to remove any such Title Objections. If after such reasonable period Seller is unable to remove any such Title Objections, the provisions of Section 5.2(a) and Article XIV ("Termination and Remedies") hereof shall apply.

                                     ARTICLE VI
                                     VIOLATIONS
                   6.1. All notes or notices of violations of law or municipal ordinances, orders or requirements noted or issued by any governmental authority having jurisdiction against or affecting the Property as the result of the act or omission of

          Seller, the City of New York, any person or entity acting as the managing agent of Seller's interest in the Lease, or any of its or their employees, contractors or agents, and not the responsibility of the tenant under the Lease, shall be complied with by Seller and removed of record.

                                    ARTICLE VII
                     STATE OF NEW YORK GAINS TAX/TRANSFER TAXES
                   7.1. New York State Real Property Transfer Gains Tax ("Gains Tax"). Subject to the provisions of Article 28 of the Lease and Seller's rights pursuant to Section 4.1.10 hereof:

                        7.1.1. If Seller is the City, and New York State Tax Law Section 1443.3(a) (or any successor or replacement provision granting a similar exemption from Gains Tax for transfers by the City) is then in effect, then at the Closing Seller shall properly execute and deliver to Purchaser a New York State Form TP-584 (Combined Real Property Gains Tax Affidavit, Real Estate Transfer Tax Return and Credit Line Mortgage Certificate) (or successor or replacement form) indicating in Schedule B thereof that the conveyance of the Property to Purchaser is exempt as a transfer by a governmental entity, and Seller shall not be obligated to pay any Gains Tax at Closing, nor shall Purchaser be obligated to complete, deliver or file a Transferee Questionnaire (as defined in Section

                   7.1.2 hereof), but Seller's indemnity obligations under Sections 7.1.2 and 7.3 hereof, and under Section
                   3.08 of the Lease, shall continue unaffected.

                        7.1.2.    If Section 7.1.1 hereof is
                   inapplicable, then Purchaser shall cause to be delivered to Seller the New York State Real Property Transfer Gains Tax Questionnaire Transferee (TP-581) or any successor questionnaire or replacement form thereof with all relevant information completed thereon (hereinafter called the "Transferee Questionnaire"), such Transferee Questionnaire duly executed by Purchaser and acknowledged. Seller shall, within ten (10) days after it has received from Purchaser the duly executed and acknowledged Transferee Questionnaire, submit (x) such Transferee Questionnaire, (y) the New York State Real Property Transfer Gains Tax Questionnaire Transferor (TP-580) or any successor questionnaire or replacement form thereof with all relevant information completed thereon and duly executed by Seller and acknowledged (hereinafter called the "Transferor Questionnaire"), and (z) all other documentation required in connection therewith. Seller shall pay when due any Gains Tax, penalties, interest and additions to the tax imposed pursuant to Article 31-B of the Tax Law of the State of New York or any successor statute thereto

                   (hereinafter called the "Gains Law") on the sale of the Property by Seller to Purchaser as set forth herein. Seller shall, concurrently with its delivery of same to the State of New York Department of Taxation and Finance (the "Tax Department"), deliver to Purchaser a copy of Seller's transmittal letter enclosing the documentation delivered by Seller to the Tax Department in connection with the transaction which is the subject of this Agreement. Seller shall, promptly after its receipt of same from the Tax Department, deliver to Purchaser copies of any documentation received by Seller from the Tax Department in connection with the transaction which is the subject of this Agreement; provided, however, if Seller receives the original New York State Real Property Transfer Gains Tax Tentative Assessment and Return, Transferee Copy (TP-582.2) or any successor form thereto from the Tax Department, then Seller shall, promptly after its receipt of same, deliver to Purchaser the original of such document. Seller shall deliver to the Title Company at the Closing the original New York State Real Property Transfer Gains Tax Tentative Assessment and Return, Transferor Copy (TP-582) or any successor form thereto executed by Seller and acknowledged. If a tax is stated as due in the New York State Real Property Transfer Gains Tax Tentative Assessment and Return (TP-582) or any successor form thereto (hereinafter called the "Return"), then at the Closing Seller shall deliver to the Title Company a certified check payable to the order of the Tax Department for the full amount of the tax due as set forth therein (or, if greater, the amount shown on the New York State Real Property Transfer Gains Tax Supplemental Return (TP-583) or any successor form thereto (hereinafter called the "Supplemental Return")), and, if the amount of consideration (as defined for purposes of the Gains
                   Law) payable to Seller for the Property has changed from the amount stated on the Transferee Questionnaire and Transferor Questionnaire, then Seller shall also deliver to the Title Company at Closing a completed Supplemental Return duly executed by Seller and acknowledged. Seller shall pay the full amount of the Gains Tax stated on the Return or Supplemental Return (if greater) at Closing and shall not be entitled to elect installment payment thereof. Seller further agrees to pay any additional Gains Tax, interest, penalties and additions to the tax that may be assessed after the Closing pursuant to the Gains Law in connection with the transaction which is the subject of this Agreement and further agrees to indemnify and hold Purchaser harmless from and against any loss or liability including, but not limited to, attorneys' fees, resulting from Seller's failure to pay any tax, interest, penalty or addition to the tax alleged to be due pursuant to the Gains Law in connection with the transaction which is the subject of this Agreement. Seller shall not assert before any taxing authority, including but not limited to the Tax Department, that Seller received as consideration an amount less than the amount reported as consideration payable by Purchaser on the Transferee Questionnaire (or, if greater, the adjusted amount of consideration utilized in computing Gains Tax due pursuant to the Return or the Supplemental Return, if applicable), and Seller hereby indemnifies and holds Purchaser harmless from and against any loss or liability resulting from Seller's breach of the foregoing provisions of this sentence.

                   7.2. State and City Transfer Taxes. Seller and Purchaser shall comply with all filing and procedural requirements applicable under, and Seller shall pay all taxes, together with all interest, penalties and additions to the tax applicable thereto, payable in connection with the sale of the Property pursuant to, (i) Article 31 of the Tax Law of the State of New York or any successor statute or statutes thereto, and (ii) Title 11, Chapter 21 of the Administrative Code of the City of New York or any successor statute or statutes thereto. Such taxes (to the extent reflected as payable in returns relating thereto executed by Seller and Purchaser at Closing) shall be paid by Seller's delivery to the Title Company of certified checks payable to the applicable taxing authority at Closing. Any additional amounts of such taxes, interest, penalties or additions to the tax which are, subsequent to the Closing, determined to be due or assessed shall be paid by Seller as and when the same are due and payable or are assessed.

                   7.3. Indemnity. Seller hereby agrees to indemnify and hold Purchaser harmless from and against any loss or liability resulting from Seller's failure to pay when due any tax, together with any interest, penalties, or additions to the tax alleged to be due in connection with the sale of the Property pursuant to (i) Article 31-B of the Tax Law of the State of New York or any successor statute or statutes thereto,
          (ii) Article 31 of the Tax Law of the State of New York or any successor statute or statutes thereto, and (iii) Title 11, Chapter 21 of the Administrative Code of the City of New York or any successor statute or statutes thereto. Seller shall defend any proceedings thereunder relating to the conveyance of the Property to Purchaser at Seller's sole cost and expense, and Purchaser shall reasonably cooperate with Seller in connection therewith at no cost to Purchaser. Seller shall also reimburse and indemnify Purchaser for all costs and expenses incurred by Purchaser in defending or prosecuting any such proceedings by reason of Seller's failure to do so with reasonable diligence.

                   7.4.      Survival.  The provisions of this
          Article VII shall survive the Closing.

                                    ARTICLE VIII
                     REPRESENTATIONS, WARRANTIES AND COVENANTS
                   8.1.      In addition to the representations,
          warranties and covenants contained in other Articles of this Agreement, Seller hereby makes the following representations, warranties and covenants which are true as of the date hereof, will be true at Closing and, except with respect to subsection 8.1.1, shall survive the Closing:

                        8.1.1.    Seller has good, insurable and
                   marketable title to the Property, free and clear of all liens and encumbrances except the Permitted Encumbrances.

                        8.1.2. Except for the Lease, and any subleases or occupancy agreements granted by the tenant under the Lease, there are no leases or occupancy agreements affecting the Property.

                        8.1.3.    There are no service, maintenance,
                   supply or management agreements affecting the Land or Building as of the date hereof entered into by Seller or any predecessor-in-interest of Seller.

                        8.1.4. Seller will have no employees engaged in work at the Property following the Closing.

                        8.1.5. There shall be no taxes, assessments (including assessments which may be paid in installments), College Point Improvement Fund Payments, payments to any Business Improvement District or any other amounts whatsoever which are due and payable or which are to become due and payable or a lien, or both, on the Property with respect to any period of time prior to the Closing Date, except for such amounts that the tenant under the Lease is obligated to pay pursuant to the terms of the Lease.

                        8.1.6. Where copies of any documents have been delivered by Seller to Purchaser pursuant to this Agreement, such copies:

                                (i)  are exact copies of the originals of
                        said documents, as executed and delivered by all of the parties thereto;

                               (ii)  constitute, in each case, the entire
                        agreement between the parties thereto with respect to the subject matter thereof, and the original instruments in the form delivered by Seller to Purchaser are now in full force and effect, are valid and enforceable in accordance with their respective terms and no party thereto is in default and no claim of default by any party has been made or is now pending and there does not now exist any default which, after either the giving of notice or the passing of time, or both, will or may constitute a default, or would excuse performance by any party thereto; and

                              (iii)  have not been changed, modified or
                        amended except for amendments, if any,
                        specifically referred to therein, photocopies of which have been delivered by Seller to Purchaser.

                        8.1.7. Seller has no knowledge of any pending or threatened condemnation or similar proceeding affecting the Property or any portion thereof, or pending public improvements in or adjoining the Property which will adversely affect the Property; provided, however, that Seller shall notify Purchaser of any such proceeding that it has knowledge of, without regard to whether such proceeding might have an adverse effect on the Property.

                        8.1.8. Seller has no knowledge of any pending or threatened legal action of any kind or character whatsoever affecting Seller or the Property which will adversely affect the Property upon or subsequent to the Closing.

                        8.1.9. Each person executing and delivering this Agreement and all documents to be executed and delivered on behalf of Seller in regard to the consummation of the transaction which is the subject of this Agreement represents to Purchaser that he or she has due and proper authority to execute and deliver same. Seller has the full right, power and authority to sell and convey the Property to Purchaser as provided in this Agreement and to carry out its obligations set forth in this Agreement. The consummation by Seller of the transaction which is the subject of this Agreement will not conflict with or result in a breach of any of the terms of any agreement or instrument to which Seller is a party or by which Seller is bound or constitute a default thereunder, and Seller has obtained any and all required authorizations and approvals of the execution and delivery of this Agreement, the transaction which is the subject of this Agreement, and all documents referred to in this Agreement. No other party has any right to purchase the Property, or any part thereof.

                        8.1.10.   Intentionally Omitted

                        8.1.11. No representation or warranty by Seller in this Agreement knowingly omits or knowingly will omit to state a material fact necessary to make any representation or warranty not misleading.

                        8.1.12. Seller is not a "foreign person" as such term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (hereinafter called the "Code"). In the event that Seller is a "foreign person", or in the event that Seller fails or refuses to deliver the FIRPTA Certificate, or in the event that Purchaser receives notice from any "transferor's agent" or "transferee's agent" (as such terms are defined in Section 1445(d) of the Code), or Purchaser has actual knowledge that, the FIRPTA Certificate is false, Purchaser shall deduct and withhold from the Purchase Price a tax equal to 10% thereof, as required by Section 1445 of the Code. In the event of any such withholding, the Closing hereunder shall not be otherwise affected, Purchaser shall remit such amount to and file the required form with the Internal Revenue Service, and Seller, in the event of any claimed over-withholding, (i) shall be limited solely to an action against the Internal Revenue Service for a refund, and (ii) hereby waives any right of action against Purchaser on account of such withholding.

                        8.1.13.   Seller has not done or suffered
                   anything whereby the Property has been transferred or encumbered in any way whatsoever except for the Permitted Encumbrances.

                        8.1.14.   Intentionally Omitted

                        8.1.15.   No air or development rights with
                   respect to the Property have been transferred or sold, and no contract to sell such air or development rights is outstanding, other than this Agreement.

                        8.1.16. Seller is not now the subject of any existing, pending, threatened or contemplated bankruptcy, insolvency or other debtor's relief proceeding.

                                     ARTICLE IX
                                CLOSING ADJUSTMENTS
                   9.1.      The following are to be adjusted, if
          feasible, at the Closing, as of 11:59 p.m. of the day immediately preceding the Closing Date (the "Adjustment Date"). If the net effect of the adjustment of the following is in Seller's favor, then Purchaser shall pay the net amount thereof to Seller at the Closing. If the net effect of the adjustment of the following is in Purchaser's favor, then Purchaser shall be entitled to a credit against the Purchase Price at the Closing.

                        9.1.1. The following are to be adjusted in favor of Seller:

                        (a) any unpaid Rental (as that term is defined in and computed in accordance with the provisions of the Lease);

                        (b)  the EDC Reimbursement Amount or the EDC
                   Amortized Reimbursement Amount, if any (as such terms are defined in and computed in accordance with the provisions of the Lease); and

                        (c) any and all other amounts due and payable to Seller by the tenant under the Lease through and including the Adjustment Date pursuant to the provisions of the Lease.

                        9.1.2. The following are to be adjusted in favor of Purchaser:

                        (a) any amounts paid as Rental under the Lease which are in excess of the aggregate amount of Rental payable under the Lease for the period ending on the Adjustment Date;

                        (b) the amount of any and all taxes, fees or other charges whatsoever that Purchaser may be required to pay, or which may become a lien on the Property if not paid by Seller, with respect to the consummation of the transactions contemplated by this Agreement, without regard to whether such taxes, fees or other charges may customarily or by law be payable by a purchaser of property from a municipal or other governmental entity; and

                        (c) any and all other amounts payable to the tenant under the Lease pursuant to the provisions of

                   Funding Agreements #1, #2 or #3 or any provision of the Lease including, without limitation, any provision of the Lease providing for an offset against the Rental due and payable thereunder, it being expressly understood and agreed by Seller and Purchaser that the expiration or termination of the Lease shall not in any way prejudice or diminish Purchaser's right to a credit against the Purchase Price in the full amount that the tenant under the Lease would have been entitled to offset against Rental but for the expiration or termination of the Lease.

                   9.2. The parties hereto shall endeavor to prepare a schedule of adjustments no less than five (5) days prior to the Closing.

                   9.3. The parties shall correct any errors in the adjustments as soon after the Closing as amounts are finally determined. The parties shall enter into the Post-Closing Adjustment Letter at the Closing in the form of Exhibit D annexed hereto.

                                     ARTICLE X
                                    COMMISSIONS
                   10.1. Seller warrants and represents to Purchaser that Seller has had no dealings with any broker in connection with this transaction and agrees to indemnify and hold Purchaser harmless from and against any loss or liability resulting from any claims of any broker alleging any dealings with Seller. Purchaser warrants and represents to Seller that Purchaser has had no dealings with any broker in connection with this transaction and agrees to indemnify and hold Seller harmless from and against any loss or liability resulting from any claims of any broker alleging any dealings with Purchaser. The provisions of this Section shall survive the Closing.

                                     ARTICLE XI
                            OPERATIONS PRIOR TO CLOSING

                   11.1. Seller covenants and agrees that between the date hereof and the Closing Date, Seller shall:

                        11.1.1. Not enter into any leases or occupancy agreements with respect to the Property.

                        11.1.2. Not create (or agree to create) any exception to or covenant, restriction, easement or other lien on or affecting the Property.

                        11.1.3. Not grant or transfer or permit the grant or transfer of any interest in the Property including any air and development rights.

                        11.1.4.   Promptly advise Purchaser of any
                   litigation or governmental proceeding to which Seller becomes a party affecting the Property. It shall be a condition precedent to Purchaser's obligation to accept title, that there shall be no such litigation or proceeding pending at Closing having a potential adverse effect upon the Property or Seller's ability to convey the Property to Purchaser.

                                    ARTICLE XII
                                    RISK OF LOSS
                   12.1. The risk of loss or damage to the Property by fire or other casualty shall be borne by Purchaser. In the event that damage, loss or destruction of the Property or any part thereof, by fire or other casualty, occurs prior to the Closing, Purchaser shall nonetheless be required to consummate the purchase of the Property without any credit against the Purchase Price.

                   12.2. If, prior to Closing, any governmental authority or other entity having condemnation authority shall institute an eminent domain proceeding or take any steps preliminary thereto (including the giving of any direct or indirect notice of intent to institute such proceedings) with regard to the Land or Improvements, and the same is not dismissed beyond appeal on or before ten (10) days prior to the Closing Date set forth in this Agreement, Purchaser shall be entitled to terminate this Agreement in which event, the applicable provisions of Article 21 of the Lease shall govern.

                                    ARTICLE XIII
                               CONDITIONS TO CLOSING
                   13.1. It shall be a condition to Purchaser's obligation to close the transaction which is the subject of this Agreement (subject to Purchaser's option, in its sole discretion, to waive one or more of the following) that each of Seller's (i) representations and warranties set forth in this Agreement be true as of the Closing, and (ii) covenants set forth in this Agreement be satisfied as of the Closing.

                                    ARTICLE XIV
                              TERMINATION AND REMEDIES
                   14.1.     In the event that any of Seller's
          representations or warranties contained in this Agreement are untrue or if Seller shall have failed to have performed any of the covenants or agreements contained in this Agreement which are to be performed by Seller, on or before the date set forth in this Agreement for the performance thereof, or if any of the conditions precedent to Purchaser's obligation to consummate the transaction which is the subject of this Agreement shall have failed to occur, Purchaser may, at its option, elect any one or more of the following remedies:

                           (i) rescind this Agreement and terminate the Lease;

                          (ii)  rescind this Agreement and permit the
                   Lease to continue in full force and effect in accordance with the applicable provisions of
                   Article 21 thereof;

                         (iii)  rescind this Agreement and extend the
                   term of the Lease in accordance with the applicable provisions of Article 21 thereof;

                          (iv) seek to enforce specific performance of this Agreement and reimbursement of all of Purchaser's expenses including, without limitation, reasonable attorney's fees, in connection with any such action for specific performance;

                           (v)  extend the term of the Lease in
                   accordance with the applicable provisions of
                   Article 21 thereof, and seek specific performance of this Agreement and reimbursement of all of Purchaser's expenses including, without limitation, reasonable attorney's fees, in connection with any such action for specific performance; or

                          (vi) consummate the transaction provided for herein in accordance with the applicable provisions of
                   Article 5 hereof.

          It is expressly understood and agreed by Seller and Purchaser that the failure by Purchaser to rescind or terminate this Agreement for any reason pursuant to this Section shall in no way waive, alter or modify any rights of Purchaser in regard to the representations, warranties, covenants and agreements of Seller set forth in this Agreement.

                   14.2. If the purchase and sale which is the subject of this Agreement is not consummated because of Purchaser's default, Seller's sole remedy shall be reimbursement by Purchaser for Seller's actual costs and expenses reasonably incurred in connection with the proposed purchase (including, without limitation, legal costs, fees and disbursements and expenses of deed preparation) whether incurred out-of-pocket or in the form of staff time, Seller hereby specifically waiving any and all rights which it may have to any other damages or specific performance of Purchaser's default under this Agreement.

                                     ARTICLE XV
                                      NOTICES
                   15.1.     Except as otherwise provided in this
          Agreement, any and all notices, elections, demands, requests and responses thereto permitted or required to be given under this Agreement shall be in writing, signed by the party giving the same or by its attorneys, and shall be deemed to have been properly given and shall be deemed effective upon being (i) personally delivered, or (ii) delivered by an express overnight delivery service with receipt for delivery, or (iii) deposited in the United States mail, postage prepaid, certified with return receipt requested, to the other party at the address of such other party set forth below or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any such notice, election, demand or request must be given shall commence on the date of receipt thereof. Personal delivery to a party or to any officer, partner, agent or employee of such party at said address shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall also constitute receipt. Any such notice, election, demand, request or response shall be addressed as follows:

                      (i)    To Seller:

                             The City of New York
                             c/o New York City Economic Development
                             Corporation
                             110 William Street
                             New York, New York 10038
                             Attention:  Lease Administration

                        with a copy to be given
                        simultaneously to:

                             EDC General Counsel
                             New York City Economic Development
                             Corporation
                             110 William Street
                             New York, New York 10038

                        and to:

                             The New York City Law Department
                             100 Church Street
                             New York, New York 10007
                             Attention:  Chief Economic Development
                                         Division

                     (ii)    To Purchaser:

                             The New York Times Company
                             229 West 43rd Street
                             New York, New York 10036
                             Attention:         *

                        and to:

                             The New York Times Company
                             229 West 43rd Street
                             New York, New York 10036
                             Attention:  General Counsel



          * To be inserted by Purchaser prior to delivery of this Agreement to Seller. Purchaser may also change the addresses for notices and copies thereof prior to such delivery.

                        with a copy to be given
                        simultaneously to:

                             Bachner, Tally, Polevoy & Misher
                             380 Madison Avenue
                             New York, New York  10017
                             Attention:  Martin D. Polevoy, Esq.

                                    ARTICLE XVI
                               INTENTIONALLY OMITTED

                                    ARTICLE XVII
                                   MISCELLANEOUS
                   17.1. This Agreement cannot be changed, modified, discharged or terminated by any oral agreement or any other agreement and there cannot be any waiver of the warranties, representations and covenants expressly contained in this Agreement unless the same is in writing and signed by the party against whom enforcement of the change, modification, discharge or termination is sought.

                   17.2. This Agreement and the Exhibits annexed hereto contain the entire agreement between the parties with respect to the subject matter hereof, and no promise, representation, warranty or covenant not included in this

          Agreement or any such Exhibits has been or is relied upon by either party hereto.

                   17.3. The Article and Exhibit headings herein are for convenience only, and are not to be used in determining the meaning of this Agreement or any part hereof.

                   17.4. This Agreement and its interpretation and enforcement shall be governed by the laws of the State of New York.

                   17.5. This Agreement shall be binding on, and the benefits hereof shall inure to, the successors and assigns of the parties hereto.

                   17.6. All Exhibits which are annexed to this Agreement are part of this Agreement and are incorporated herein by reference.

                   17.7. The provisions of this Agreement are for the sole benefit of the parties to this Agreement and their successors and assigns and shall not give rise to any rights by or on behalf of anyone other than such parties.

                   17.8. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

                   17.9. This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument.

                   17.10. In the event that any litigation arises under this Agreement, Purchaser shall be entitled to recover, as a part of its judgment or settlement, reasonable attorneys' fees incurred in litigation or settlement discussions to the extent that such attorneys' fees are incurred after Seller has failed to perform its obligations hereunder and Purchaser has made a demand on Seller to cure such failure.

                   17.11.    [Intentionally Omitted]

                   17.12. Seller will, whenever and as often as it shall be reasonably requested so to do by Purchaser, and Purchaser will, whenever and as often as it shall be reasonably requested so to do by Seller, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all conveyances, assignments, correction instruments and all other instruments and documents as may be reasonably necessary in order to complete the transaction which is the subject of this Agreement and to carry out the intent and purposes of this Agreement. All such instruments and documents shall be reasonably satisfactory to the respective attorneys for Purchaser and Seller. The provisions of this Section shall survive the Closing.

                   IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first above written.

                                  Seller:

                                  By:
                                      -------------------------------

                                  Purchaser:



                                  By:
                                      -------------------------------

                           EXHIBIT A


                              LAND



ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, SITUATE, LYING
AND BEING IN THE BOROUGH AND COUNTY OF QUEENS, CITY AND STATE
OF NEW YORK, BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WESTERLY SIDE OF WHITESTONE
EXPRESSWAY DISTANT 1750.00 FEET SOUTHERLY FROM THE CORNER
FORMED BY THE INTERSECTION OF THE SOUTHERLY SIDE OF 20TH AVENUE
AND THE WESTERLY SIDE OF WHITESTONE EXPRESSWAY;

THENCE SOUTHERLY ALONG THE WESTERLY SIDE OF WHITESTONE
EXPRESSWAY, 2,433.07 FEET TO A POINT OF CURVATURE;

THENCE ALONG THE ARC OF A CURVE HAVING A RADIUS OF 25.00 FEET
AND CONNECTING THE EASTERLY SIDE OF LINDEN PLACE WITH THE
WESTERLY SIDE OF WHITESTONE EXPRESSWAY, A DISTANCE OF 48.20
FEET;

THENCE NORTHERLY ALONG THE EASTERLY SIDE OF LINDEN PLACE,
395.44 FEET;

THENCE EASTERLY AT RIGHT ANGLES WITH THE EASTERLY SIDE OF
LINDEN PLACE 235.94 FEET;

THENCE NORTHERLY AT RIGHT ANGLES WITH THE PREVIOUS COURSE 87.58
FEET;

THENCE EASTERLY ALONG A COURSE FORMING AN INTERIOR ANGLE OF 93
DEGREES 05 MINUTES 30 SECONDS WITH THE PREVIOUS COURSE, 335.95
FEET;

THENCE NORTHERLY ALONG A COURSE FORMING AN INTERIOR ANGLE OF
264 DEGREES 30 MINUTES 52 SECONDS WITH THE PREVIOUS COURSE,
752.41 FEET;

THENCE NORTHERLY ALONG A COURSE FORMING AN INTERIOR ANGLE OF
129 DEGREES 24 MINUTES 22 SECONDS WITH THE PREVIOUS COURSE,
1118.19 FEET;

THENCE EASTERLY ALONG A COURSE FORMING AN INTERIOR ANGLE OF 94
DEGREES 50 MINUTES 44 SECONDS WITH THE PREVIOUS COURSE, 652.21
FEET TO THE POINT OR PLACE OF BEGINNING.

FOR INFORMATION ONLY:
BLOCK 4183 PART OF LOT 1
BLOCK 4242 PART OF LOT 1
BLOCK 4243 PART OF LOT 1
BLOCK 4280 PART OF LOT 1
BLOCK 4281 PART OF LOT 1
BLOCK 4282 LOT 1
BLOCK 4283 LOT 1
BLOCK 4284 LOT 1
BLOCK 4306 PART OF LOT 1 AND ALL OF LOT 44
BLOCK 4307 LOT 1 AND PART OF LOT 4
BLOCK 4308 LOTS 1 AND 36
BLOCK 4310 LOT 32
BLOCK 4336 LOT 35 AND PART OF LOT 50
BLOCK 4337 LOT 62 AND PART OF LOT 76
BLOCK 4339 LOT 46
PLUS DEMAPPED PORTIONS OF 28TH AVENUE, 25TH AVENUE, 138TH
STREET AND 139TH STREET AS IDENTIFIED ON THE TAX MAP OF THE
BOROUGH OF QUEENS, IN THE COUNTY OF QUEENS, CITY AND STATE OF
NEW YORK.

                          EXHIBIT B

                      ASSIGNMENT OF LEASE

         KNOW ALL MEN BY THESE PRESENTS that
                      , having an office

(the "Assignor"), in consideration of Ten ($10.00) Dollars and other good and valuable consideration in hand paid, by
                               , having an office at
                                     (the "Assignee"), the
receipt and sufficiency whereof is hereby acknowledged, hereby assigns unto Assignee all of Assignor's right, title and interest in and to that certain Agreement of Lease dated as of
          , 1993 between The City of New York and New York City
Economic Development Corporation with respect to Block      ,
Lot     , on the Tax Map of the Borough of Queens, County of
Queens, City and State of New York (as amended, the "Lease").

         TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained in the Lease.

         Assignee hereby assumes the performance of all of the terms, covenants and conditions of the Lease on Assignor's part to be performed thereunder from and after the date hereof.

         Assignor hereby agrees to indemnify and hold Assignee harmless from and against any and all loss, cost and expense (including reasonable attorneys' fees), damage and liability incurred by Assignee as a result of claims brought against Assignee as Assignor's successor in interest to the Lease relating to causes of action accruing prior to the date hereof arising from a breach of the Lease and the obligations of the lessor thereunder.

         IN WITNESS WHEREOF, the parties hereto have executed
this instrument as of the     day of                .


                                    , Assignor


              By:
                  -------------------------------------------

                                    , Assignee


              By:
                  -------------------------------------------

                           EXHIBIT C

                          BILL OF SALE


         KNOW ALL MEN BY THESE PRESENTS that
having an office at
("Seller") for and in consideration of the sum of Ten ($10.00) Dollars and other good and valuable consideration to it in hand paid, at or before the ensealing and delivery of these presents
by                            having an office at
                                  ("Purchaser"), the receipt
and sufficiency whereof is hereby acknowledged, has transferred and conveyed and by these presents does release, transfer and convey unto the Purchaser, its successors and assigns, all of Seller's right, title, and interest in and to all fixtures, machinery and equipment to the extent same constitute personal property, all raw materials, work and materials in process, stock in trade, inventory and other equipment and other tangible personal property, and all other tangible personal property owned by Seller, attached or appurtenant to, or used in connection with the occupancy and operation of those certain
premises known as Block   , Lot   , on the Tax Map of the
Borough of Queens, County of Queens, City and State of New York (the "Premises"). All of the foregoing is herein collectively called the "Personal Property."

         TO HAVE AND TO HOLD, the same unto Purchaser, its successors and assigns, forever, Seller does hereby bind itself and its successors to forever warrant and defend the title to the Personal Property unto Purchaser, its successors and assigns, against every person whomsoever lawfully claiming, or to claim the same, or any part thereof.

         This transfer is made as part of the transfer of the Premises to Purchaser and both parties agree and acknowledge that no part of the consideration is allocated to the Personal
Property.

              IN WITNESS WHEREOF, Seller has executed this
instrument as of the       day of            .


                          -------------------------------------

                          EXHIBIT D

                 POST-CLOSING ADJUSTMENT LETTER





              [Date]


[Purchaser]



                        Re:  Block   , Lot   , on the Tax Map
                             of the Borough of Queens, County
                             of Queens, City and State of
                             New York (the "Premises")

Gentlemen:

    In connection with the closing adjustments made pursuant to the transfer of title of the Premises by the undersigned to you, a copy of which closing adjustments is annexed hereto, it is hereby agreed that if any arithmetic calculations shall prove to be erroneous, or any adjustment shall be omitted, same shall be adjusted between you and the undersigned after the closing. Any such adjustment shall be paid promptly after same is ascertained. The obligation to correct any erroneous adjustment or to make any additional adjustment in accordance with the above shall survive the closing.

                                      Very truly yours,

                                      [Seller]


AGREED TO:                            By:
                                          -----------------------

[Purchaser]


By:
   -----------------------

                          EXHIBIT  E

         Section 1445 of the Internal Revenue Code provides
that a transferee of a U.S. real property interest must
withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by [name of transferor], the undersigned hereby certifies the following on behalf of [name of transferor]:
         1.   [Name of transferor] is not a foreign
              corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
         2.   [Name of transferor]'s U.S. employer
              identification number is              , and
         3.   [Name of transferor]'s office address is
                                                               .
[Name of transferor] understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
         Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of [name of transferor].

Dated:

- ----------------------------------
            [Title]

                           EXHIBIT "F"

                     PERMITTED ENCUMBRANCES


1. Such state of facts as an accurate survey may show provided the same does not render title unmarketable or uninsurable without excess premium;

2.       Zoning regulations affecting said premises;

3. Any liens, encumbrances or charges made, created or suffered after December 15, 1993 by reason other than the acts, negligence, misconduct or failure to act of Grantor or New York City Economic Development
         Corporation or any successors thereto.

4. The Second Amended Urban Renewal Plan for the College Point II Industrial Development Project, dated February 1989, with (a) all amendments and modifications thereto from time to time up to and including December 15, 1993 (but not subsequent to December 15, 1993, except as set forth in clause (b) of this sentence), and (b) any amendments or modifications thereto after December 15, 1993 with respect only to landscaping, compliance with which would not require Grantee to incur a material cost.

5. The 25 foot wide permanent slope easement acquired by an order dated January 2, 1962 vesting title in The City of New York pursuant to condemnation proceedings entitled, "In The Matter of An Application By The City of New York" relative to acquiring title to a permanent and perpetual slope easement in connection with the construction of the Whitestone Expressway, as shown on The City of New York's Alteration Map Number 4219, dated July 18, 1961, adopted September 22, 1961, which easement affects a portion of Blocks 4336, 4337, 4339 and 4308 of the Tax Maps of the City of New York, as shown on Survey No. 67832 made by Robert A. Haynes, dated August 28, 1990, and last redated December 14, 1993.

                                   EXHIBIT G
                                   ---------
                                     DEED
                                     ----




               THIS INDENTURE, dated the     day of           , in the year

                             between THE CITY OF NEW YORK, a municipal

          corporation with an office at City Hall, New York, New York

          10007, hereinafter designated as the Grantor, and THE NEW YORK

          TIMES COMPANY, a New York State corporation, having its principal office at 229 West 43rd Street, New York, New York 10036,

          hereinafter designated as the Grantee.

               WHEREAS, The Mayor of the City of New York, on the 13th day

          of January, 1993, as clarified on December 15, 1993, authorized the sale of the premises hereinafter described.

               WHEREAS, the Queens Borough Board by Resolution adopted on

          November 16, 1992, as amended on December 14, 1993, approved the transfer of title therein.

              NOW, THEREFORE, WITNESSETH:  That the Grantor, in

          consideration of the sum of TEN AND 00/100 ($10.00) DOLLARS,

          lawful money of the United States, and other valuable

          consideration, paid by the Grantee, does hereby grant and release unto Grantee, its successors and assigns forever:

              ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Queens, City and State of New York,

          being known and designated as Block 4282, Lot 100*, on the Tax

          Map for the Borough of Queens, as more particularly described in

          Exhibit A annexed hereto and made a part hereof;

               TOGETHER with all buildings and improvements thereon


          --------------------

               *This block and lot number has been tentatively assigned to the premises and should be confirmed at the time of the conveyance.

          erected;

               TOGETHER with all right, title and interest, if any, of the

          Grantor in and to any streets and roads abutting the above described premises to the center lines thereof;

                TOGETHER with the appurtenances and all the estate and

          rights of the Grantor in and to said premises;

               RESERVING UNTO Grantor a permanent easement, approximately

          30 feet wide, running along the portion of the described premises fronting on the Whitestone Expressway Service Road, more fully described in Exhibit C attached hereto and made a part hereof.

               TO HAVE AND TO HOLD said premises herein granted unto the

          Grantee, the successors and assigns of the Grantee forever.

               Subject to:

               1.  The trust fund provisions of Section 13 of the Lien Law;

          and

               2.  Those matters affecting title set forth in Exhibit B

          attached hereto.

               In the event of acquisition by The City of New York (the

          "City") by condemnation or otherwise of any part or portion of the above described premises lying within the bed of any street,

          avenue, expressway, parkway, park, public place or catchbasin, as shown on the present City Map, the Grantee and the heirs or successors and assigns of the Grantee shall only be entitled as compensation for such acquisition by the City to the amount of

          One Dollar ($1.00) and shall not be entitled to  compensation for any buildings or structures erected thereon which may lie within the bed or lines of the street, avenue, parkway, expressway,

          park, public place or catchbasin so laid out and acquired.  This covenant shall run with the land and shall continue until the

          City Map is amended or changed to eliminate from within the bed or lines of any street, avenue, parkway, expressway, park, public place or catchbasin, any such part or portion of the premises and no longer.

               Grantee covenants, on behalf of itself, its successors and assigns, to use the premises in strict accordance with The Second

          Amended Urban Renewal Plan for the College Point II Industrial

          Development Project, dated February 1989 (the "Plan"), with (a)

          all amendments and modifications thereto from time to time up to and including December 15, 1993 (but not subsequent to December

          15, 1993, except as set forth in clause (b) of this sentence),

          and (b) any amendments or modifications thereto after December

          15, 1993, with respect only to landscaping, compliance with which would not require Grantee to incur a material cost.  This

          covenant shall survive the delivery of this deed  and shall run with the land and continue in effect until said Plan has expired or is no longer applicable to the premises.

               Commencing on the January 1, April 1, July 1 or October 1

          first occurring after the date of this deed and thereafter on each January 1, April 1, July 1, and October 1, Grantee, its successors or assigns, shall pay to Grantor or its successor or assign or designee, a sum equal to one-eighth of one percent

          (.125%) of the assessed value of the land, and all improvements thereon, as such assessed value is determined by the City's

          Department of Finance for purposes of real property taxation.

          Such sum, together with other similar sums paid by  owners or occupants of similarly burdened property within College Point

          Industrial Park, shall be held by New York City Economic

          Development Corporation ("EDC"), or its successor or assign or designee, in a separate fund, known as the "College Point

          Improvement Fund" (the "Fund"), and shall be used by EDC solely for construction, maintenance and improvement of (1) roads,

          sewers, drainage systems, buffer strips, utilities and sidewalks within College Point Industrial Park, and (2) other facilities of general benefit to College Point Industrial Park or portions thereof, as determined by EDC or its successor or assign or designee.  The obligation to make such payments shall be a covenant running with the land, enforceable by EDC, or its successor or assign or designee, and by other owners of property within College Point Industrial Park burdened by a similar obligation, and any such payment, once due, shall be a lien upon the premises.  This obligation  is for the benefit of the

          properties comprising College Point Industrial Park.  If there shall be established within College Point Industrial Park, or a substantial portion thereof, a Business Improvement District

          ("BID") pursuant to Article 2-B of the General City Law or any successor statute thereto, then, if the premises are included within such BID and charges or assessments with regard to the BID must be or are paid in connection with the premises and other properties in such BID burdened by an obligation similar to that set forth herein (the "Burdened Properties"), in an amount in the aggregate less than, equal to or greater than the amount that would be payable to EDC or its successor or assign or designee for the Fund in connection with the premises and Burdened

          Properties, then (i) Grantee shall pay such charges or

          assessments and (ii) Grantee shall be released and discharged from any obligation to make any further payments to the Fund with respect to any period from and after the date to which Grantee's first payment to such BID is applicable, and EDC shall promptly refund to Grantee any portion of any payments to the Fund made by

          Grantee which were applicable to any period beyond such date.  If the funds received by the BID in connection with the premises and the Burdened Properties, in EDC's or its successor's or assign's or designee's reasonable determination, are devoted to similar purposes as those to which the Fund is devoted, then the district management association formed in connection with such BID shall succeed to EDC's or its successor's or assign's or designee's functions in connection with the Fund  with regard to the area in such BID, and EDC or its successor or assign or designee shall transfer moneys within the Fund on hand and  attributable to the properties included within such BID to such district management association.

               Grantee covenants that it will not restrict the use of the premises upon the basis of race, creed, color, sex or national origin. Grantee covenants that no covenant, lease, agreement, conveyance or other instrument shall be effected or executed by

          Grantee or any of its heirs, successors or assigns, whereby the premises are restricted upon basis of race, creed, color, sex or national origin.

               The covenants of the Grantee hereunder shall run with the

          land and bind Grantee's successors and assigns.

               Grantor covenants that Grantor has not done or suffered

          anything whereby the premises have been encumbered in any way whatever, except as aforesaid.

               This Indenture is an absolute conveyance of title in effect as well as form and is not intended as a mortgage, deed of trust,

          trust conveyance or security of any kind.

               IN WITNESS WHEREOF, the Grantor and the Grantee have caused their corporate seals to be hereunto affixed and these presents to be signed by their duly authorized officers, the day and year first above written.



                                           THE CITY OF NEW YORK

          ATTEST:


                                           By:
          ---------------------                -------------------------
          CITY CLERK


                                           THE NEW YORK TIMES COMPANY

          APPROVED AS TO FORM:


                                           By:
          ---------------------------         --------------------------
          Acting Corporation Counsel

          c-cpip.dee
                                          6

          STATE OF NEW YORK  )
                             ) ss.:
          COUNTY OF NEW YORK )


                On this      day of            , 199  , before me personally

          came               , to me known, and known to me to be the Deputy

          Mayor/Deputy Commissioner, Department of General Services, Division

          of Real Property of the City of New York, and the same person who executed the foregoing instrument; and she/he acknowledged that she/he executed the foregoing instrument on behalf of the City of New York as said Deputy Mayor/Deputy Commissioner, pursuant to the authority vested in her/him.


                          ---------------------------------------


          STATE OF NEW YORK  )
                             ) ss.:
          COUNTY OF NEW YORK )


                On this        day of         , 199  , before me personally

          came               , with whom I am acquainted and known to me to

          be the City Clerk of the City of New York, who being by me duly

          sworn, deposed and said: that he resides at                   ,

                   ,                    ; that he is the City Clerk of the

          City of New York, the municipal corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed as provided by law; and

          that he signed his name thereto as City Clerk by like authority.


                               -------------------------------------

          STATE OF NEW YORK  )
                             ) ss.:
          COUNTY OF NEW YORK )


                On this       day of           , 199  , before me personally

          came               , to me known, who being by me duly sworn, did

          depose and say that he resides at

                            ; that he is the                     of The

          New York Times Company, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the

          Board of Directors of said corporation, and that he signed his name thereto by such authority.


                          ---------------------------------------

                           EXHIBIT A

                            PREMISES
                            --------



ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, SITUATE, LYING
AND BEING IN THE BOROUGH AND COUNTY OF QUEENS, CITY AND STATE
OF NEW YORK, BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE WESTERLY SIDE OF WHITESTONE
EXPRESSWAY DISTANT 1750.00 FEET SOUTHERLY FROM THE CORNER
FORMED BY THE INTERSECTION OF THE SOUTHERLY SIDE OF 20TH AVENUE
AND THE WESTERLY SIDE OF WHITESTONE EXPRESSWAY;

THENCE SOUTHERLY ALONG THE WESTERLY SIDE OF WHITESTONE
EXPRESSWAY, 2,433.07 FEET TO A POINT OF CURVATURE;

THENCE ALONG THE ARC OF A CURVE HAVING A RADIUS OF 25.00 FEET
AND CONNECTING THE EASTERLY SIDE OF LINDEN PLACE WITH THE
WESTERLY SIDE OF WHITESTONE EXPRESSWAY, A DISTANCE OF 48.20
FEET;

THENCE NORTHERLY ALONG THE EASTERLY SIDE OF LINDEN PLACE,
395.44 FEET;

THENCE EASTERLY AT RIGHT ANGLES WITH THE EASTERLY SIDE OF
LINDEN PLACE 235.94 FEET;

THENCE NORTHERLY AT RIGHT ANGLES WITH THE PREVIOUS COURSE 87.58
FEET;

THENCE EASTERLY ALONG A COURSE FORMING AN INTERIOR ANGLE OF 93
DEGREES 05 MINUTES 30 SECONDS WITH THE PREVIOUS COURSE, 335.95
FEET;

THENCE NORTHERLY ALONG A COURSE FORMING AN INTERIOR ANGLE OF
264 DEGREES 30 MINUTES 52 SECONDS WITH THE PREVIOUS COURSE,
752.41 FEET;

THENCE NORTHERLY ALONG A COURSE FORMING AN INTERIOR ANGLE OF
129 DEGREES 24 MINUTES 22 SECONDS WITH THE PREVIOUS COURSE,
1118.19 FEET;

THENCE EASTERLY ALONG A COURSE FORMING AN INTERIOR ANGLE OF 94
DEGREES 50 MINUTES 44 SECONDS WITH THE PREVIOUS COURSE, 652.21
FEET TO THE POINT OR PLACE OF BEGINNING.

FOR INFORMATION ONLY:
BLOCK 4183 PART OF LOT 1
BLOCK 4242 PART OF LOT 1
BLOCK 4243 PART OF LOT 1
BLOCK 4280 PART OF LOT 1
BLOCK 4281 PART OF LOT 1
BLOCK 4282 LOT 1
BLOCK 4283 LOT 1
BLOCK 4284 LOT 1
BLOCK 4306 PART OF LOT 1 AND ALL OF LOT 44
BLOCK 4307 LOT 1 AND PART OF LOT 4
BLOCK 4308 LOTS 1 AND 36
BLOCK 4310 LOT 32
BLOCK 4336 LOT 35 AND PART OF LOT 50
BLOCK 4337 LOT 62 AND PART OF LOT 76
BLOCK 4339 LOT 46
PLUS DEMAPPED PORTIONS OF 28TH AVENUE, 25TH AVENUE, 138TH
STREET AND 139TH STREET AS IDENTIFIED ON THE TAX MAP OF THE
BOROUGH OF QUEENS, IN THE COUNTY OF QUEENS, CITY AND STATE OF
NEW YORK.

                           EXHIBIT B

                   Permitted Title Exceptions
                   --------------------------


1. Such state of facts as an accurate survey may show provided the same does not render title unmarketable or uninsurable without excess premium;

2.       Zoning regulations affecting said premises;

3. Any liens, encumbrances or charges made, created or suffered after December 15, 1993 by reason other than the acts, negligence, misconduct or failure to act of Grantor or New York City Economic Development
         Corporation or any successors thereto.

4. The Second Amended Urban Renewal Plan for the College Point II Industrial Development Project, dated February 1989, together with (a) all amendments and modifications thereto from time to time up to and including December 15, 1993 (but not subsequent to December 15, 1993, except as set forth in clause (b) of this sentence), and (b) any amendments or modifications thereto after December 15, 1993 with respect only to landscaping, compliance with which would not require Grantee to incur a material cost.

5. The 25 foot wide permanent slope easement acquired by an order dated January 2, 1962 vesting title in The City of New York pursuant to condemnation proceedings entitled, "In The Matter of An Application By The City of New York" relative to acquiring title to a permanent and perpetual slope easement in connection with the construction of the Whitestone Expressway, as shown on The City of New York's Alteration Map Number 4219, dated July 18, 1961, adopted September 22, 1961, which easement affects a portion of Blocks 4336, 4337, 4339 and 4308 of the Tax Maps of the City of New York, as shown on Survey No. 67832 made by Robert A. Haynes, dated August 28, 1990, and last redated December 14, 1993.

                           EXHIBIT C
                           ---------

                Proposed Sanitary Sewer Easement
                --------------------------------

                       Legal Description
                       -----------------


Beginning at a point on the westerly side of Whitestone
Expressway distant 1750.00 feet southerly from the corner formed by the intersection of the westerly side of Whitestone
Expressway with the southerly side of 20th Avenue;

running thence southerly along the westerly side of Whitestone
Expressway 2433.07 feet to the northerly end of a curve;

running thence along said curve, bearing to the right and having a radius of 25.00 feet a distance of 44.29 feet;

running thence northerly along a line parallel with the westerly side of Whitestone Expressway 89.44 feet;

running thence westerly, at right angles with the last described course, 10.00 feet;

running thence northerly, at right angles to the last described course, 43.49 feet to a point of curve;

running thence still northerly along the arc of a curve bearing to the left, having a radius of 3428.00 feet a distance of
16.51 feet;

running thence easterly along a line radial with the last described course a distance of 10.00 feet;

running thence northerly along the arc of a curve bearing to the left and having a radius of 3438.00 feet a distance of 1706.27 feet to a point of tangency;

running thence still northerly and parallel with the westerly side of Whitestone Expressway 590.62 feet;

running thence easterly along a line forming an exterior angle of 97 degrees, 18 minutes, 41 seconds with the last described course, 30.25 feet to the westerly side of Whitestone
Expressway at the point or place of beginning.

Exhibit M-1 to Lease

       As a result of an Abandonment as described in Section 2.4(c)(i-iv) of Funding Agreement #1.
  Assumptions
  -----------
  Funding Amount (per press)*:                                 Repayment Assumptions:
  ----------------------------                                 ----------------------

    Phase One (4 presses)                      $3,000,000      Term of Lease                                25
    Phase Two (5 presses)                      $2,250,000      Lesser of:                                9.00%
    Phase Three (6 presses)                    $2,250,000      or City's borrowing cost(25 yr bonds)     9.00%
    Phase Four (7 presses)                     $3,750,000      Interest Calculation:                    Annual
    Phase Five (8 presses)                     $3,750,000
                                               ----------

                               Total          $15,000,000


  Examples
  --------

  Example #1:
  -----------

  NYT commences Phases One/Two and Three in Year 3, and does not diligently pursue completion and Abandonment of the Project occurs pursuant to all of the terms and conditions of Funding Agreement #1.

  Phases One/Two/Three Grant:                  $7,500,000


  Example #2:
  -----------

  NYT commences and substantially completes Phase One Construction in Year 1 and receives capital grant of $3 million. NYT commences Phases Two and Three Construction in Year 3 and receives capital grant of $4.5 million. In Year 6, either NYT does not equip the facility or relocates substantially all employees to Stamford and Abandonment of the Project occurs pursuant to all of the terms and conditions of Funding Agreement #1.

  Phase One Grant:    $3,000,000         Phase Two/Three Grant:   $4,500,000


ILLUSTRATIVE REIMBURSEMENT SCHEDULES

  Example #1                                         Example #2
  ----------                                         ----------

     Year        Project Status    Principal I         Year       Project Status        Principal I   Principal II
     ----        --------------    -----------         ----       --------------        -----------   ------------
  End Year 1  Vacant                       0          End Year 1  Const/Disbursmnt      3,000,000
           2  Vacant                       0                   2  Const                 3,000,000
           3  Const/Disbursmnt     7,500,000                   3  Const/Disbursmnt      3,000,000     4,500,000
           4  Const                7,500,000                   4  Construction          3,000,000     4,500,000
           5  Const Ceases         7,500,000                   5  Construction          3,000,000     4,500,000
           6  Const Cease/Abdmnt   7,500,000                   6  Relocation/Abdmnt     3,000,000     4,500,000
           7                                                   7
           8                                                   8
           9                                                   9
          10                                                  10
          11                                                  11
          12                                                  12
          13                                                  13
          14                                                  14
          15                                                  15
          16                                                  16
          17                                                  17
          18                                                  18
          19                                                  19
          20                                                  20
          21                                                  21
          22                                                  22
          23                                                  23
          24                                                  24
          25                                                  25


  Reimbursement Amount**:
  -----------------------

   Example #1
   ----------

   Phase One/Two/Three Grant ($7.5 million) + (7.5 X 9% X 4 Yrs) =   $10,200,000

   Example #2
   ----------

   Phase One Grant ($3 million) + (3.0 X 9% X 6 Yrs)
     + Phase Two/Three Grant ($4.5 million) + ($4.5 X 9% X 4 yrs) =  $10,740,000

  Notes:
  ------

   * Assumes full building size. Grant will be reduced in accordance with
     Section 2.2(c) of Funding Agreement #1 if building size is reduced.

  ** Assumes repayment to EDC in one payment; interest for multi-year repayment not included.


     (nytpay4l)

Exhibit M-2  to  Lease

      As a result of an Abandonment as described in Section 2.4(c)(v) of Funding Agreement #1.

  Assumptions
  Funding Amount (per press)*:                            Repayment Assumptions:
   Phase One (4 presses)                  $3,000,000      Term of Lease                                               25
   Phase Two (5 presses)                  $2,250,000      # Yrs before Abandonment:                                    5
   Phase Three (6 presses)                $2,250,000      Lesser of:                                               9.00%
   Phase Four (7 presses)                 $3,750,000      or City's borrowing cost(25 yr bonds)                    9.00%
   Phase Five (8 presses)                 $3,750,000      Interest Calculation:                                   Annual

                          Total          $15,000,000



  Examples:

  Example #1 :

  NYT commences Phase One Construction in Year 1 and receives capital grant of $3 million. NYT commences Phases Two and Three Construction in Year 10 and receives capital grant of $4.5 million. NYT ceases operation in Year 14 and does not resume within 5 years and an Abandonment of the Project occurs pursuant to all the terms and conditions of Funding Agreement #1.


  Phase One Grant:                        $3,000,000      Phase Two/Three Grant:                              $4,500,000
  Amortization Period:                     25  Years      Amortization Period:                                  15 Years
  Amount Amortized Annually:                 120,000      Amount Amortized Annually:                             300,000


  Example #2 :

  NYT commences Phase One, Two and Three Construction in Year 1 and receives capital grant of $7.5 million. NYT operates for 5 years and ceases operation for 4 years before commencing construction of Phases Four/Five in Year 13. NYT commences operation but ceases operation in Year 19 and does not resume within 5 years and an Abandonment of the Project occurs pursuant
 to all the   terms and conditions of Funding Agreement #1.


  Phase One Grant:                        $7,500,000      Phase Four/Five Grant:                              $7,500,000
  Amortization Period:                     25  Years      Amortization Period:                                  13 Years
  Amount Amortized Annually:                 300,000      Amount Amortized Annually:                             576,923



ILLUSTRATIVE AMORTIZATION REIMBURSEMENT SCHEDULES

Example #1                                 Example #2
- ----------                                 ----------

  Year    Project Status   Principal I   Principal II   Year      Project Status     Principal I  Principal II
  ----    --------------   -----------   ------------   ----      --------------     -----------  ------------

End Year 1 Const/Disbursmnt 3,000,000                 End Year 1  Const/Disbursmnt   7,500,000
         2 Const            2,880,000                          2  Const              7,200,000
         3 Const            2,760,000                          3  Const              6,900,000
         4 Operation        2,640,000                          4  Operation          6,600,000
         5 Operation        2,520,000                          5  Operation          6,300,000
         6 Operation        2,400,000                          6  Operation          6,000,000
         7 Operation        2,280,000                          7  Operation          5,700,000
         8 Operation        2,160,000                          8  Operation          5,400,000
         9 Operation        2,040,000                          9  Cease Op-Yr 1      5,100,000
        10 Operation/Cont   1,920,000    4,500,000            10  Cease Op-Yr 2      5,100,000
        11 Operation/Cont   1,800,000    4,200,000            11  Cease Op-Yr 3      5,100,000
        12 Operation        1,680,000    3,900,000            12  Cease Op-Yr 4      5,100,000
        13 Operation        1,560,000    3,600,000            13  Const/Operation    4,800,000    7,500,000
        14 Cease Op-Yr 1    1,440,000    3,300,000            14  Operation          4,500,000    6,923,077
        15 Cease Op-Yr 2    1,440,000    3,300,000            15  Operation          4,200,000    6,346,154
        16 Cease Op-Yr 3    1,440,000    3,300,000            16  Operation          3,900,000    5,769,231
        17 Cease Op-Yr 4    1,440,000    3,300,000            17  Operation          3,600,000    5,192,308
        18 Abndnmnt-Yr 5    1,440,000    3,300,000            18  Operation          3,300,000    4,615,385
        19                                                    19  Cease Op-Yr 1      3,000,000    4,038,462
        20                                                    20  Cease Op-Yr 2      3,000,000    4,038,462
        21                                                    21  Cease Op-Yr 3      3,000,000    4,038,462
        22                                                    22  Cease Op-Yr 4      3,000,000    4,038,462
        23                                                    23  Abndnmnt-Yr 5      3,000,000    4,038,462
        24                                                    24
        25                                                    25



Reimbursement Amount**:
- -----------------------

          Example #1
          ----------
          Amortized Reimbursement Amount = Phase One: $1,440,000+(($1,440,000 X 9%) X 18 Yrs) =           $3,772,800
                                         + Phase Two/Three: $3,300,000 +(($3,300,000 X 9%) X 9 Yrs) =     $5,973,000
                                                                                                          ----------

                                                              TOTAL  =                                    $9,745,800

          Example #2
          ----------
          Amortized Reimbursement Amount=Phase One/Two/Three:$3,000,000+($3,000,000 X 9%)X23 Yrs=         $9,210,000
                                         + Phase Four/Five: $4,038,462+(($4,038,462 X 9%)X 11 Yrs) =      $8,036,538
                                                                                                          ----------

                                                              TOTAL  =                                    $17,246,538


  Notes:
  ------

   * Assumes full building or footprint size. Grant will be reduced in accordance with Section 2.2(c) of Funding Agreement #1 if building or footprint size, as the case may be, is reduced.

  ** Assumes repayment to EDC in one payment; no interest for multi-year repayment included.


  (nytpay3L)

                                    ASSIGNMENT AND
                                 ASSUMPTION OF LEASE
                                     WITH CONSENT

                   NEW YORK CITY ECONOMIC DEVELOPMENT CORPORATION,
                                     as Assignor,

                                          to

                             THE NEW YORK TIMES COMPANY,
                                     as Assignee


          Affecting:     Block 4183, p/o Lot 1,
                         Block 4242, p/o Lot 1,
                         Block 4243, p/o Lot 1
                         Block 4280. p/o Lot 1
                         Block 4281, p/o Lot 1,
                         Block 4282, Lot 1,
                         Block 4283, Lot 1,
                         Block 4284, Lot 1,
                         Block 4306, Lot 44 and p/o Lot 1
                         Block 4307, Lot 1 and p/o Lot 4
                         Block 4308, Lot 1 and Lot 36
                         Block 4310, Lot 32
                         Block 4336, Lot 35 and p/o Lot 50
                         Block 4337, Lot 62 and p/o Lot 76
                         Block 4339, Lot 46
                         and demapped portions of 25th Avenue, 28th Avenue, 138th Street and 139th Street
                         Borough of Queens, New York

                         Assigned Tentative Block 4282, Lot 100 for
                              future identification


                                Record and Return to:

                                     Frieda Dweck
                                New York City Economic
                               Development Corporation
                                  110 William Street
                              New York, New York  10038

               THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("this Agreement") made as of December 15, 1993, between NEW YORK CITY ECONOMIC DEVELOPMENT CORPORATION ("Assignor"), a local development corporation organized pursuant to Section 1411 of the Not-for-Profit Corporation Law of the State of New York, having an office at 110 William Street, New York, New York 10038, and THE NEW YORK TIMES COMPANY ("Assignee"), a corporation organized under the laws of the State of New York, having an address at 229 West 43rd Street, New York, N.Y. 10036.


                                 W I T N E S S E T H
                                 - - - - - - - - - -

               WHEREAS, The City of New York ("Landlord"), as landlord, and Assignor, as tenant, have, as of the date hereof, entered into a lease (the "Lease") under which Landlord demised and leased to Assignor, and Assignor hired and let from Landlord, certain premises identified as Block 4183, p/o Lot 1, Block 4242, p/o Lot 1, Block 4243, p/o Lot 1, Block 4280, p/o Lot 1, Block 4281, p/o Lot 1, Block 4282, Lot 1, Block 4283, Lot 1, Block 4284, Lot 1, Block 4306, Lot 44 and p/o Lot 1, Block 4307, Lot 1 and p/o Lot 4, Block 4308, Lot 1 and Lot 36, Block 4310, Lot 32, Block 4336, Lot 35 and p/o Lot 50, Block 4337, Lot 62 and p/o Lot 76, Block 4339, Lot 46 and demapped portions of 25th Avenue, 28th Avenue, 138th Street and 139th Street, on the Tax Map of the Borough of Queens, and assigned new tentative tax block and lot numbers Block 4282, Lot 100 for future identification,which premises are more particularly described in Attachment A hereto; and

               WHEREAS, a memorandum of the Lease is to be recorded simultaneously with the recording of this Agreement, in the Office of the City Register of Queens County, New York; and

               WHEREAS, Assignor desires to assign, and Assignee desires to acquire, all of Assignor's right, title and interest in and to the Lease as contemplated thereby;

               NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto, intending to be legally bound, covenant and agree as follows:

                    1. Assignor assigns, transfers and sets over to Assignee from and after the date hereof, all of Assignor's right, title and interest in and to the Lease, to have and to hold for all the rest, residue and remainder of the term of the Lease.

                    2. Assignor represents that: (i) there is no existing default under the Lease by Assignor; (ii) Assignor is the sole tenant under the Lease; (iii) the Lease is in full force and effect; (iv) all rent and other charges reserved in, or to be paid by the tenant under the Lease have been paid to the extent the same were payable as of the date hereof; (v) the Lease has not been assigned or modified or amended in any respect whatsoever; (vi) Assignor has full and lawful authority to assign the Lease; and (vii) the Lease embodies the entire agreement and understanding between the parties thereto with respect to the premises demised thereunder.

                    3. Assignor agrees, at its sole cost, to do, execute, acknowledge and deliver or to cause to be done, executed acknowledged and delivered, all such acts and instruments as may from time to time be reasonably required by Assignee or Landlord to further assure and effectuate the assignment and transfer to Assignee of the interest of Assignor hereby assigned and transferred, or intended to be hereby assigned and transferred.

                    4. Assignee represents and warrants that it is a corporation organized under the laws of the State of New York.

                    5.   Assignee  assumes the  obligations  of the  tenant
          under the Lease from and after the date hereof and Assignee agrees to perform and observe all of the covenants and conditions therein contained on Assignor's part to be performed and observed, and Assignee makes all of the representations and warranties binding upon the tenant under the Lease, with the same force and effect as if Assignee had executed the Lease originally as tenant.

                    6. Nothing contained herein shall be construed to modify, waive, impair or affect any of the covenants, agreements, terms, provisions or conditions contained in the Lease.

                    7. Assignee shall cause this instrument and a memorandum of the Lease to be recorded immediately at Assignee's expense in the Office of the City Register, Queens County, New York and also shall cause a copy of this instrument and such memorandum of the Lease, as recorded, to be transmitted to the General Counsel of Assignor.

                    8. This Agreement may not be changed, modified, discharged or terminated orally or in any other manner except by an agreement in writing signed by the parties hereto or their respective successors and permitted assigns.

                    9. All representations, warranties, grants, covenants, terms and provisions of this Agreement shall apply to, bind and inure to the benefit of the respective successors and, to the extent permitted under the Lease, the respective assigns, of Assignor, Assignee and Landlord.

                    10.  Landlord   hereby   consents  to   the   foregoing
          assignment of the Lease by Assignor to Assignee.

                    11. This Agreement is subject to the trust fund provisions of Section 13 of the Lien Law.


                    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                             NEW YORK CITY ECONOMIC
                                             DEVELOPMENT CORPORATION


                                             By: /s/ Carl Weisbrod
                                                 -------------------------------
                                                  Carl Weisbrod, President



                                             THE NEW YORK TIMES COMPANY

                                             By: /s/ Katharine P. Darrow
                                                 -------------------------------
                                             Name:   Katharine P. Darrow
                                             Title:  Senior Vice President

          THE CITY, BY SIGNING IN THE PLACE
          PROVIDED BELOW, CONSENTS TO THIS
          ASSIGNMENT, AS SET FORTH IN
          PARAGRAPH 10 HEREOF:


          THE CITY OF NEW YORK                    ATTEST: [SEAL]



          By: /s/ Barry F. Sullivan                      /s/
              ------------------------------     -------------------------
                                                        City Clerk


          APPROVED AS TO FORM:


          By:  /s/
              ------------------------------
                  Acting Corporation Counsel

          STATE OF NEW YORK   )
                                : ss.:
          COUNTY OF NEW YORK  )


               On this 17th day of December 1993, before me personally came Carl Weisbrod, who being by me duly sworn, did depose and say that he resides at 110 William Street, New York, NY 10038, that he is the President of NEW YORK CITY ECONOMIC DEVELOPMENT CORPORATION, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation; and that he signed his name thereto by like order.


                                             /s/ Concetta Miele
                                        ______________________________
                                                Notary Public




          STATE OF NEW YORK   )
                                : ss.:
          COUNTY OF NEW YORK  )


               On the 17th day of December, 1993, before me personally came Katharine P. Darrow to me known, who, being by me duly
          sworn,    did   depose   and   say   that   she/he   resides   at
          16 Garden Place, Brooklyn, NY;  that she/he is  the Senior
          Vice President of THE NEW YORK TIMES COMPANY, the corporation described in and which executed the foregoing instrument;
          that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal;
          that it was so affixed by order of the board of directors of said corporation; and that she/he signed her/his name thereto by like order.


                                                /s/ Beverly Sturr
                                        ___________________________________
                                                   NOTARY PUBLIC

          STATE OF NEW YORK   )
                                : ss.:
          COUNTY OF NEW YORK  )


               On this 17th day of December 1993, before me personally came Barry F. Sullivan, who being by me duly sworn, did depose and say that he resides at c/o City Hall, New York, New York, that he is the Deputy Mayor of THE CITY OF NEW YORK and the same person who executed the foregoing instrument; and that he acknowledged that he signed his name thereto on behalf of The City of New York and pursuant to the authority vested in him.


                                             /s/ Concetta Miele
                                        ______________________________
                                                 Notary Public



          STATE OF NEW YORK   )
                               : ss.:
          COUNTY OF NEW YORK  )


               On this 17th day of December 1993, before me personally came ________________________________________, to me known and known to me to be the City Clerk of The City of New York, the corporation described in and which executed the foregoing instrument, being by me duly sworn, did depose and say that she/he resides at 750 Kappock Street, Brooklyn, NY 10463; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed as provided by law; and that she/he signed her/his name thereto as City Clerk by like authority.


                                             /s/ Concetta Miele
                                        ______________________________
                                             Notary Public

                                     ATTACHMENT A
                                         LAND
                                         ----


          The land consists of the following property, described in the survey performed by Robert A. Haynes, dated August 28, 1990, as follows:


          BEGINNING at a point on the westerly side of Whitestone Expressway distant 1750 feet southerly from the corner formed by the intersection of the southerly side of 20th Avenue and the westerly side of Whitestone Expressway;

          Thence   southerly  along   the  westerly   side   of  Whitestone
          Expressway, 2,433.07 feet to a point of curvature;

          Thence along the arc of a curve having a radius of 25.00 feet and connecting the easterly side of Linden Place with the westerly side of Whitestone Expressway, a distance of 48.20 feet;

          Thence northerly along the easterly side of Linden Place, 395.44 feet;

          Thence easterly at right angles with the easterly side of Linden Place 235.94 feet;

          Thence northerly at right angles with the previous course 87.58 feet;

          Thence easterly along a course forming an interior angle of 93 degrees 05 minutes 30 seconds with the previous course, 335.95 feet;

          Thence northerly along a course forming an interior angle of 264 degrees 30 minutes 52 seconds with the previous course, 752.41 feet;

          Thence northerly along a course forming an interior angle of 129 degrees 24 minutes 22 seconds with the previous course, 1,118.19 feet;

          Thence easterly along a course forming an interior angle of 94 degrees 50 minutes 44 seconds with the previous course, 652.21 feet to the point or place of BEGINNING.

          The land is also identified by the following block and lot numbers:

               Block 4183 Lot p/o 1
               Block 4242 Lot p/o 1
               Block 4243 Lot p/o 1
               Block 4280 Lot p/o 1
               Block 4281 Lot p/o 1

               Block 4282 Lot 1
               Block 4283 Lot 1
               Block 4284 Lot 1
               Block 4306 Lots p/o 1 and 44
               Block 4307 Lots 1 and p/o 4
               Block 4308 Lot 1, Lot 36
               Block 4310 Lot 32
               Block 4336 Lots 35 and p/o 50
               Block 4337 Lots 62 and p/o 76
               Block 4339 Lot 46
               and demapped portions of 25th Avenue, 28th Avenue, 138th Street and 139th Street.

          The land has been assigned tentative tax block and lot numbers Block 4282, Lot 100, for future identification.






























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